CREDIT FACILITY AGREEMENT
DATED 29 SEPTEMBER 2021
€300,000,000 UNSECURED SUSTAINABILITY LINKED REVOLVING CREDIT FACILITY FOR U. S. STEEL KOŠICE, S.R.O.
GUARANTEED BY
FERROENERGY S.R.O.

ARRANGED BY
ING BANK N.V. acting through ING BANK N.V., POBOČKA ZAHRANIČNEJ BANKY
SLOVENSKÁ SPORITEĽŇA, A.S.
KOMERČNÍ BANKA, A.S. acting through KOMERČNÍ BANKA, A.S., POBOČKA ZAHRANIČNEJ BANKY
and
UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S. acting through UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S., POBOČKA ZAHRANIČNEJ BANKY
as Mandated Lead Arrangers

AND
ČESKOSLOVENSKÁ OBCHODNÁ BANKA, A.S.
CITIBANK EUROPE PLC acting through CITIBANK EUROPE PLC, POBOČKA ZAHRANIČNEJ BANKY as Lead Arrangers

WITH ING BANK N.V. as Bookrunner and Coordinator, Facility Agent, Documentation Agent and Sustainability Coordinator

Allen & Overy Bratislava, s.r.o.

CONTENTS
Clause    Page

Schedule

1. Original Lenders	102
2. Conditions precedent documents	103
3. Form of Request	105
4. Form of Compliance Certificate	106
5. Form of Transfer Certificate	107
6. Form of Legal opinion of legal adviser to the Company in respect of this Agreement	109
7. Form of English legal opinion	115
8. Form of Slovak legal opinion	118
9. Forms of Notifiable Debt Purchase Transaction Notice	125
Part 1 Form of Notice on Entering into Notifiable Debt Purchase Transaction	125
Part 2 Form of Notice on Termination of Notifiable Debt Purchase Transaction /
Notifiable Debt Purchase Transaction ceasing to be with Affiliate of Company	126
10. Form of Additional Commitment Request Notification	127
11. Form of Additional Commitment Request	128
12. ESG KPIs and SPTs	130
13. Form of Increase Confirmation	131

Signatories	133

THIS AGREEMENT is dated 29 September 2021 and made
BETWEEN:
(1)U. S. STEEL KOŠICE, S.R.O. (U. S. Steel Košice, s.r.o.), with its registered seat at Vstupný areál U. S. Steel, Košice 044 54, Slovak Republic, registered in the Commercial Register of District Court Košice I, insert No. 11711/V, section Sro, company identification number (IČO): 36 199 222 as borrower (the Company);
(2)FERROENERGY S.R.O. (Ferroenergy s.r.o.), with its registered seat at Vstupný areál U. S. Steel, Košice 044 54, Slovak Republic, registered in the Commercial Register of District Court Košice I, insert No. 40717/V, section Sro, company identification number (IČO): 50 720 937 as guarantor (the Guarantor);
(3)
(a)ING BANK N.V., with its registered seat at Bijlmerdreef 106, 1102CT Amsterdam, The Netherlands, a company limited by shares, registered in the Trade Register of Chamber of Commerce and Industry for Amsterdam under file No. 33031431 acting through its organisational unit ING BANK N.V., POBOČKA ZAHRANIČNEJ BANKY, Pribinova 10, Bratislava 811 09, Slovak Republic, company identification number (IČO): 30 844 754, registered in the Commercial Register of District Court Bratislava I, section Po, insert No. 130/B;
(b)SLOVENSKÁ SPORITEĽŇA, A.S., with its registered seat at Tomášikova 48, Bratislava 832 37, Slovak Republic, company identification number (IČO): 00 151 653, registered in the Commercial Register of District Court Bratislava I, section Sa, insert No. 601/B;
(c)KOMERČNÍ BANKA, A.S., with its registered seat at Na Příkopě 33/969, Prague 1, 114 07, Czech Republic, company identification number (IČO): 453 17 054, registered in the Commercial Register of City Court Prague, section B, insert No. 1360 acting through its organisation unit KOMERČNÍ BANKA, A.S., POBOČKA ZAHRANIČNEJ BANKY, with its registered seat at Hodžovo námestie 1A, Bratislava 811 06, Slovak Republic, company identification number (IČO): 47 231 564, registered in the Commercial Register of District Court Bratislava I, section Po, insert No. 1914/B; and
(d)UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S., with its registered seat at Želetavská 1525/1, Prague 4 – Michle 140 92, Czech Republic, company identification number (IČO): 649 48 242, registered in the Commercial Register of City Court Prague, section B, insert No. 3608 acting through its organisation unit UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S., POBOČKA ZAHRANIČNEJ BANKY, with its registered seat at Šancová 1/A, Bratislava 813 33, Slovak Republic, company identification number (IČO): 47 251 336, registered in the Commercial Register of District Court Bratislava I, section Po, insert No. 2310/B, as mandated lead arrangers (in this capacity the Mandated Lead Arrangers);
(4)
(a)ČESKOSLOVENSKÁ OBCHODNÁ BANKA, A.S., with its registered seat at Žižkova 11, Bratislava 811 02, Slovak Republic, company identification number (IČO): 36 854 140, registered in the Commercial Register of District Court Bratislava I, section Sa, insert No. 4314/B; and

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(b)CITIBANK EUROPE PLC, with its registered seat at North Wall Quay 1, Dublin 1, Ireland, registered in the Companies Registration Office under No. 132781 acting through its organisation unit CITIBANK EUROPE PLC, POBOČKA ZAHRANIČNEJ BANKY, with its registered seat at Dvořákovo nábrežie 8, Bratislava 811 02, Slovak Republic, company identification number (IČO): 36 861 260, registered in the Commercial Register of District Court Bratislava I, section Po, insert No. 1662/B, as lead arrangers (in this capacity the Lead Arrangers);
(5)ING BANK N.V., as bookrunner and coordinator (in this capacity the Bookrunner and Coordinator);
(6)THE FINANCIAL INSTITUTIONS listed in Schedule 1 (Original Lenders) as original lenders (the Original Lenders);
(7)ING BANK N.V., as the agent of the Finance Parties (the Facility Agent);
(8)ING BANK N.V., as the documentation agent of the Finance Parties (the Documentation Agent); and
(9)ING BANK N.V., as the sustainability coordinator of the Finance Parties (the Sustainability Coordinator).
IT IS AGREED as follows:
1.INTERPRETATION
1.1Definitions
In this Agreement:
Acceptable Bank means:
(a)a bank or financial institution which has a rating for its long-term unsecured and non credit-enhanced debt obligations of BBB+ or higher by Standard & Poor’s Rating Services or Fitch Ratings Ltd or BAA1 or higher by Moody’s Investors Service Limited or a comparable rating from an internationally recognised credit rating agency; or
(b)any other bank or financial institution approved by the Facility Agent.
Acceptance Period has the meaning given to it in Clause 2.2 (Additional Commitments).
Additional Commitment Lender means any Additional Lender or Existing Lender identified as such in an Additional Commitment Request.
Additional Commitment Request means a request substantially in the form set out in Schedule 11 (Form of Additional Commitment Request).
Additional Commitment Request Notification means a notification substantially in the form set out in Schedule 10 (Form of Additional Commitment Request Notification).
Additional Lender means any bank or financial institution or a trust, fund or other entity which is regularly engaged in or established for the purpose of making, purchasing or investing in loans, securities or other financial assets.

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Administrative Party means an Arranger, the Documentation Agent, the Sustainability Coordinator or the Facility Agent.
Affiliate means, in relation to any person, a Subsidiary or a Holding Company of that person or any other Subsidiary of that Holding Company.
Agency Insolvency Event in relation to an entity means that the entity:
(a)is dissolved (other than pursuant to a consolidation, amalgamation or merger);
(b)becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;
(c)makes a general assignment, arrangement or composition with or for the benefit of its creditors;
(d)institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;
(e)has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:
(i)results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or
(ii)is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;
(f)has a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger);
(g)seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);
(h)has a secured party take possession of all or substantially all its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;
(i)causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) to (h) above; or

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(j)takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.
Anti-Corruption Laws means, from time to time, all laws, rules, and regulations of any jurisdiction concerning or relating to bribery, money laundering or corruption, including the Bribery Act 2010, the United States Foreign Corrupt Practices Act of 1977 or other similar legislation in other jurisdictions.
Arranger means each of the Mandated Lead Arrangers, Lead Arrangers and the Bookrunner and Coordinator.
Assets means, in relation to any person, a present and future business, undertaking, properties, assets and revenues (including any uncalled capital) of that person.
Availability Period means the period from and including the date of this Agreement to and including the date falling one week prior to the Final Maturity Date.
Break Costs means the amount (if any) that a Lender is entitled to receive under Clause 24.3 (Break Costs).
Business Day means a day (other than a Saturday or a Sunday) on which banks are open for general business in:
(a)(in respect of a payment for the purposes of a utilisation under Clause 5 (Utilisation) or a repayment under Clause 6 (Repayment) or Clause 7 (Prepayment and cancellation)) Amsterdam, Bratislava and Prague;
(b)(in any other respect) Amsterdam and Bratislava,
and:
(i)if on that day a payment in or a purchase of a currency (other than euro) is to be made, the principal financial centre of the country of that currency; or
(ii)if on that day a payment in or a purchase of euro is to be made, which is also a TARGET Day.
Central Bank means the National Bank of Slovakia.
Centre of Main Interests means the “centre of main interests” of the Company or the Guarantor (as applicable) for the purposes of the Regulation (EU) 2015/848 of 20 May 2015 on insolvency proceedings (recast) (the Regulation) (as that term is used in Article 3(1) of the Regulation).
Code means the United States Internal Revenue Code of 1986.
Commitment means:
(a)for an Original Lender, the amount set opposite its name in Schedule 1 (Original Lenders) under the heading “Commitments” and the amount of any other Commitment it acquires; and
(b)for any other Lender, the amount of any Commitment it acquires, to the extent not cancelled, transferred or reduced under this Agreement.
Commitment Fee means the commitment fee payable under paragraph (a) of Clause 23.3 (Commitment fee).

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Compliance Certificate means a certificate, substantially in the form set out in Schedule 4 (Form of Compliance Certificate), with any amendments which the Facility Agent acting on the instructions of Majority Lenders and the Company may agree.
Confidential Information means all information relating to any Obligor, the Group, the Finance Documents or the Facility of which a Finance Party becomes aware in its capacity as, or for the purpose of becoming, a Finance Party or which is received by a Finance Party in relation to, or for the purpose of becoming a Finance Party under, the Finance Documents or the Facility from either:
(a)any member of the Group or any of its advisers; or
(b)another Finance Party, if the information was obtained by that Finance Party directly or indirectly from any member of the Group or any of its advisers, in whatever form, and includes information given orally and any document, electronic file or any other way of representing or recording information which contains or is derived or copied from such information but excludes information that:
(i)is or becomes public information other than as a direct or indirect result of any breach by that Finance Party of Clause 29 (Disclosure of information); or
(ii)is identified in writing at the time of delivery as non-confidential by any member of the Group or any of its advisers; or
(iii)is known by that Finance Party before the date the information is disclosed to it in accordance with paragraphs (a) or (b) of this definition or is lawfully obtained by that Finance Party after that date, from a source which is, as far as that Finance Party is aware, unconnected with the Group and which, in either case, as far as that Finance Party is aware, has not been obtained in breach of, and is not otherwise subject to, any obligation of confidentiality; and
(iv)is a Funding Rate or a Reference Bank Quotation.
Confidentiality Undertaking means a confidentiality undertaking substantially in the then current recommended form of the Loan Market Association or in any other form agreed between the Company and the Facility Agent.
Debt Purchase Transaction means, in relation to a person, a transaction where such person:
(a)purchases by way of assignment or transfer;
(b)enters into any sub-participation in respect of; or
(c)enters into any other agreement or arrangement having an economic effect substantially similar to a sub-participation in respect of, any Commitment or amount outstanding under this Agreement.
Default means:
(a)an Event of Default; or
(b)an event or circumstance which, with the giving of notice, lapse of time or fulfilment of any other applicable condition (or any combination of the foregoing) set out in Clause 20 (Default), would constitute an Event of Default.

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Defaulting Lender means any Lender:
(a)that has failed to make its participation in a Loan available within five Business Days from the Utilisation Date of that Loan or has notified the Facility Agent that it will not make its participation in a Loan available by the Utilisation Date of that Loan, in accordance with Clause 5.3 (Advance of Loan); or
(b)that has been is adjudged bankrupt or insolvent pursuant to a final non-appealable order, unless, in case of paragraph (a) of this definition:
(i)the Lender’s failure to pay is caused by a Disruption Event and the respective payment is made within 10 Business Days of its due date; or
(ii)the Lender is disputing in good faith whether it is legally obliged to make the payment in question.
Disruption Event means either or both of:
(a)a material disruption to those payment or communications systems or to those financial markets which are, in each case, required to operate in order for payments to be made in connection with the Facility (or otherwise in order for the transactions contemplated by the Finance Documents to be carried out) which disruption is not caused by, and is beyond the control of, any of the Parties; or
(b)the occurrence of any other event which results in a disruption (of a technical or systems-related nature) to the treasury or payments operations of a Party preventing that Party, or any other Party:
(i)from performing its payment obligations under the Finance Documents; or
(ii)from communicating with other Parties in accordance with the terms of the Finance Documents, and which (in either such case) is not caused by, and is beyond the control of, the Party whose operations are disrupted.
Downgraded Lender means a Lender:
(a)that:
(i)is rated by any of Moody’s Investors Service Limited, Standard & Poor’s Rating Services, Fitch Ratings Limited or any other internationally recognised rating agency; and
(ii)does not have or ceases to have a rating of at least Baa3 (or equivalent), if rated by Moody’s Investors Service Limited, BBB- (or equivalent), if rated by Standard & Poor’s Rating Services, BBB- (or equivalent), if rated by Fitch Ratings Limited or investment grade rating, if rated by another internationally recognised rating agency.
For the avoidance of doubt, if a Lender is not rated by any agency specified in paragraph (a)(i) of this definition, it shall not be considered a Downgraded Lender pursuant to this paragraph (a) until it receives a rating non-compliant with paragraph (a)(ii) of this definition or later its rating becomes non-compliant with paragraph (a)(ii) of this definition; or

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(b)is a Subsidiary of an entity, which is subject to bankruptcy, insolvency or similar proceedings.
Eligible Institution means any Lender or other bank, financial institution, trust, fund or other entity selected by the Company and which, in each case, is not an Affiliate of U. S. Steel.
ERISA means the United States Employee Retirement Income Security Act of 1974, to which the following definitions apply:
(a)ERISA Affiliate means any person treated as a single employer with the Company for the purpose of section 414 of the Code.
(b)Plan means an employee benefit plan as defined in section 3(3) of ERISA:
(i)maintained by the Company or any ERISA Affiliate; or
(ii)pursuant to which the Company or any ERISA Affiliate is required to make any payment or contribution.
(c)Reportable Event means:
(i)an event specified as such in section 4043 of ERISA or any related regulation, other than an event in relation to which the requirement to give notice of that event is waived by any regulation; or
(ii)a failure to meet the minimum funding standard under section 412 or 430 of the Code or section 302 of ERISA, whether or not there has been any waiver of notice or waiver of the minimum funding standard under section 412 of the Code.
ESG KPI Annual Report means an annual report prepared by U. S. Steel that sets forth the calculations with respect to the ESG KPI Requirements during the period covered by the report, which shall include:
(a)findings as to whether U. S. Steel and its Subsidiaries on a consolidated basis met each of the ESG KPI Requirements;
(b)the basis for such findings (which basis may, for the avoidance of doubt, be the findings of the ESG KPI Requirements Assurance Provider); and
(c)the applicable ESG KPI Commitment Fee Adjustment and ESG KPI Margin Adjustment for the period commencing August 1 of the fiscal year following the fiscal year covered by such ESG KPI Annual Report.
ESG KPI Commitment Fee Adjustment has the meaning given to it in paragraph (c) of Clause 23.3 (Commitment fee).
ESG KPI Margin Adjustment has the meaning given in the definition of Margin.
ESG KPI Requirement means each of the requirements set out in Schedule 12 (ESG KPIs and SPTs).
ESG KPI Requirements Assurance Provider means any assurance provider (or replacement thereof) as designated from time to time by the Company by written notice to the Facility Agent, provided that any such assurance provider (or replacement thereof) shall be (a) of recognised national standing or (b) otherwise acceptable to the Facility Agent (acting reasonably).

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ESG KPI Requirements Certificate has the meaning given to it in Clause 17.3 (ESG KPI Requirements Certificate).
Establishment means any place of operations where the Company or the Guarantor (as applicable) carries on non-transitory economic activity with human means and goods, for the purposes of the Regulation.
EURIBOR means, in relation to any Loan in euro:
(a)the applicable Screen Rate as of the Specified Time on the Rate Fixing Day for euro and for a period equal in length to the Term of that Loan; or
(b)as otherwise determined pursuant to Clause 10.1 (Unavailability of Screen Rate), and if, in either case, that rate is below zero, EURIBOR will be deemed to be zero.
euro or EUR or € means the single currency of the Participating Member States.
Event of Default means an event specified as such in Clause 20 (Default).
Existing Facility means the credit facility made available under the Existing Facility Agreement.
Existing Facility Agreement means the EUR460,000,000 multicurrency revolving credit facility dated 26 September 2018, as amended and entered into between (inter alia) the Company as borrower and Commerzbank Finance & Covered Bond S.A. as facility agent.
Existing Lender has the meaning given to it in Clause 27.2 (Assignments and transfers by Lenders).
Facility means the credit facility made available under this Agreement.
Facility Office means the office(s) notified by a Lender to the Facility Agent:
(a)on or before the date it becomes a Lender; or
(b)by not less than five Business Days’ notice,
as the office(s) through which it will perform its obligations under this Agreement.
FATCA means:
(a)sections 1471 to 1474 of the Code or any associated regulations;
(b)any treaty, law or regulation enacted in any other jurisdiction, or relating to an intergovernmental agreement between the US and any other jurisdiction, which (in either case) facilitates the implementation of any law or regulation referred to in paragraph (a) of this definition; or
(c)any agreement pursuant to the implementation of any treaty, law or regulation referred to in paragraphs (a) or (b) of this definition with the US Internal Revenue Service, the US government or any governmental or taxation authority in any other jurisdiction.
FATCA Application Date means:

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(a)in relation to a “withholdable payment” described in section 1473(1)(A)(i) of the Code (which relates to payments of interest and certain other payments from sources within the US), 1 July 2014; or
(b)in relation to a “passthru payment” described in section 1471(d)(7) of the Code not falling within paragraph (a) above, the first date from which such payment may become subject to a deduction or withholding required by FATCA.
FATCA Deduction means a deduction or withholding from a payment under a Finance Document required by FATCA.
FATCA Event has the meaning given to it in Clause 7.8 (Mandatory repayment and cancellation of FATCA Protected Lenders).
FATCA Exempt Party means a Party that is entitled to receive payments free from any FATCA Deduction.
FATCA Protected Lender means any Lender irrevocably designated as a “FATCA Protected Lender” by the Company by notice to that Lender and the Facility Agent at least six months prior to the earliest FATCA Application Date for a payment by a Party to that Lender (or to the Facility Agent for the account of that Lender).
Fee Letter means any letter entered into by reference to this Agreement between one or more Administrative Parties and the Company setting out the amount of certain fees referred to in this Agreement.
Final Maturity Date means the fifth anniversary of the date of this Agreement.
Finance Document means:
(a)this Agreement;
(b)a Fee Letter;
(c)a Transfer Certificate;
(d)an Increase Confirmation;
(e)an Additional Commitment Request; or
(f)any other document designated as such by the Facility Agent and the Company.
Finance Party means a Lender or an Administrative Party.
Financial Indebtedness means, without duplication, Indebtedness (whether being principal, premium, interest or other amounts) for or in respect of:
(a)money borrowed;
(b)liabilities under or in respect of any acceptance or acceptance credit;
(c)any notes, bonds, debentures, debenture stock, loan stock or other debt securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part for a consideration other than cash;

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(d)receivables sold or discounted (other than any receivables to the extent they are sold on a non-recourse basis);
(e)any interest rate and/or currency swap, forward foreign exchange transaction, financial or commodity futures transaction, commodity swap or other derivative transaction (and, when calculating the value of any of the foregoing transactions, only the net amount of the marked to market value shall be taken into account, to the extent such netting is permitted);
(f)liabilities pursuant to any lease which are capitalised in accordance with US GAAP (other than operating lease obligations);
(g)any other transaction (including any forward sale or purchase agreement) having the commercial effect of a borrowing; or
(h)liabilities under any guarantee, indemnity or other assurance against financial loss given in relation to any of the foregoing.
Fixed Assets means, in relation to the Group, those assets treated as fixed assets (e.g. property, plant and equipment) for the purposes of the Latest Accounts.
Funding Rate means any individual rate notified by a Lender to the Facility Agent pursuant to paragraph (a)(ii) of Clause 10.4 (Cost of funds).
Group means the Company and its Subsidiaries.
Holding Company of any other person, means an entity in respect of which that other person is a Subsidiary.
IFRS means international accounting standards within the meaning of the International Accounting Standards Regulation (EC) No 1606/2002, as amended by Regulation 297/2008, as may be amended or replaced from time to time, to the extent applicable to the relevant financial statements.
Impaired Agent means the Facility Agent at any time when:
(a)it has failed to make (or has notified a party that it will not make) a payment required to be made by it under the Finance Documents by the due date for payment;
(b)the Facility Agent otherwise rescinds or repudiates a Finance Document;
(c)(if the Facility Agent is also a Lender) it is a Defaulting Lender under paragraph (a) or (b) of the definition of “Defaulting Lender”; or
(d)an Insolvency Event has occurred and is continuing with respect to the Facility Agent;
unless, in the case of paragraph (a) above:
(i)its failure to pay is caused by:
(A)administrative or technical error; or
(B)a Disruption Event; and
payment is made within five Business Days of its due date; or

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(ii)the Facility Agent is disputing in good faith whether it is contractually obliged to make the payment in question.
Increase Confirmation means a confirmation substantially in the form set out in Schedule 13 (Form of Increase Confirmation).
Increased Cost means:
(a)an additional or increased cost;
(b)a reduction in the rate of return from the Facility or on a Finance Party’s (or its Holding Company’s) overall capital; or
(c)a reduction of an amount due and payable under any Finance Document, that is incurred or suffered by a Finance Party or its Holding Company but only to the extent attributable to that Finance Party having entered into any Finance Document or funding or performing its obligations under any Finance Document.
Indebtedness means any obligation for the payment or repayment of money in whatever currency denominated, whether as principal or as surety and whether present or future, actual, deferred or contingent.
Insolvency Event means any of the following events:
(a)declaration of bankruptcy (vyhlásenie konkurzu) with respect to the assets of the Company in the Republic;
(b)opening of the restructuring (povolenie reštrukturalizácie) of the Company in the Republic; or
(c)commencement of any insolvency or enforcement procedure against the Company in any other jurisdiction, with a purpose analogous to the purpose of any of the procedures specified in paragraphs (a) and (b) of this definition.
Insolvency Related Party means, with respect to any person, a related party (spriaznená osoba) of that person as defined in section 9 of the Slovak Bankruptcy Act.
Interest Payment Date has the meaning given to it in Clause 8.2 (Payment of interest).
Interpolated Screen Rate means, in relation to EURIBOR for any Loan, the rate (rounded to the same number of decimal places as the two relevant Screen Rates) which results from interpolating on a linear basis between:
(a)the most recent applicable Screen Rate for the longest period (for which that Screen Rate is available) which is less than the Term of that Loan, provided that if any such rate is below zero, then the applicable Screen Rate will be deemed to be zero; and
(b)the most recent applicable Screen Rate for the shortest period (for which that Screen Rate is available) which exceeds the Term of that Loan, provided that if any such rate is below zero, then the applicable Screen Rate will be deemed to be zero, each as of the Specified Time on the Rate Fixing Day.

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Latest Accounts means the audited consolidated financial statements of the Group last delivered to the Facility Agent under paragraph (a) of Clause 17.2 (Financial Information).
Legal Reservations means any matters which are set out as qualifications or reservations as to matters of law of general application in the legal opinions provided to the Finance Parties pursuant to Schedule 6 (Form of Legal opinion of legal adviser to the Company in respect of this Agreement), Schedule 7 (Form of English legal opinion) or Schedule 8 (Form of Slovak legal opinion).
Lender means:
(a)an Original Lender;
(b)an Additional Lender that becomes a Lender after the date of this Agreement in accordance with Clause 2.2 (Additional Commitments); or
(c)any person that becomes a Lender after the date of this Agreement in accordance with Clause 27.2 (Assignments and transfers by Lenders).
Loan means, unless otherwise stated in this Agreement, the principal amount of each borrowing under this Agreement or the principal amount outstanding of that borrowing.
Majority Lenders means, at any time, Lenders:
(a)whose participation in the outstanding Loans and whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the aggregate of all the outstanding Loans and the undrawn Commitments of all the Lenders;
(b)if there is no Loan then outstanding, whose undrawn Commitments then aggregate 66 2/3 per cent. or more of the Total Commitments; or
(c)if there is no Loan then outstanding and the Total Commitments have been reduced to zero, whose Commitments aggregated 66 2/3 per cent. or more of the Total Commitments immediately before the reduction;
as adjusted by paragraph (e) of Clause 21.8 (Instructions), if applicable.
Margin means 2.35 per cent. per annum, but if:
(a)no Default has occurred and is continuing;
(b)the Net Debt to EBITDA ratio in respect of the most recently completed Measurement Period is within a range set out below, then the Margin for each Loan will be the percentage per annum set out below opposite that range:

Net Debt to EBITDA	Margin % p.a.
Greater than 2.50:1	2.35
Equal to or less than 2.50:1	2.00
However:
(i)

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(A)any increase or decrease in the Margin for a Loan shall take effect on the date which is five Business Days after receipt by the Facility Agent of the Compliance Certificate for that Measurement Period pursuant to Clause 17.4 (Compliance Certificate);
(B)if, following receipt by the Facility Agent of the Compliance Certificate, that Compliance Certificate does not confirm the basis for a reduced Margin, then paragraph (b) of Clause 8.2 (Payment of interest) shall apply and the Margin for that Loan shall be the percentage per annum determined using the table above and the revised ratio of Net Debt to EBITDA calculated using the figures in that Compliance Certificate; and
(C)while an Event of Default is continuing, the Margin for each Loan shall be the highest percentage per annum set out above for a Loan, and for the purpose of determining the Margin, Net Debt to EBITDA and Measurement Period shall be determined in accordance with Clause 18.1 (Financial definitions); and
(ii)notwithstanding the foregoing, effective as of 1 August in each fiscal year (commencing 1 August 2022), the Margin shall be adjusted on the date which is five Business Days after receipt by the Facility Agent of the ESG KPI Requirements Certificate by the increase or decrease (in each case, if any) that is the net effect of:
(A)a decrease of 0.025% per annum per each ESG KPI Requirement that is satisfied with respect to the immediately preceding fiscal year; and/or
(B)an increase of 0.025% per annum per each ESG KPI Requirement that is not satisfied with respect to the immediately preceding fiscal year
(the ESG KPI Margin Adjustment).
For the avoidance of doubt, any adjustment to the Margin by reason of meeting one or several ESG KPI Requirements in any fiscal year shall not be cumulative year-over-year, and each applicable ESG KPI Margin Adjustment shall only apply until the date on which the next ESG KPI Margin Adjustment is scheduled to occur.
Margin Regulations means Regulations U and X issued by the Board of Governors of the United States Federal Reserve System.
Margin Stock has the meaning given to it in the Margin Regulations.
Maturity Date means the last day of the Term of a Loan.
Notifiable Debt Purchase Transaction has the meaning given to that term in paragraph (b) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Affiliates of the Company).
Obligor means the Company or the Guarantor.
Obligors’ Agent means the Company, appointed to act on behalf of the Guarantor in relation to the Finance Documents pursuant to Clause 2.5 (Obligors’ Agent).
Participating Member State means a member state of the European Union that has the euro as its lawful currency under the legislation of the European Union relating to Economic and Monetary Union.

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Party means a party to this Agreement.
Permitted Disposal means any of the following:
(a)disposal of Assets in the ordinary course of trading at arms’ length;
(b)disposal on normal commercial terms of obsolete Assets or Assets no longer used or useful in the Company’s or the Guarantor’s business;
(c)payment of cash as consideration for the acquisition of any Asset on normal commercial terms;
(d)temporary application of funds not immediately required in the Company’s or the Guarantor’s business for the purchase of investments or the realisation of such investments;
(e)exchange of Assets for other assets of a similar nature and value, or the sale of Assets on normal commercial terms for cash that is payable in full on completion of the sale and is to be, and is, applied toward the purchase of similar Assets within six months;
(f)disposal of Assets located outside the Republic; and
(g)any disposal approved in writing by the Majority Lenders.
Permitted Merger means any of the following:
(a)a merger of any Subsidiary of the Company into the Company or the Guarantor, such that the Company or the Guarantor (as applicable) acquires all the assets and liabilities of such Subsidiary and the Company or the Guarantor (as applicable) is the surviving legal entity, provided the Company’s or the Guarantor’s (as applicable) post-merger consolidated net worth equals or exceeds the immediately preceding pre-merger consolidated net worth of the Company or the Guarantor (as applicable) and that Subsidiary as determined on the basis of accounting principles and practices consistent with the preparation of the Latest Accounts;
(b)a merger of any Subsidiary of U. S. Steel into the Company or the Guarantor, such that the Company or the Guarantor (as applicable) acquires all the assets and liabilities of such Subsidiary and the Company or the Guarantor (as applicable) is the surviving legal entity, provided the Company’s or the Guarantor’s (as applicable) post-merger consolidated net worth equals or exceeds the immediately preceding pre-merger consolidated net worth of the Company or the Guarantor (as applicable) and that Subsidiary as determined on the basis of accounting principles and practices consistent with the preparation of the Latest Accounts; and
(c)any merger or corporate restructuring approved in advance in writing by the Majority Lenders.
Permitted Security Interest means any of the following:
(a)any Security Interest existing on the date of this Agreement and disclosed to the Facility Agent in writing on or before the date of this Agreement;
(b)the assumption of any Security Interest previously existing on (i) an acquired asset or (ii) any asset of any person when such person is acquired by the Company or any of its Subsidiaries, provided in each case that the Indebtedness secured by such Security Interest does not exceed the fair market value of that asset as at the date of that acquisition;

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(c)any easement, right-of-way, minor defect or irregularity in title or other similar encumbrance on real property that, in each case, has no material adverse effect on the then current use or value of such real property or on the then current conduct of the business of any member of the Group;
(d)any unexercised lien for tax not being delinquent or contested in good faith by appropriate proceedings and for which reserves, adequate under US GAAP, are being maintained;
(e)any Security Interest on equipment of the Company or the Guarantor in each case arising solely under lease of such equipment that, in accordance with US GAAP, are required to be capitalised, provided that any such Security Interest extends to no other property and secures no other Indebtedness and the Indebtedness secured by any such Security Interest does not exceed the fair market value of such equipment;
(f)any purchase money Security Interest on equipment acquired by the Company or the Guarantor, in each case after the date of this Agreement incurred simultaneously with or within 180 days after the completion of installation thereof solely to secure payment of all or part of the purchase price thereof provided that each such Security Interest secures no other Indebtedness and extends to no other property and the Indebtedness secured by any such Security Interest does not exceed the fair market value of such equipment;
(g)any lien arising solely by operation of law (or by an agreement evidencing the same) in the ordinary course of Company’s or the Guarantor’s business, in each case in respect of Indebtedness that either: (i) has been due for less than 90 days; or (ii) is being contested in good faith by appropriate means and for which reserves, adequate under US GAAP, are being maintained;
(h)any Security Interest arising out of title retention provisions in a supplier’s standard conditions of supply of goods acquired by Company or the Guarantor, in each case in the ordinary course of its business;
(i)any Security Interest approved in advance in writing by the Majority Lenders;
(j)any lien in favour of a financial institution arising from a documentary letter of credit in the ordinary course of business;
(k)renewal of or substitution for any Security Interest permitted under any preceding paragraph; and
(l)any Security Interest arising in the ordinary course of business in connection with: (i) the performance of a bid, trade contract, (to the extent not covered by paragraph (b) of this definition), lease (to the extent that lease constitutes a finance lease and not an operating lease), statutory obligations, surety and appeal bond, performance bond and other obligations of a like nature; (ii) a deposit account; and (iii) a deposit made in the ordinary course of business for the purposes of cash collateralising a letter of credit, provided that the aggregate book value of Assets subject to the Security Interests described in this paragraph (l) does not at any time exceed euro 50,000,000 or its equivalent; provided, however, the maximum amount under this paragraph (l) does not apply to cash deposits that are subject to any bank’s general right of set-off but does apply in situations where a specific security agreement exists, including any specific Security Interest that entitles any secured creditor to separately satisfy its claim under the Slovak Bankruptcy Act or any analogous right in any jurisdiction arising in bankruptcy or insolvency.
Pro Rata Share means:

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(a)for the purpose of determining a Lender’s participation in a utilisation of the Facility, the proportion which its Commitment bears to the Total Commitments; and
(b)for any other purpose on a particular date:
(i)the proportion which a Lender’s participation of the Loans (if any) bears to all the Loans;
(ii)if there is no Loan outstanding on that date, the proportion which its Commitment bears to the Total Commitments on that date; or
(iii)if the Total Commitments have been cancelled, the proportion which its Commitment bore to the Total Commitments immediately before being cancelled.
Qualified Related-Party Receivable means a receivable which:
(a)in case of the bankruptcy (konkurz) in the Republic in respect of the assets of an Obligor would be satisfied in the same manner as subordinated receivables owed by that Obligor to its subordinated creditors (i.e. receivables in respect of which a subordination undertaking (záväzok podriadenosti) under section 408a of Slovak Act 513/1991 Coll. the Commercial Code was made); or
(b)in case of the restructuring (reštrukuralizácia) in the Republic relating to the assets of an Obligor, could not be satisfied in the same or better manner than any other unsubordinated receivable owed by that Obligor to its unrelated creditors registered in the restructuring plan (reštrukturalizačný plán) of that Obligor.
Rate Fixing Day means in relation to any period for which an interest rate is to be determined the second TARGET Day before the first day of a Term for a Loan unless market practice differs in the Relevant Market for that currency, in which case the Rate Fixing Day for that currency will be determined by the Facility Agent in accordance with market practice in the Relevant Market and if quotations would normally be given on more than one day, the Rate Fixing Day will be the last of those days.
Reference Bank Quotation means any quotation supplied to the Facility Agent by a Reference Bank.
Reference Bank Rate means the arithmetic mean of the rates (rounded upwards to four decimal places) as supplied to the Facility Agent at its request by the Reference Banks:
(a)(other than where paragraph (b) of this definition applies) as the rate at which the relevant Reference Bank believes one prime bank is quoting to another prime bank for interbank term deposits in euro within the Participating Member States for the relevant period; or
(b)if different, as the rate (if any and applied to the relevant Reference Bank and the relevant period) which contributors to the applicable Screen Rate are asked to submit to the relevant administrator.
Reference Banks means ING Bank N.V., Československá obchodná banka, a.s. and UniCredit Bank Czech Republic and Slovakia, a.s., pobočka zahraničnej banky and any other bank or financial institution appointed as such by the Facility Agent in consultation with the Company and which accepts such appointment.
Relevant Market means the European interbank market.

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Related Fund in relation to a fund (the first fund), means:
(a)a fund which is managed or advised by the same investment manager or investment adviser as the first fund; or
(b)if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.
Relevant Tax means any Tax imposed or levied by the Republic (or any political subdivision or taxing authority of the Republic) or by any other jurisdiction from or through which any payment is made by the Company under the Finance Document, but excludes any Tax imposed by the Republic which is so imposed as a direct consequence of the relevant Finance Party maintaining a permanent establishment in the Republic and of that establishment being directly involved in any Loan.
Repeating Representations means the representations and warranties that are then made or deemed to be repeated under Clause 16.26 (Times for making representations and warranties).
Representative means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian.
Republic means the Slovak Republic.
Request means a request for a Loan, substantially in the form of Schedule 3 (Form of Request).
Restricted Lender has the meaning given to it in Clause 16.25 (Anti-Corruption Laws and Sanctions).
Rollover Loan means one or more Loans:
(a)to be made on the same day that a maturing Loan is due to be repaid;
(b)the aggregate amount of which is equal to or less than the amount of the maturing Loan;
(c)in the same currency as the maturing Loan; and
(d)to be made for the purpose of refinancing a maturing Loan.
Sanctioned Person means, at any time:
(a)any person listed in any Sanctions-related list of designated persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, Her Majesty’s Treasury of the United Kingdom, the European Union, the United Kingdom or any member state of the European Union;
(b)any person operating, organized or resident in a country being subject to Sanctions; or
(c)any person owned or controlled by any such person or persons described in paragraphs (a) or (b) of this definition.
Sanctions means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any member state of the European Union or Her Majesty’s Treasury of the United Kingdom.

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Screen Rate means in relation to EURIBOR, the euro interbank offered rate administered by the European Money Markets Institute (or any other person which takes over the administration of that rate) for the relevant period displayed (before any correction, recalculation or republication by the administrator) on page EURIBOR01 of the Thomson Reuters screen (or any replacement Thomson Reuters page which displays that rate) or on the appropriate page of such other information service which publishes that rate from time to time in place of Thomson Reuters. If such page or service ceases to be available, the Facility Agent may specify another page or service displaying the relevant rate after consultation with the Company.
Security Interest means any mortgage, pledge, lien, charge (including a floating charge), assignment (whether conditional or otherwise), hypothecation or security interest or any other agreement or arrangement having the effect of conferring security, or any other arrangement having a similar economic effect including total transfer, ‘flawed asset’, sale and repurchase, buyback or conditional transfer arrangements.
Slovak Banking Act means the Slovak Act No. 483/2001 Coll., as amended.
Slovak Bankruptcy Act means the Slovak Act No. 7/2005 Coll., as amended.
Slovak Commercial Code means the Slovak Act No. 513/1991 Coll., as amended.
Slovak Finance Party means a Finance Party which is a bank or a branch of a foreign bank incorporated in the Republic.
Slovak Public Sector Partners Act means Slovak Act No. 315/2016 Coll. on the registry of public sector partners, as amended.
Specified Lender means a Defaulting Lender or a Downgraded Lender.
Specified Time means 11.00 a.m.
Subsidiary means an entity of which a person has direct or indirect control or owns directly or indirectly more than 50 per cent. of the voting capital or similar right of ownership and control for this purpose means the power to direct the management and the policies of the entity whether through the ownership of voting capital, by contract or otherwise.
TARGET2 means the Trans-European Automated Real-time Gross Settlement Express Transfer payment system which utilises a single shared platform and which was launched on 19 November 2007.
TARGET Day means any day on which TARGET2 is open for the settlement of payments in euro.
Tax means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any related penalty or interest).
Tax Deduction means a deduction or withholding for or on account of any Tax from a payment under a Finance Document, other than a FATCA Deduction.
Tax Payment means a payment made by the Company to a Finance Party in any way relating to a Tax Deduction or under any indemnity given by the Company in respect of any Tax under any Finance Document.
Term means each period determined under this Agreement by reference to which interest on a Loan is calculated.

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Total Commitments means the aggregate of the Commitments of all the Lenders.
Transfer Certificate means a certificate, substantially in the form of Schedule 5 (Form of Transfer Certificate), with such amendments as the Facility Agent may approve or reasonably require or any other form agreed between the Facility Agent and the Company.
US GAAP means the generally accepted accounting principles and practices in the United States of America in effect from time to time.
U. S. Steel means United States Steel Corporation, currently a corporation organized under the laws of the State of Delaware, U.S.A., Delaware registration number 3396733.
Utilisation Date means each date on which the Facility is utilised.
1.2Construction
(a)In this Agreement, unless the contrary intention appears, a reference to:
(i)an amendment includes a supplement, novation, restatement or re-enactment and amended will be construed accordingly;
(ii)assets means assets as defined in the Latest Accounts;
(iii)an authorisation includes an authorisation, consent, approval, resolution, licence, exemption, filing, registration or notarisation;
(iv)disposal means a sale, transfer, grant, lease or other disposal, whether voluntary or involuntary, and dispose will be construed accordingly;
(v)the words include or including shall be deemed to be followed by without limitation or but not limited to whether or not they are followed by such phrases or words of like import;
(vi)know your customer requirements are the “know your customer” or similar identification procedures that a Finance Party is obliged to undertake in order to meet its obligations under any applicable law or regulation including, in relation to a Slovak Finance Party, for performance of care by a Slovak Finance Party as an obliged person (vykonanie starostlivosti ako povinnou osobou) according to section 10 of the Slovak Act No. 297/2008 Coll., as amended, including any documentation or other evidence which is reasonably requested by a Slovak Finance Party (whether for itself, on behalf of any prospective new Lender) to establish whether it has a “special relationship” (osobitný vzťah) with the Company (as defined in the Slovak Banking Act);
(vii)a person includes any individual, company, corporation, unincorporated association or body (including a partnership, trust, joint venture or consortium), government, state, agency, organisation or other entity whether or not having separate legal personality;
(viii)a group of Lenders includes all the Lenders;
(ix)a regulation includes any regulation, rule, official directive, request or guideline (whether or not having the force of law but, if not having the force of law, being of a type with which any person to which it applies is accustomed to comply) of any

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governmental, inter-governmental or supranational body, agency, department or regulatory, self-regulatory or other authority or organisation;
(x)a currency is a reference to the lawful currency for the time being of the relevant country;
(xi)a Default being continuing means that it has not been remedied or waived;
(xii)a provision of law is a reference to that provision as extended, applied, amended or re-enacted and includes any subordinate legislation;
(xiii)a Clause or a Schedule is a reference to a clause of, or a schedule to, this Agreement;
(xiv)a Party or any other person includes its successors in title, permitted assigns and permitted transferees;
(xv)a Finance Document or another document is a reference to that Finance Document or other document as amended;
(xvi)the word “will” shall be construed to have the same meaning and effect as the word “shall”; and
(xvii)a time of day is a reference to Central European time (i.e. CET or CEST, as applicable in the given time of the year).
(b)The determination of the extent to which a rate is for a period equal in length to a Term shall disregard any inconsistency arising from the last day of that Term being determined pursuant to the terms of this Agreement.
(c)Unless the contrary intention appears, a reference to a month is a reference to a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month or the calendar month in which it is to end, except that:
(i)if the numerically corresponding day is not a Business Day, the period will end on the next Business Day in that month (if there is one) or the preceding Business Day (if there is not);
(ii)if there is no numerically corresponding day in that month, that period will end on the last Business Day in that month; and
(iii)notwithstanding paragraph (c)(i) above, a period which commences on the last Business Day of a month will end on the last Business Day in the next month or the calendar month in which it is to end, as appropriate.
(d)Unless a contrary intention appears:
(i)a reference to a Party will not include that Party if it has ceased to be a Party under this Agreement;
(ii)a word or expression used in any other Finance Document or in any notice given in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement;
(iii)if there is an inconsistency between this Agreement and any other Finance Document, this Agreement will prevail;

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(iv)any non-payment obligations of the Company under the Finance Documents remain in force for so long as any payment obligation of the Company is or may be outstanding under the Finance Documents; and
(v)an accounting term used in this Agreement is to be construed in accordance with US GAAP.
(e)The headings in this Agreement do not affect its interpretation.
1.3Third party rights
(a)Unless expressly provided to the contrary in a Finance Document a person who is not a Party has no right under the Contracts (Rights of Third Parties) Act 1999 (the Third Parties Act) to enforce or to enjoy the benefit of any term of this Agreement.
(b)Subject to Clause 26.3 (Other exceptions) but otherwise notwithstanding any term of any Finance Document, no consent of any third party is required for any amendment (including any release or compromise of any liability) or termination of any Finance Document.
1.4Slovak terms
In this Agreement and any other Finance Document (except if expressly stipulated otherwise in the relevant Finance Document), a reference to:
(a)a novation governed by Slovak law includes privatívna novácia and kumulatívna novácia;
(b)a Security Interest governed by Slovak law includes záložné právo, zádržné právo, zabezpečovací prevod práva and zabezpečovacie postúpenie pohľadávky;
(c)a bankruptcy, insolvency or administration in the Republic includes konkurzné konanie, konkurz, reštrukturalizačné konanie, reštrukturalizácia and nútená správa;
(d)being bankrupt or insolvent in the Republic includes being v úpadku, predlžený, platobne neschopný, v konkurze, v reštrukturalizácii and v nútenej správe;
(e)an expropriation, attachment, sequestration, distress, execution or analogous process in the Republic includes vyvlastnenie, exekúcia and výkon rozhodnutia;
(f)winding up, administration or dissolution in the Republic includes likvidácia, zrušenie s likvidáciou, zrušenie bez likvidácie bez právneho nástupcu, konkurzné konanie, konkurz, reštrukturalizačné konanie, reštrukturalizácia and nútená správa;
(g)a receiver, trustee, administrator, administrative receiver, compulsory manager or similar officer in the Republic includes likvidátor, konkurzný správca (including predbežný správca), reštrukturalizačný správca, nútený správca and súdny exekútor;
(h)a moratorium in the Republic includes reštrukturalizačné konanie, reštrukturalizácia and dočasná ochrana; and
(i)constitutional documents of a company established in the Republic include spoločenská zmluva, zakladateľská listina, zakladateľská zmluva, zriaďovacia listina, štatút and stanovy.

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2.FACILITY
2.1Facility
Subject to the terms of this Agreement, the Lenders make available to the Company a revolving credit facility in an aggregate amount equal to the Total Commitments.
2.2Additional Commitments
(a)Subject to the other provisions of this Clause 2.2, the Company may, at any time, request an increase in the amount of the Total Commitment (an Additional Commitment) in a euro amount of EUR10,000,000 (or greater amounts which are equal to the aggregate of EUR10,000,000 as increased by increments of EUR5,000,000 or EUR10,000,000) which, when aggregated with any amount of any previous increase in accordance with any Additional Commitment Request, does not exceed EUR200,000,000, by delivering a duly completed Additional Commitment Request to the Facility Agent. The Company may deliver more than one Additional Commitment Request.
(b)The Facility Agent shall only accept an Additional Commitment Request if (i) at the time it is delivered, no Default is continuing or would result from the Additional Commitment being made available or utilised and (ii) an Additional Commitment Request Notification has been submitted. No Additional Commitment Request may be submitted later than the date falling 12 months after the date of this Agreement and prior to the expiration of the Acceptance Period.
(c)Prior to the submission of an Additional Commitment Request the Company must offer the Lenders then party to this Agreement the option to participate pro rata to their existing Commitments in the proposed Additional Commitment, by submitting an Additional Commitment Request Notification to the Facility Agent and specifying a period of no less than 20 Business Days for accepting the offer (the Acceptance Period).
(d)Each Lender shall have the right (but not the obligation) to confirm to the Company, by responding to the Facility Agent in the Acceptance Period, whether it intends to participate in the Additional Commitment and, if applicable, the maximum amount of its participation in the Additional Commitment it is willing to make available.
(e)In the event that:
(i)one or more Lenders notifies the Company, by responding to the Facility Agent, that it does not wish to provide all or any part of any Additional Commitment;
(ii)a Lender imposes conditions on its agreement to provide all or any part of the Additional Commitment which are not acceptable to the Company (including any proposals made by such Lender in relation to fees); or
(iii)a Lender has failed to notify the Facility Agent within the period referred to in paragraph (c) above that it wishes to provide all or any part of the Additional Commitment, then the Additional Commitment offered to that Lender shall be at the discretion of the Company offered to:
(A)the Lenders who have during the Acceptance Period agreed to provide all or any part of the Additional Commitment on terms acceptable to the Company; and/or

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(B)one or more Additional Lenders selected by the Company (each of which shall not be a member of the Group or an Affiliate of the Company).
(f)Subject to paragraph (h) below, the Total Commitments shall increase by the amount of the relevant Additional Commitment on the date (the Additional Commitment Effective Date) specified by the Company in the relevant Additional Commitment Request (or such later date as the Company and the Facility Agent shall agree) and provided that, on or before such date, the Facility Agent confirms to the Company, the relevant Additional Commitment Lenders and all other Finance Parties that:
(i)it has received the Additional Commitment Request signed by the proposed Additional Commitment Lenders which may be Existing Lenders and/or Additional Lenders; and
(ii)it has completed all necessary “know your customer” or other similar identification checks under all applicable laws and regulations required in relation to those Additional Commitment Lenders or, in the case of Existing Lenders, confirmed that no additional “know your customer” or other similar identification checks are required.
(g)    In this paragraph (g):
(A)Loan Outstandings means, in relation to a Lender, immediately prior to the Additional Commitment Effective Date, its participation in each Loan then outstanding (together with the aggregate amount of all accrued interest, fees and commission owed to it as a Lender); and
(B)Total Loan Outstandings means the aggregate of all Loan Outstandings immediately prior to the Additional Commitment Effective Date.
(ii)On the Additional Commitment Effective Date each Lender (including any Additional Commitment Lender) shall promptly adjust (by making or receiving (as the case may be) corresponding transfers of rights and obligations under the Finance Documents relating to Loan Outstandings) their claims in respect of amounts outstanding to them under the Facility to the extent necessary to ensure that after such transfers the Loan Outstandings of each Lender bear the same proportion to the Total Loan Outstandings as such Lender’s Commitment bears to the Total Commitments.
(iii)Any Break Costs incurred by any Lender as a result of the operation of this paragraph (g) must be paid by the Company in accordance with Clause 24.3 (Break Costs).
(iv)Any transfer of rights and obligations relating Loan Outstandings made pursuant to this paragraph (g) shall be made for a purchase price in cash, payable at the time of transfer, in an amount equal to those Loan Outstandings.
(v)All calculations to be made pursuant to this paragraph (g) shall be made by the Facility Agent based upon information provided to it by the Lenders.
(h)An increase in the Total Commitments shall not take effect if any Default is continuing on the Additional Commitment Effective Date.
(i)The Company shall not require the consent of any Finance Party (other than the relevant Additional Commitment Lenders) to increase the Total Commitments in accordance with this Clause 2.2.

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(j)On and from the Additional Commitment Effective Date, the Facility will be increased by the amount of the Additional Commitment and each Additional Commitment Lender shall become a Lender subject to the terms and conditions set out in this Agreement.
(k)All terms and conditions applicable to the Total Commitment (including the Final Maturity Date and Margin) will apply to the Additional Commitment, other than in respect of any fees that may be agreed between the relevant Lender and the Company in respect of an Additional Commitment.
(l)The Company must within 15 days after receipt of the relevant invoice pay each Finance Party the amount of all costs and expenses (including legal fees) reasonably incurred by any of them in connection with any provision of any Additional Commitment under this Clause 2.2.
(m)The Guarantor acknowledges and agrees:
(i)the authority of the Company to agree, implement and establish an Additional Commitment in accordance with this Agreement;
(ii)that the guarantee and indemnity given by it in Clause 15 (Guarantee and indemnity) will, subject only to any applicable limitations on such guarantee and indemnity set out in Clause 15 (Guarantee and indemnity), not be released or impaired in any way and will continue in full force and effect and will extend to include the Additional Commitment and any other obligations arising under or in respect of the Additional Commitment; and
(iii)if for any reason the guarantee given by it is released or impaired or does not continue in full force and effect, the Guarantor will, promptly following a request by the Facility Agent, execute such deeds and other agreements and otherwise take such action as the Facility Agent may require (acting reasonably) to ensure that the guarantee given by it continues in full force and effect or is reinstated to the same extent.
2.3Increase
(a)The Company may by giving prior notice to the Facility Agent by no later than the date falling 5 Business Days after:
(i)the receipt of the notice given in accordance with paragraph (a)(A) of Clause 7.1 (Mandatory prepayment - illegality); or
(ii)the giving of the notice given in accordance with paragraph (a) of Clause 7.6 (Right of repayment and cancellation of a single Lender),
1request that the Commitments relating to the Facility be increased (and the Commitments relating to the Facility shall be so increased) in an aggregate amount in euro of up to the amount of the Commitments relating to the Facility so cancelled as follows:
(iii)the increased Commitments will be assumed by one or more Eligible Institutions (each an Increase Lender) each of which confirms in writing (whether in the relevant Increase Confirmation or otherwise) its willingness to assume and does assume all the obligations of a Lender corresponding to that part of the increased Commitments which it is to assume, as if it had been an Original Lender in respect of those Commitments;

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(iv)each of the Obligors and any Increase Lender shall assume obligations towards one another and/or acquire rights against one another as the Obligors and the Increase Lender would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;
(v)each Increase Lender shall become a Party as a “Lender” and any Increase Lender and each of the other Finance Parties shall assume obligations towards one another and acquire rights against one another as that Increase Lender and those Finance Parties would have assumed and/or acquired had the Increase Lender been an Original Lender in respect of that part of the increased Commitments which it is to assume;
(vi)the Commitments of the other Lenders shall continue in full force and effect; and
(vii)any increase in the Commitments shall take effect on the date specified by the Company in the notice referred to above or any later date on which the Facility Agent executes an otherwise duly completed Increase Confirmation delivered to it by the relevant Increase Lender.
(b)The Facility Agent shall, subject to paragraph (c) below, as soon as reasonably practicable after receipt by it of a duly completed Increase Confirmation appearing on its face to comply with the terms of this Agreement and delivered in accordance with the terms of this Agreement, execute that Increase Confirmation.
(c)The Facility Agent shall only be obliged to execute an Increase Confirmation delivered to it by an Increase Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the assumption of the increased Commitments by that Increase Lender.
(d)Each Increase Lender, by executing the Increase Confirmation, confirms (for the avoidance of doubt) that the Facility Agent has authority to execute on its behalf any amendment or waiver that has been approved by or on behalf of the requisite Lender or Lenders in accordance with this Agreement on or prior to the date on which the increase becomes effective in accordance with this Agreement and that it is bound by that decision to the same extent as it would have been had it been an Original Lender.
(e)The Company shall promptly on demand pay the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with any increase in Commitments under this Clause 2.3.
(f)The Increase Lender shall, on the date upon which the increase takes effect, pay to the Facility Agent (for its own account) a fee in an amount equal to the fee which would be payable under paragraph (d) of Clause 27.2 (Assignments and transfers by Lenders) if the increase was a transfer pursuant to Clause 27.3 (Procedure for transfer by way of novations) and if the Increase Lender was a New Lender.
(g)The Company may pay to the Increase Lender a fee in the amount and at the times agreed between the Company and the Increase Lender in a letter between the Company and the Increase Lender setting out that fee. A reference in this Agreement to a Fee Letter shall include any letter referred to in this paragraph (g).
(h)Neither the Facility Agent nor any Lender shall have any obligation to find an Increase Lender and in no event shall any Lender whose Commitment is replaced by an Increase Lender be required to pay or surrender any of the fees received by such Lender pursuant to the Finance Documents.

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(i)Clause 27.4 (Limitation of responsibility of Existing Lender) shall apply mutatis mutandis in this Clause 2.3 in relation to an Increase Lender as if references in that Clause to:
(i)an Existing Lender were references to all the Lenders immediately prior to the relevant increase;
(ii)the New Lender were references to that Increase Lender; and
(iii)a re-transfer and re-assignment were references to respectively a transfer and assignment.
2.4Finance Parties’ rights and obligations
(a)The obligations of each Finance Party under the Finance Documents are several.
(b)Failure by a Finance Party to perform its obligations under the Finance Documents does not affect the obligations of any other Party under the Finance Documents.
(c)No Finance Party is responsible for the obligations of any other Finance Party under the Finance Documents.
(d)The rights of a Finance Party under or in connection with the Finance Documents are separate and independent rights and they include any debt owing to that Finance Party under the Finance Documents.
(e)Any debt arising under the Finance Documents to a Finance Party is a separate and independent debt in respect of which a Finance Party shall be entitled to enforce its rights in accordance with paragraph (f) below. The rights of each Finance Party include any debt owing to that Finance Party under the Finance Documents and, for the avoidance of doubt, any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document (including any such amount payable to the Facility Agent on its behalf) is a debt owing to that Finance Party by that Obligor. Any part of a Loan or any other amount owed by an Obligor which relates to a Finance Party’s participation in the Facility or its role under a Finance Document is a debt owing to that Finance Party by that Obligor.
(f)A Finance Party may, except as specifically provided in the Finance Documents, separately enforce its rights under or in connection with the Finance Documents.
2.5Obligors’ Agent
(a)The Guarantor by its execution of this Agreement irrevocably appoints the Company (acting through one or more authorised signatories) to act on its behalf as its agent in relation to the Finance Documents and irrevocably authorises:
(i)the Company on its behalf to supply all information concerning itself contemplated by this Agreement to the Finance Parties and to give all notices and instructions, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Guarantor, without further reference to or the consent of the Guarantor; and
(ii)each Finance Party to give any notice, demand or other communication to the Guarantor pursuant to the Finance Documents to the Company,

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and in each case the Guarantor shall be bound as though the Guarantor itself had given the notices and instructions (including, without limitation, any Requests) or executed or made the agreements or effected the amendments, supplements or variations, or received the relevant notice, demand or other communication.
(b)Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors’ Agent or given to the Obligors’ Agent under any Finance Document on behalf of the Guarantor or in connection with any Finance Document (whether or not known to the Guarantor) shall be binding for all purposes on the Guarantor as if the Guarantor had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors’ Agent and the Guarantor, those of the Obligors’ Agent shall prevail.
3.PURPOSE
3.1Loans
Each Loan may be used for the Company’s general corporate purposes.
3.2No obligation to monitor
No Finance Party is bound to monitor or verify the utilisation of the Facility.
4.CONDITIONS PRECEDENT
4.1Conditions precedent documents
(a)A Request may not be given until the Facility Agent has notified the Company and the Lenders that it has received all of the documents and evidence set out in Schedule 2 (Conditions precedent documents) in form and substance satisfactory to the Facility Agent. The Facility Agent must give this notification to the Company and the Lenders promptly upon being so satisfied.
(b)Other than to the extent that the Majority Lenders notify the Facility Agent in writing to the contrary before the Facility Agent gives the notification described in paragraph (a) above, the Lenders authorise (but do not require) the Facility Agent to give that notification. The Facility Agent shall not be liable for any damages, costs or losses whatsoever as a result of giving any such notification.
4.2Further conditions precedent
The obligations of each Lender to participate in any Loan are subject to the further conditions precedent that:
(a)if there are any borrowings under the Existing Facility outstanding or to be outstanding on the date of the Request or the Utilisation Date, such outstanding borrowings are repaid or prepaid in whole by the Company on or before the Utilisation Date in accordance with the terms of the Existing Facility Agreement;
(b)if there are any commitments of the lenders under the Existing Facility unutilised on the date of the Request or the Utilisation Date, such unutilised commitments are irrevocably cancelled in whole by the Company on or before the Utilisation Date in accordance with the terms of the Existing Facility Agreement;

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(c)on both the date of the Request and the Utilisation Date for that Loan the Repeating Representations are correct in all material respects;
(d)in relation to any Loan to be utilised after the first Measurement Date, the Company complied with the obligations under Clause 18 (Financial covenants) as of the Measurement Date immediately preceding the date of the Request and the Utilisation Date; and
(e)on both the date of the Request and the Utilisation Date for that Loan no Default or, in the case of a Rollover Loan, no Event of Default is continuing or would result from the Loan.
4.3Drawstop
A Request may not be made in any case where the Company is in default with any payment obligation (or payment obligations in aggregate) under any Financial Indebtedness in an amount equal to or in excess of €500,000 or its equivalent in other currencies (a Drawstop Event). Following a Drawstop Event, no further Requests may be made until the Facility Agent notifies the Company in writing that it may submit a Request. The Facility Agent shall so notify the Company promptly after the Facility Agent receives evidence reasonably satisfactory to the Majority Lenders that such default or defaults: (i) are no longer continuing; or (ii) are waived in accordance with the terms of the relevant Financial Indebtedness; or (iii) a combination of (i) and (ii), whereby, following such waivers (if any), such default or defaults (if any) are in aggregate in an amount less than €500,000 or its equivalent in any other currency.
4.4Maximum number of Loans
Unless the Facility Agent agrees, a Request may not be given if, as a result, there would be more than ten Loans outstanding.
5.UTILISATION
5.1Giving of Requests
(a)The Company may borrow a Loan by giving to the Facility Agent a duly completed Request.
(b)Unless the Facility Agent otherwise agrees, the latest time for receipt by the Facility Agent of a duly completed Request is 11.00 a.m. one Business Day before the Rate Fixing Day for the proposed borrowing.
(c)Each Request is irrevocable unless otherwise agreed by the Facility Agent upon the approval of the Majority Lenders.
5.2Completion of Requests
A Request will not be regarded as having been duly completed unless:
(a)the Utilisation Date is a Business Day falling within the Availability Period;
(b)the amount of the Loan requested is:
(i)a minimum of €10,000,000 and an integral multiple of €500,000;
(ii)the maximum undrawn amount available under the Facility on the proposed Utilisation Date; or
(iii)such other amount as the Facility Agent may agree; and

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(c)the proposed currency and Term comply with this Agreement.
Only one Loan may be requested in a Request.
5.3Advance of Loan
(a)The Facility Agent must promptly notify each Lender of the details of the requested Loan and the amount of its participation in that Loan.
(b)The amount of each Lender’s participation of the requested Loan will be its Pro Rata Share on the proposed Utilisation Date.
(c)No Lender is obliged to participate in a Loan if, as a result:
(i)its participation in the Loans would exceed its Commitment; or
(ii)the Loans would exceed the Total Commitments.
(d)If the conditions set out in this Agreement have been met, each Lender must make its participation in the requested Loan available to the Facility Agent for the Company through its Facility Office on the Utilisation Date.
6.REPAYMENT
(a)The Company must repay each Loan made to it in full on its Maturity Date.
(b)Where the Maturity Date for an outstanding Loan coincides with the Utilisation Date for a new Loan, the Facility Agent will apply the new Loan in or towards repayment of the outstanding Loan so that:
(i)where the amount of the outstanding Loan exceeds the amount of the new Loan, the Company will only be required to repay the excess;
(ii)where the amount of the outstanding Loan is exactly the same as the amount of the new Loan, the Company will not be required to make any payment in respect of the principal of the outstanding Loan;
(iii)where the amount of the new Loan exceeds the amount of the outstanding Loan, the Company will not be required to make any payment and the excess will be advanced to the Company, provided that nothing in this paragraph (b) shall have the effect or be deemed to have the effect of converting the whole of the Loan or any part of it into a term loan.
(c)Subject to the other terms of this Agreement, any amounts repaid under paragraph (a) of this Clause 6 may be re-borrowed.
7.PREPAYMENT AND CANCELLATION
7.1Mandatory prepayment - illegality
(a)If at any time:
(i)it is necessary under the laws and constitution of the Republic:

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(A)in order to enable any Lender to enforce its rights under the Finance Documents; or
(B)by reason only of the execution, delivery and performance of this Agreement by any Lender, that any Lender should be licensed, qualified or otherwise entitled to carry on business in the Republic;
(ii)a Lender is or will be deemed to be resident, domiciled or carrying on business in or subject to the laws of the Republic by reason only of the execution, delivery, performance and/or enforcement of any Finance Document;
(iii)in any proceedings taken in the Republic in respect of any Finance Document or for the enforcement of any Finance Document, the choice of English law as the governing law of the Finance Document will not be recognised; or
(iv)it is or becomes unlawful in any applicable jurisdiction for a Lender to give effect to any of its obligations as contemplated by this Agreement or to fund or maintain its participation in any Loan, and the occurrence of any of the foregoing causes a Lender (acting reasonably) to believe it is materially prejudiced thereby then:
(A)the relevant Lender must notify the Company (through the Facility Agent) accordingly; and
(B)the Company shall prepay that Lender’s participation in all the Loans on the date specified in paragraph (b) of this Clause 7.1, together with all other amounts payable by it to that Lender under the Finance Documents and the Commitment of that Lender shall forthwith be reduced to zero, except that paragraphs (i) and (ii) of this Clause 7.1 do not apply to any Lender acting through its Facility Office or having a permanently established office or branch in the Republic.
(b)The date for repayment or prepayment of a Lender’s participation in a Loan will be:
(i)the last day of the current Term of that Loan; or
(ii)if earlier, the date specified by the Lender in the notification under paragraph (a)(iv)(A) of this Clause 7.1 and which must not be earlier than the last day of any applicable grace period allowed by law.
7.2Mandatory prepayment - change of control
(a)The Company shall, within one Business Day after the occurrence of a Change of Control notify such to the Facility Agent, and the Facility Agent shall promptly notify each Lender thereof. Such notice shall describe in reasonable detail the facts and circumstances giving rise thereto and the date of such Change of Control. Each Lender may, by notice to the Company and the Facility Agent (a Prepayment Notice) given not later than ten days after the date of such Change of Control has been notified to the relevant Lender, terminate its Commitment and declare any amounts payable by the Company under the Finance Documents for its account to be, and such amounts shall become, due and payable without presentment, demand, protest or other notice of any kind (all of which are hereby waived by the Company) in each case on the Business Day following the date of delivery of the Prepayment Notice or such later date as may be designated by the relevant Lender in its Prepayment Notice.

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(b)A Lender that gives a Prepayment Notice may, in its absolute discretion, set out in the Prepayment Notice the conditions on which it may be willing to waive its rights arising as a result of the relevant Change of Control to terminate its Commitment, declare any amounts payable by the Company under the Finance Documents for its account to be due and payable and receive such amounts and the date by which such conditions must be met (a Prepayment Waiver). A Lender whose Prepayment Notice sets out any such conditions must notify the Company and the Facility Agent promptly upon being satisfied either (i) that (A) such conditions have been met and (B) its Prepayment Waiver has become effective or (ii) that (A) such conditions have not been met by the relevant date and (B) the date on which the termination of its Commitment will become effective and on which the amounts payable by the Company under the Finance Documents for its account will be deemed to be declared to be, and such amounts shall then become, due and payable without presentment, demand, protest or other notice of any kind (all of which are hereby waived by the Company).
(c)For purposes of this Clause 7.2, the following terms have the following meanings:
A Change of Control shall occur if:
(i)any “person” (as such term is used in Sections 13 (d) and 14(d) of the U.S. Securities Exchange Act of 1934, as amended, hereinafter, the “Exchange Act”) is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that for the purposes of this paragraph (i) such person shall be deemed to have “beneficial ownership” of all shares that any such person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of more than 35% of either the aggregate ordinary Voting Power or the aggregate equity value represented by the issued and outstanding Equity Interests of U. S. Steel;
(ii)the adoption of a plan relating to the liquidation or dissolution of U. S. Steel;
(iii)the merger or consolidation of U. S. Steel with or into another entity, or the merger of another entity with or into U. S. Steel, other than a merger or consolidation transaction in which holders of Equity Interests representing 100% of the ordinary Voting Power represented by the Equity Interests in U. S. Steel immediately prior to such transaction own directly or indirectly at least a majority of the ordinary Voting Power represented by the Equity Interests (or other securities into which such securities are converted as part of such merger or consolidation transaction) in the surviving person resulting from such merger or consolidation transaction, and in substantially the same proportion as before the transaction;
(iv)the sale of all or substantially all the assets of U. S. Steel (determined on a consolidated basis) to another person; or
(v)the Company after the date of this Agreement ceases to be directly or indirectly beneficially owned by U. S. Steel, unless such cessation:
(A)was approved in advance in writing by Facility Agent acting on the instructions of, subject to paragraph (d) below, the Majority Lenders; or
(B)results from a Permitted Merger.
(d)
(i)Following any approval referred to in paragraph (c)(v)(A) above, any Lender that is unable to satisfy its know your customer requirements may, by notice to the Company and the Facility Agent (a Change of Control KYC Notice) given not later than ten days after the date of such approval notify the Company that it is unable to satisfy its

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know your customer requirements, terminate its Commitment and declare any amounts payable by the Company under the Finance Documents for its account to be, and such amounts shall become, due and payable without presentment, demand, protest or other notice of any kind (all of which are hereby waived by the Company) in each case on the Business Day following the date of delivery of the Change of Control KYC Notice or such later date as may be designated by the relevant Lender in its Change of Control KYC Notice.
(ii)A Lender that gives a Change of Control KYC Notice may, in its absolute discretion, set out in the Change of Control KYC Notice the conditions on which it may be willing to defer terminating its Commitment, declaring any amounts payable by the Company under the Finance Documents for its account to be due and payable and receive such amounts and the date by which such conditions must be met (a Change of Control KYC Notice Waiver). A Lender whose Change of Control KYC Notice sets out any such conditions must notify the Company and the Facility Agent promptly upon being satisfied either (i) that (A) such conditions have been met and (B) its Change of Control KYC Notice Waiver has become effective or (ii) that (A) such conditions have not been met by the relevant date and (B) the date on which the termination of its Commitment will become effective and on which the amounts payable by the Company under the Finance Documents for its account will be deemed to be declared to be, and such amounts shall then become, due and payable without presentment, demand, protest or other notice of any kind (all of which are hereby waived by the Company).
124Equity Interests means: (i) shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a person; or (ii) any warrants, options or other rights to acquire such shares or interests.
125Voting Power as applied to the stock of any corporation means the total voting power represented by all outstanding Voting Stock of such corporation.
126Voting Stock as applied to the stock of any corporation means stock of any class or classes (however designated) having ordinary voting power for the election of the directors of such corporation, other than stock having such power only by reason of the happening of a contingency.
7.3Voluntary prepayment
(a)The Company may, by giving not less than ten Business Days’ prior notice to the Facility Agent, prepay any Loan at any time in whole or in part.
(b)A prepayment of part of a Loan must be in a minimum amount of €5,000,000 and an integral multiple of €250,000.
(c)A prepayment of all or part of a Loan must be on an Interest Payment Date.
7.4Automatic cancellation
The Commitment of each Lender will be automatically cancelled at the close of business on the last day of the Availability Period.

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7.5Voluntary cancellation
(a)The Company may, by giving not less than five Business Days’ prior notice to the Facility Agent, cancel the unutilised amount of the Total Commitments in whole or in part.
(b)Partial cancellation of the Total Commitments must be in a minimum amount of €10,000,000 and an integral multiple of €500,000.
(c)Any cancellation in part will be applied against the Commitment of each Lender pro rata.
7.6Right of repayment and cancellation of a single Lender
(a)If:
(i)the Company is, or will be, required to pay to a Lender:
(A)a Tax Payment; or
(B)an Increased Cost; or
(ii)any FATCA Protected Lender notifies the Facility Agent of a FATCA Event pursuant to Clause 7.8 (Mandatory repayment and cancellation of FATCA Protected Lenders), the Company may, while the requirement or FATCA Event continues, give notice to the Facility Agent requesting prepayment and cancellation in respect of that Lender.
(b)After notification under paragraph (a) of this Clause 7.6:
(i)the Company must repay or prepay that Lender’s participation in each Loan on the date specified in paragraph (c) of this Clause 7.6; and
(ii)the Commitment of that Lender will be immediately cancelled.
(c)The date for repayment or prepayment of a Lender’s participation in a Loan will be:
(i)the last day of the Term for that Loan; or
(ii)if earlier, the date specified by the Company in its notification.
7.7Right of repayment and cancellation of a Specified Lender
(a)If any Lender becomes a Specified Lender:
(i)it must notify the Company (through the Facility Agent) immediately; and
(ii)until the Lender ceases to be a Specified Lender, the Company may, if all Lenders other than the relevant Specified Lender have given their prior consent (such consent not to be unreasonably withheld or delayed) give notice to the Facility Agent requesting repayment or prepayment and cancellation in respect of that Specified Lender; provided, however, that:
(A)receipt of the notice referred to in paragraph (a)(i) of this Clause 7.7 shall not be a condition precedent to the giving of notice by the Company pursuant to this paragraph (ii); and

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(B)the Company may notify the Facility Agent of a repayment or prepayment and cancellation and repayment in respect of a Specified Lender pursuant to this Clause 7.7 without the prior consent of the Lenders otherwise required under this paragraph (ii) up to an aggregate amount of €50,000,000, if no Default is continuing:
I.on the date of delivery of the repayment or prepayment and cancellation notice to the Facility Agent; or
II.date of making the repayment or prepayment (if any).
(b)The Facility Agent shall as soon as practicable after receipt of a notice under paragraph (a)(i) of this Clause 7.7, notify all the Lenders.
(c)After notice under paragraph (a)(ii) of this Clause 7.7:
(i)the Company must repay or prepay that Specified Lender’s participation in each Loan on the date specified in paragraph (d) of this Clause 7.7; and
(ii)the Commitment of that Specified Lender will be immediately cancelled.
(d)The date for repayment or prepayment of the Specified Lender’s participation in a Loan will be:
(i)the last day of the Term for that Loan; or
(ii)if earlier, the date specified by the Company in its notification under paragraph (a)(ii) of this Clause 7.7.
7.8Mandatory repayment and cancellation of FATCA Protected Lenders
If on the date falling six months before the earliest FATCA Application Date for any payment by a Party to a FATCA Protected Lender (or to the Facility Agent for the account of that Lender), that Lender is not a FATCA Exempt Party and, in the opinion of that Lender (acting reasonably), that Party will, as a consequence, be required to make a FATCA Deduction from a payment to that Lender (or to the Facility Agent for the account of that Lender) on or after that FATCA Application Date (a FATCA Event):
(a)that Lender shall, reasonably promptly after that date, notify the Facility Agent of that FATCA Event and the relevant FATCA Application Date;
(b)if, on the date falling one month before such FATCA Application Date, that FATCA Event is continuing and that Lender has not been repaid pursuant to Clause 7.6 (Right of repayment and cancellation of a single Lender):
(i)that Lender may, at any time between one month and two weeks before such FATCA Application Date, notify the Facility Agent;
(ii)upon the Facility Agent notifying the Company, the Commitment of that Lender will be immediately cancelled; and
(iii)the Company shall repay that Lender’s participation in the Loans on the last day of the Term for each Loan occurring after the Facility Agent has notified the Company or, if earlier, the last Business Day before the relevant FATCA Application Date.

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7.9Re-borrowing of Loans
Any voluntary prepayment of a Loan under Clause 7.3 (Voluntary prepayment) may be re-borrowed on the terms of this Agreement. Any other prepayment of a Loan may not be re-borrowed.
7.10Miscellaneous provisions
(a)Any notice of prepayment and/or cancellation under this Agreement is irrevocable and must specify the relevant date(s) and the affected Loans and Commitments. The Facility Agent must notify the Lenders promptly of receipt of any such notice.
(b)All prepayments under this Agreement must be made with accrued interest on the amount prepaid. No premium or penalty is payable in respect of any prepayment except for Break Costs.
(c)The Majority Lenders may agree a shorter notice period for a voluntary prepayment or a voluntary cancellation.
(d)No prepayment or cancellation is allowed except in accordance with the express terms of this Agreement.
(e)No amount of the Total Commitments cancelled under this Agreement may subsequently be reinstated.
7.11Application of prepayments
Any prepayment of a Loan pursuant to Clause 7.3 (Voluntary prepayment) shall be applied pro rata to each Lender’s participation in that Loan.
8.INTEREST
8.1Calculation of interest
The rate of interest on each Loan for its Term is the percentage rate per annum equal to the aggregate of the applicable:
(a)Margin; and
(b)EURIBOR.
8.2Payment of interest
(a)Except where it is provided to the contrary in this Agreement, the Company must pay accrued interest on each Loan made to it on the last day of each Term and also, if the Term is longer than six months, on the dates falling at six-month intervals after the first day of that Term (each an Interest Payment Date).
(b)If the Compliance Certificate received by the Facility Agent shows that a higher Margin should have applied during a certain period, then the Company shall promptly pay to the Facility Agent any amounts necessary to put the Facility Agent and the Lenders in the position they would have been in had the appropriate rate of the Margin applied during such period.

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8.3Interest on overdue amounts
(a)If an Obligor fails to pay any amount payable by it under the Finance Documents, it must immediately on demand by the Facility Agent pay interest on the overdue amount from its due date up to the date of actual payment, both before, on and after judgment.
(b)Interest on an overdue amount is payable at a rate determined by the Facility Agent to be two per cent. per annum above the rate that would have been payable if the overdue amount had, during the period of non-payment, constituted a Loan in the currency of the overdue amount. For this purpose, the Facility Agent may (acting reasonably):
(i)select successive Terms of any duration of up to three months; and
(ii)determine the appropriate Rate Fixing Day for that Term.
(c)Notwithstanding paragraph (b) of this Clause 8.3, if the overdue amount is a principal amount of a Loan and becomes due and payable before the last day of its current Term, then:
(i)the first Term for that overdue amount will be the unexpired portion of that Term; and
(ii)the rate of interest on the overdue amount for that first Term will be one per cent. per annum above the rate then payable on that Loan.
After the expiry of the first Term for that overdue amount, the rate on the overdue amount will be calculated in accordance with paragraph (b) of this Clause 8.3.
(d)Interest (if unpaid) on an overdue amount will be compounded with that overdue amount at the end of each of its Terms but will remain immediately due and payable.
8.4Notification of rates of interest
The Facility Agent must promptly notify each relevant Party of the determination of a rate of interest under this Agreement.
8.5Acknowledgement
The Company acknowledges and confirms for the benefit of each Slovak Finance Party that it has been informed about the amount of the annual percentage rate of interest of the Loan and on the fees that the Company shall pay under the Finance Documents in compliance with section 37(2) of the Slovak Banking Act.
9.TERMS
9.1Selection
(a)Each Loan has one Term only.
(b)The Company must select the Term for a Loan in the relevant Request.
(c)Subject to the following provisions of this Clause, each Term for a Loan will be one week or one, three or six months or any other period agreed between the Company, the Facility Agent and all the Lenders in relation to the relevant Loan.

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9.2No overrunning the Final Maturity Date
If a Term would otherwise overrun the Final Maturity Date determined under this Agreement for any Lender, it will be shortened so that it ends on that Final Maturity Date in which case the Company will have no obligation to pay Break Costs or other costs arising from the shortening.
9.3Notification
The Facility Agent must notify each relevant Party of the duration of each Term promptly after ascertaining its duration.
10.CHANGES TO THE CALCULATION OF INTEREST
10.1Unavailability of Screen Rate
(a)Interpolated Screen Rate: If no Screen Rate is available for EURIBOR for the Term of a Loan, EURIBOR shall be the Interpolated Screen Rate for a period equal in length to the Term of that Loan.
(b)Reference Bank Rate: If no Screen Rate is available for EURIBOR for (i) the currency of a Loan or (ii) the Term of a Loan and it is not possible to calculate the Interpolated Screen Rate, EURIBOR shall be the Reference Bank Rate as of the Specified Time for the currency of that Loan and for a period equal in length to the Term of that Loan.
(c)Cost of funds: If paragraph (b) of this Clause 10.1 applies but no Reference Bank Rate is available for the relevant currency or Term there shall be no EURIBOR for that Loan and Clause 10.4 (Cost of funds) shall apply to that Loan for that Term.
10.2Calculation of Reference Bank Rate
(a)Subject to paragraph (b) of this Clause 10.2, if EURIBOR is to be determined on the basis of a Reference Bank Rate but a Reference Bank does not supply a quotation by the Specified Time the Reference Bank Rate shall be calculated on the basis of the quotations of the remaining Reference Banks.
(b)If at or about noon on the Rate Fixing Day none or only one of the Reference Banks supplies a quotation, there shall be no Reference Bank Rate for the relevant Term.
10.3Market disruption
If before close of business in London on the Rate Fixing Day for the relevant Term the Facility Agent receives notifications from a Lender or Lenders (whose participations in a Loan exceed 30 per cent. of that Loan) that the cost to it of funding its participation in that Loan from whatever source it may reasonably select then Clause 10.4 (Cost of funds) shall apply to that Loan for the relevant Term.
10.4Cost of funds
(a)If this Clause 10.4 applies, the rate of interest on each Lender’s participation of the relevant Loan for the relevant Term shall be the percentage rate per annum which is the sum of:
(i)the Margin; and
(ii)the rate notified to the Facility Agent by that Lender as soon as practicable and in any event before interest is due to be paid in respect of that Term, to be that which

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expresses as a percentage rate per annum the cost to the relevant Lender of funding its participation in that Loan from whatever source it may reasonably select.
(b)If this Clause 10.4 applies and the Facility Agent or the Company so requires, the Facility Agent and the Company shall enter into negotiations (for a period of not more than 30 days) with a view to agreeing a substitute basis for determining the rate of interest.
(c)Any alternative basis agreed pursuant to paragraph (b) of this Clause 10.4 shall, with the prior consent of all the Lenders and the Company, be binding on all Parties.
10.5Notification to Company
If Clause 10.4 (Cost of funds) applies the Facility Agent shall, as soon as is practicable, notify the Company.
11.TAXES
11.1Gross-up
All payments by an Obligor under the Finance Documents shall be made without any Tax Deduction, except to the extent that an Obligor is required by law to make payment subject to any Taxes. If any Relevant Tax or amounts in respect of any Relevant Tax must be deducted from any amounts payable or paid by an Obligor, or paid or payable by the Facility Agent to a Lender, under the Finance Documents, that Obligor shall, subject to Clause 11.4 (Exception to gross-up), pay such additional amounts as may be necessary to ensure that the relevant Lender receives a net amount equal to the full amount which it would have received had payment not been made subject to Relevant Tax.
11.2Tax receipts
All Taxes required by law to be deducted or withheld by an Obligor from any amounts paid or payable under the Finance Documents shall be paid by that Obligor when due and that Obligor shall, within 15 days of receipt of evidence of the payment being made, deliver the same to the Facility Agent.
11.3Reimbursement of tax credit
If an Obligor pays a Tax Payment under Clause 11.1 (Gross-up) for the account of a Lender, and the Lender effectively obtains, or could have effectively obtained by taking reasonable action (in which case the Lender shall be treated as actually having obtained), a refund of any Tax, or credit against any Tax, by reason of that Tax Payment (a Tax Credit), then the Lender shall reimburse to that Obligor such amount as the Lender shall reasonably determine to be the proportion of the Tax Credit as will leave the Lender (after that reimbursement) in no better or worse position than it would have been in if the Tax Payment had not been required. Notwithstanding the foregoing, a Lender may choose not to make or to limit the amount or alter the timing of any Tax Credit if to do otherwise would result in a material adverse effect to the Lender or on its relationship with the relevant Tax authority. Upon reasonable request from an Obligor, the Lender shall provide that Obligor with a certification concerning whether or not a Tax Credit was obtained or was attempted to be obtained by the Lender as well as reasonable detail concerning the amount of the Tax Credit. No Finance Party is obliged to disclose any information regarding its Tax affairs or computations to any other person.
11.4Exception to gross-up
An Obligor is not required to pay an additional amount for the account of a Lender under Clause 11.1 (Gross-up):

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(a)to the extent that the obligation to pay the additional amount would not have arisen but for the failure by that Lender to provide (within a reasonable period after being requested to do so by an Obligor or the Facility Agent and at the cost of that Obligor) any form, certificate or other documentation:
(i)the provision of which would have relieved (in whole or in part) that Obligor from the relevant withholding obligation; and
(ii)which it is fully within the power of the Lender to provide;
(b)if that Lender has not complied with its obligations under paragraph (a) of Clause 11.5 (Tax confirmation) for a period of 90 days from the date that Lender became aware that it could not give the confirmation referred to in paragraph (a) of Clause 11.5 (Tax confirmation); or
(c)the confirmation provided by that Lender under paragraph (a) of Clause 11.5 (Tax confirmation) is incorrect when made.
11.5Tax confirmation
(a)Each Lender (other than a Lender with its Facility Office situated in the Republic) confirms to each Obligor that on the date of this Agreement (or if it only subsequently becomes a Party to this Agreement, on that date) under the terms of a double taxation treaty between the jurisdiction in which that Lender is resident and the Republic payments due to it under the Finance Documents may be made without deduction or withholding on account of any Tax imposed or levied by the Republic (or any political subdivision or taxing authority of the Republic) under the laws of the Republic, as interpreted and applied at that time.
(b)If a Lender becomes aware that it could not, on any particular day, give the confirmation referred to in paragraph (a) of this Clause 11.5, it shall promptly but in any event within 90 days, notify such to that Obligor (through the Facility Agent).
(c)Each Lender shall, as soon as reasonably practicable upon an Obligor’s request, provide that Obligor with its tax residence certificate.
11.6Stamp taxes
The Company must pay and indemnify each Finance Party against any stamp duty, registration or other similar Tax payable in connection with the entry into, performance or enforcement of any Finance Document, except for any such Tax payable in connection with the entry into a Transfer Certificate.
11.7Value added taxes
(a)Any amount (including costs, fees and expenses) payable under a Finance Document by an Obligor is exclusive of any value added tax or similar tax that might be chargeable in connection with that amount. If any such value added tax or similar tax is chargeable, that Obligor must pay (in addition to and at the same time as it pays that amount) an amount equal to the amount of that value added tax or similar tax.
(b)The obligation of an Obligor under paragraph (a) of this Clause 11.7 will be reduced to the extent that the Finance Party is entitled to repayment or a credit in respect of the relevant value added tax or similar tax.

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11.8FATCA Deduction
(a)Each Party may make any FATCA Deduction it is required to make by FATCA, and any payment required in connection with that FATCA Deduction, and no Party shall be required to increase any payment in respect of which it makes such a FATCA Deduction or otherwise compensate the recipient of the payment for that FATCA Deduction.
(b)Each Party shall promptly, upon becoming aware that it must make a FATCA Deduction (or that there is any change in the rate or the basis of such FATCA Deduction) notify the Party to whom it is making the payment and, in addition, shall notify the Obligors, the Facility Agent and the other Finance Parties.
12.INCREASED COSTS
12.1Increased Costs
(a)Except as hereinafter provided in this Clause, the Company must pay to a Finance Party the amount of any Increased Cost incurred by that Finance Party or its Holding Company as a result of:
(i)the introduction of, or any change in, or any change in the interpretation, or application of, any law or regulation;
(ii)compliance with any law or regulation made after the date of this Agreement; or
(iii)the implementation or application of or compliance with Basel III or CRR/CRD IV or any other law or regulation which implements Basel III or CRR/CRD IV (whether such implementation, application or compliance is by a government, regulator, Finance Party or any of its Holding Companies).
Each Finance Party agrees to notify the Company promptly upon becoming aware that this Clause 12.1 applies.
(b)In this Agreement:
127Basel III means:
(i)the agreements on capital requirements, a leverage ratio and liquidity standards contained in “Basel III: A global regulatory framework for more resilient banks and banking systems”, “Basel III: International framework for liquidity risk measurement, standards and monitoring” and “Guidance for national authorities operating the countercyclical capital buffer” published by the Basel Committee in December 2010, each as amended, supplemented or restated;
(ii)the rules for global systemically important banks contained in “Global systemically important banks: assessment methodology and the additional loss absorbency requirement – Rules text” published by the Basel Committee in November 2011, as amended, supplemented or restated; and
(iii)any further guidance or standards published by the Basel Committee relating to Basel III.
128Basel Committee means the Basel Committee on Banking Supervision.
129CRR/CRD IV means:

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(i)Regulation (EU) No. 575/2013 of the European Parliament and of the Council of 26 June 2013 on prudential requirements for credit institutions and investment firms; and
(ii)Directive 2013/36/EU of the European Parliament and of the Council of 26 June 2013 on access to the activity of credit institutions and the prudential supervision of credit institutions and investment firms, amending Directive 2002/87/EC and repealing Directives 2006/48/EC and 2006/49/EC.
12.2Exceptions
The Company need not make any payment for an Increased Cost to the extent that the Increased Cost is:
(a)compensated for under another Clause or would have been but for an exception to that Clause;
(b)a tax on the overall net income of a Finance Party or its Holding Company;
(c)attributable to a FATCA Deduction required to be made by a Party;
(d)attributable to a Finance Party or its Holding Company wilfully failing to comply with any law or regulation; or
(e)attributable to the failure of the relevant Finance Party or its Holding Company to notify the Company of that increased cost within 45 days of becoming aware of it.
12.3Claims
(a)A Finance Party intending to make a claim for an Increased Cost must notify the Facility Agent of the circumstances giving rise to and the amount of the claim, following which the Facility Agent will promptly notify the Company.
(b)Each Finance Party must, as soon as practicable after a demand by the Facility Agent, provide a certificate confirming the amount of its Increased Cost.
13.MITIGATION
13.1Mitigation
If circumstances arise that would, or would on the giving of notice, result in:
(a)any additional amounts becoming payable under Clause 11 (Taxes); or
(b)any amount becoming payable under Clause 12 (Increased Costs); or
(c)any prepayment or cancellation under Clause 7.1 (Mandatory prepayment - illegality); or
(d)a Finance Party incurring any cost of complying with the minimum reserve requirements of its supervising and regulating entity, then, without limiting the obligations of each Obligor under this Agreement and without prejudice to the terms of Clauses 11 (Taxes), 12 (Increased Costs) and 7.1 (Mandatory prepayment - illegality), the relevant Lender shall, in consultation with the relevant Obligor, take such reasonable steps as may be open to it to mitigate or remove the relevant circumstance, including changing its Facility Office to one in another jurisdiction or the transfer of its rights and obligations under this Agreement to another person, unless to do so might (in the reasonable opinion of the Lender) be materially prejudicial to it.

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14.PAYMENTS
14.1Place
Unless a Finance Document specifies that payments under it are to be made in another manner, all payments by a Party (other than the Facility Agent) under the Finance Documents must be made to the Facility Agent to its account at such office or bank:
(a)in the principal financial centre of the country of the relevant currency; or
(b)in the case of euro, in the principal financial centre of such Participating Member State or London, as specified by the Facility Agent, as it in each case may notify to that Party for this purpose by not less than ten Business Days’ prior notice.
14.2Funds
Payments under the Finance Documents to the Facility Agent must be made for value on the due date at such times and in such funds as the Facility Agent may acting reasonably specify to the Party concerned as being customary at the time for the settlement of transactions in the relevant currency in the place for payment.
14.3Distribution
(a)Each payment received by the Facility Agent under the Finance Documents for another Party must, except as hereinafter provided, be made available by the Facility Agent to that Party by payment (as soon as practicable after receipt) to its account with such office or bank:
(i)in the principal financial centre of the country of the relevant currency; or
(ii)in the case of euro, in the principal financial centre of a Participating Member State or London, as it may notify to the Facility Agent for this purpose by not less than ten Business Days’ prior notice.
(b)The Facility Agent may apply any amount received by it for an Obligor in or towards payment (as soon as practicable after receipt) of any amount due from an Obligor under the Finance Documents or in or towards the purchase of any amount of any currency to be so applied.
(c)Where a sum is paid to the Facility Agent under this Agreement for another Party, the Facility Agent is not obliged to pay that sum to that Party until it has established that it has actually received it. The Facility Agent may assume that the sum has been paid to it, and, in reliance on that assumption, make available to that Party a corresponding amount. If it transpires that the sum has not been received by the Facility Agent, that Party must immediately on demand by the Facility Agent refund any corresponding amount made available to it together with interest on that amount from the date of payment to the date of receipt by the Facility Agent at a rate calculated by the Facility Agent to reflect its cost of funds.
14.4Currency
(a)Unless a Finance Document specifies that payments under it are to be made in a different manner, the currency of each amount payable under the Finance Documents is determined under this Clause 14.4.

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(b)Interest is payable in the currency in which the relevant amount in respect of which it is payable is denominated pursuant to this Agreement.
(c)A repayment or prepayment of any principal amount is payable in the currency in which that principal amount is denominated pursuant to this Agreement on its due date.
(d)Amounts payable in respect of Taxes, fees, costs and expenses are payable in the currency in which they are incurred.
(e)Each other amount payable under the Finance Documents is payable in euros.
14.5No set-off or counterclaim
All payments made by the Company under the Finance Documents must be calculated and made without (and free and clear of any deduction for) set-off or counterclaim.
14.6Business Days
(a)If a payment under the Finance Documents is due on a day that is not a Business Day, the due date for that payment will instead be the next Business Day.
(b)During any extension of the due date for payment of any principal under this Agreement interest is payable on that principal at the rate payable on the original due date.
14.7Impaired Agent
(a)If, at any time, the Facility Agent becomes an Impaired Agent, an Obligor or a Lender which is required to make a payment under the Finance Documents to the Facility Agent in accordance with Clause 14.2 (Funds) may instead either:
(i)pay that amount direct to the required recipient(s); or
(ii)if in its absolute discretion it considers that it is not reasonably practicable to pay that amount direct to the required recipient(s), pay that amount or the relevant part of that amount to an interest-bearing account held with an Acceptable Bank within the meaning of paragraph (a) of the definition of “Acceptable Bank” and in relation to which no Agency Insolvency Event has occurred and is continuing, in the name of the Obligor or the Lender making the payment (the Paying Party) and designated as a trust account for the benefit of the Party or Parties beneficially entitled to that payment under the Finance Documents (the Recipient Party or Recipient Parties).
In each case such payments must be made on the due date for payment under the Finance Documents.
(b)All interest accrued on the amount standing to the credit of the trust account shall be for the benefit of the Recipient Party or the Recipient Parties pro rata to their respective entitlements.
(c)A Party which has made a payment in accordance with this Clause 14.7 shall be discharged of the relevant payment obligation under the Finance Documents and shall not take any credit risk with respect to the amounts standing to the credit of the trust account.
(d)Promptly upon the appointment of a successor Facility Agent in accordance with Clause 21.18 (Resignation of the Facility Agent), each Paying Party shall (other than to the extent that that Party has given an instruction pursuant to paragraph (e) below) give all

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requisite instructions to the bank with whom the trust account is held to transfer the amount (together with any accrued interest) to the successor Facility Agent for distribution to the relevant Recipient Party or Recipient Parties in accordance with Clause 14.3 (Distribution).
(e)A Paying Party shall, promptly upon request by a Recipient Party and to the extent that it has:
(i)not given an instruction pursuant to paragraph (d) above; and
(ii)been provided with the necessary information by that Recipient Party, give all requisite instructions to the bank with whom the trust account is held to transfer the relevant amount (together with any accrued interest) to that Recipient Party.
14.8Partial payments
(a)If the Facility Agent receives a payment insufficient to discharge all the amounts then due and payable by the Company under the Finance Documents, the Facility Agent must apply that payment towards the obligations of the Company under the Finance Documents in the following order:
(i)first, in or towards payment pro rata of any unpaid amount owing to the Administrative Parties under the Finance Documents;
(ii)secondly, in or towards payment pro rata of any accrued interest or fee due but unpaid under this Agreement;
(iii)thirdly, in or towards payment pro rata of any principal amount due but unpaid under this Agreement; and
(iv)fourthly, in or towards payment pro rata of any other sum due but unpaid under the Finance Documents.
(b)The Facility Agent must, if so directed by all the Lenders, vary the order set out in sub-paragraphs (a)(ii) to (a)(iv) of this Clause 14.8.
(c)This Clause 14.8 will override any appropriation made by the Company.
14.9Bankruptcy proceeds in respect of a Qualified Related-Party Receivable
(a)If the Facility Agent receives any proceeds from a bankruptcy trustee of the relevant bankrupt person (úpadca) (including an Obligor) which proceeds shall be applied towards discharge of the Obligors’ obligations under the Finance Documents, the Facility Agent shall not be obliged to pay the Pro Rata Share in such proceeds to a Lender which is a creditor of a Qualified Related-Party Receivable (such Lender in this Clause as the qualified impaired Lender and such unpaid Pro Rata Share in this Clause as the qualified Pro Rata Share), to the extent to which such proceeds were not received by the Facility Agent towards full or partial repayment of the relevant Qualified Related-Party Receivable owed to the qualified impaired Lender.
(b)The qualified Pro Rata Share received by the Facility Agent and not paid to the qualified impaired Lender pursuant to paragraph (a) of this Clause 14.9 shall be distributed among other Lenders (other than the qualified impaired Lender) according to their Pro Rata Shares, provided that when calculating such Pro Rata Shares, the qualified impaired Lender’s participation in the outstanding Loans or the undrawn Commitments shall be disregarded.

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14.10Timing of payments
If a Finance Document does not provide for when a particular payment is due, that payment will be due 30 days after receipt by the Company of a claim (accompanied by, if available, separate invoices) signed on behalf of the relevant Finance Party specifying the amount due, the provision of the Finance Document under which the Company’s liability to pay arises and setting out in reasonable detail a calculation of the amount due.
14.11Disruption to Payment Systems etc.
If either the Facility Agent determines (in its discretion) that a Disruption Event has occurred or the Facility Agent is notified by the Company that a Disruption Event has occurred:
(a)the Facility Agent may, and shall if requested to do so by the Company, consult with the Company with a view to agreeing with the Company such changes to the operation or administration of the Facility as the Facility Agent may deem necessary in the circumstances;
(b)the Facility Agent shall not be obliged to consult with the Company in relation to any changes mentioned in paragraph (a) of this Clause 14.11 if, in its opinion (acting reasonably), it is not practicable to do so in the circumstances and, in any event, shall have no obligation to agree to such changes;
(c)the Facility Agent may consult with the Finance Parties in relation to any changes mentioned in paragraph (a) of this Clause 14.11 but shall not be obliged to do so if, in its opinion, it is not practicable to do so in the circumstances;
(d)any such changes agreed upon by the Facility Agent and the Company shall (whether or not it is finally determined that a Disruption Event has occurred) be binding upon the Parties as an amendment to (or, as the case may be, waiver of) the terms of the Finance Documents notwithstanding the provisions of Clause 26 (Amendments and waivers);
(e)the Facility Agent shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever (including for negligence, gross negligence or any other category of liability whatsoever but not including any claim based on the fraud of the Facility Agent) arising as a result of its taking, or failing to take, any actions pursuant to or in connection with this Clause 14.11; and
(f)the Facility Agent shall notify the Finance Parties of all changes agreed pursuant to paragraph (d) of this Clause 14.11.
15.GUARANTEE AND INDEMNITY
15.1Guarantee and indemnity
The Guarantor irrevocably and unconditionally jointly and severally:
(a)guarantees to each Finance Party punctual performance by the Company of all the Company’s obligations under the Finance Documents;
(b)undertakes with each Finance Party that whenever the Company does not pay any amount when due under or in connection with any Finance Document, the Guarantor shall immediately on demand pay that amount as if it was the principal obligor; and

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(c)agrees with each Finance Party that if any obligation guaranteed by it is or becomes unenforceable, invalid or illegal, it will, as an independent and primary obligation, indemnify that Finance Party immediately on demand against any cost, loss or liability it incurs as a result of the Company not paying any amount which would, but for such unenforceability, invalidity or illegality, have been payable by it under any Finance Document on the date when it would have been due. The amount payable by the Guarantor under this indemnity will not exceed the amount it would have had to pay under this Clause 15 if the amount claimed had been recoverable on the basis of a guarantee.
15.2Continuing guarantee
This guarantee is a continuing guarantee and will extend to the ultimate balance of sums payable by any Obligor under the Finance Documents, regardless of any intermediate payment or discharge in whole or in part.
15.3Reinstatement
If any discharge, release or arrangement (whether in respect of the obligations of any Obligor or any security for those obligations or otherwise) is made by a Finance Party in whole or in part on the basis of any payment, security or other disposition which is avoided or must be restored in insolvency, liquidation, administration or otherwise, without limitation, then the liability of the Guarantor under this Clause 15 will continue or be reinstated as if the discharge, release or arrangement had not occurred.
15.4Waiver of defences
The obligations of the Guarantor under this Clause 15 will not be affected by an act, omission, matter or thing which, but for this Clause, would reduce, release or prejudice any of its obligations under this Clause 15 (without limitation and whether or not known to it or any Finance Party) including:
(a)any time, waiver or consent granted to, or composition with, any Obligor or other person;
(b)the release of any other Obligor or any other person under the terms of any composition or arrangement with any creditor of any member of the Group;
(c)the taking, variation, compromise, exchange, renewal or release of, or refusal or neglect to perfect, take up or enforce, any rights against, or security over assets of, any Obligor or other person or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security;
(d)any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of an Obligor or any other person;
(e)any amendment, novation, supplement, extension, restatement (however fundamental and whether or not more onerous) or replacement of any Finance Document or any other document or security including without limitation any change in the purpose of, any extension of or any increase in any facility or the addition of any new facility under any Finance Document or other document or security;
(f)any unenforceability, illegality or invalidity of any obligation of any person under any Finance Document or any other document or security; or
(g)any insolvency or similar proceedings.

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15.5Immediate recourse
The Guarantor waives any right it may have of first requiring any Finance Party (or any trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any person before claiming from the Guarantor under this Clause 15. This waiver applies irrespective of any law or any provision of a Finance Document to the contrary.
15.6Appropriations
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full, each Finance Party (or any trustee or agent on its behalf) may:
(a)refrain from applying or enforcing any other moneys, security or rights held or received by that Finance Party (or any trustee or agent on its behalf) in respect of those amounts, or apply and enforce the same in such manner and order as it sees fit (whether against those amounts or otherwise) and the Guarantor shall not be entitled to the benefit of the same; and
(b)hold in an interest-bearing suspense account any moneys received from any Guarantor or on account of any Guarantor’s liability under this Clause 15.
15.7Deferral of Guarantors’ rights
Until all amounts which may be or become payable by the Obligors under or in connection with the Finance Documents have been irrevocably paid in full and unless the Facility Agent otherwise directs, the Guarantor will not exercise any rights which it may have by reason of performance by it of its obligations under the Finance Documents or by reason of any amount being payable, or liability arising, under this Clause 15:
(a)to be indemnified by an Obligor;
(b)to claim any contribution from any other guarantor of any Obligor’s obligations under the Finance Documents;
(c)to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of the Finance Parties under the Finance Documents or of any other guarantee or security taken pursuant to, or in connection with, the Finance Documents by any Finance Party;
(d)to bring legal or other proceedings for an order requiring any Obligor to make any payment, or perform any obligation, in respect of which any Guarantor has given a guarantee, undertaking or indemnity under Clause 15.1 (Guarantee and indemnity);
(e)to exercise any right of set-off against any Obligor; and/or
(f)to claim or prove as a creditor of any Obligor in competition with any Finance Party.
If the Guarantor receives any benefit, payment or distribution in relation to such rights it shall hold that benefit, payment or distribution to the extent necessary to enable all amounts which may be or become payable to the Finance Parties by the Obligors under or in connection with the Finance Documents to be repaid in full on trust for the Finance Parties and shall promptly pay or transfer the same to the Facility Agent or as the Facility Agent may direct for application in accordance with Clause 14 (Payments).

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15.8Additional Security
This guarantee is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by any Finance Party.
16.REPRESENTATIONS AND WARRANTIES
16.1Representations and warranties
Each Obligor, or where so stated, the relevant Obligor, makes the representations and warranties set out in this Clause 16 to each Finance Party.
16.2Status
(a)It is a limited liability company duly organised and validly existing under the laws of the Republic.
(b)It has the power to own its property and Assets.
(c)It has power to carry on its business as it is now being conducted.
16.3Powers and authority
It has the power to enter into and perform, and has taken all necessary action to authorise, the execution, delivery and performance of the Finance Documents to which it is or will be a party and the transactions contemplated by those Finance Documents.
16.4Legal validity
Each Finance Document to which it is a party:
(a)constitutes, or when executed will constitute, its legal, valid and binding obligation enforceable in accordance with its terms; and
(b)is in proper form for its enforcement in the Republic if accompanied by a certified Slovak translation, save that enforcement of its obligations under the Finance Documents may be affected by insolvency, bankruptcy and similar laws affecting the rights of creditors generally.
16.5Non-conflict
(a)The execution, delivery and performance of the Finance Documents to which it is or will be a party by it will not:
(i)violate in any respect any provision of:
(A)any applicable law or regulation of the Republic or any order of any governmental, judicial or public body or authority in the Republic binding on it; or
(B)the laws and documents incorporating and constituting it; or
(C)any mortgage, agreement or other financial undertaking or instrument to which it is a party to or which is binding upon it or any Assets of it; or

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(ii)to the best of its knowledge result in the creation or imposition of any Security Interest on any Assets of it pursuant to the provisions of any mortgage, agreement or other undertaking or instrument to which it is a party or which is binding upon it.
(b)The Guarantor represents that it has received fair consideration (primerané protiplnenie) for the purposes of Section 67j of the Slovak Commercial Code in respect of the guarantee and indemnity given by it under this Agreement.
16.6No default
The Company represents that no Default is continuing.
16.7Authorisations
The Company represents that all authorisations and other requirements of governmental, judicial and public bodies and authorities required by any member of the Group or advisable:
(a)in connection with the execution, delivery, performance, validity and enforceability of the Finance Documents; or
(b)to make the Finance Documents to which it is a party admissible in evidence in the Republic, have been obtained or effected and are in full force and effect.
16.8Litigation
The Company represents that, except to the extent as disclosed in writing to the Facility Agent:
(a)there is no litigation, arbitration or administrative proceedings relating to any member of the Group that is material to it, the same are not current or pending or, to the knowledge of it, threatened; and
(b)no litigation, arbitration or administrative proceedings are current or pending or, to the knowledge of it, threatened, which would reasonably be expected to have a material adverse effect on the ability of the Obligors taken together to perform their obligations under the Finance Documents.
16.9Title
The Company represents that, except to the extent disclosed in writing to the Facility Agent, it has and the Guarantor has, valid leases or good and marketable title to all its material Fixed Assets which are reflected in the most recent audited consolidated financial statements of the Group delivered to the Facility Agent under Clause 16.18 (Financial statements), subject to any disposal permitted under Clause 19.7 (Disposals) and to no Security Interest securing Financial Indebtedness over such Fixed Assets, except any Permitted Security Interest.
16.10Borrowing and guarantee limits
(a)The Company represents that the borrowing of the full amount available under this Agreement will not cause any limit on its borrowing or other powers or on the exercise of such powers by its executives whether imposed by its articles of association or similar document or by statute, regulation, or agreement, to be exceeded.
(b)The Guarantor represents that the guaranteeing of all amounts guaranteed by it under this Agreement will not cause any limit on its guaranteeing or other powers or on the exercise of

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such powers by its executives whether imposed by its articles of association or similar document or by statute, regulation, or agreement, to be exceeded.
16.11Taxes on payments
All amounts payable by it under the Finance Documents may be made without any Tax Deduction.
16.12No filing or stamp taxes
The Company represents that under the laws of the Republic it is not necessary that the Finance Documents be filed, recorded or enrolled with any court or other authority in that jurisdiction or that any stamp, registration or similar tax be paid on or in relation to the Finance Documents or the transactions contemplated by the Finance Documents.
16.13Immunity
Subject to any general provisions of law with respect to immunity of certain assets from attachment and from execution, referred to in any legal opinion required under this Agreement, it is not entitled to claim immunity from suit, attachment, enforcement or other legal process in the Republic.
16.14Governing law and enforcement
(a)The Company represents that subject to the Legal Reservations, the choice of English law as the governing law of the Finance Documents will be recognised and enforced in the Republic.
(b)The Company represents that subject to the Legal Reservations, any judgment obtained in England in relation to a Finance Document will be recognised and enforced in the Republic.
16.15Solvency
(a)It is not insolvent (v úpadku); and
(b)it has not taken any action nor, so far as it is aware have any steps been taken or legal proceedings been started or threatened against it for winding-up, dissolution, reorganisation, or bankruptcy the enforcement of any encumbrance over its assets or for the appointment of a receiver, administrative receiver or administrator, trustee or similar officer of it or of any or all of its assets or revenues.
16.16Information
(a)The Company represents that all factual information provided in writing by an officer of any member of the Group, U. S. Steel or any Subsidiary of U. S. Steel to the Finance Parties in connection with the Finance Documents was true and accurate in all material respects as at its date or (if appropriate) as at the date (if any) at which it is stated to be given by that person.
(b)The Company represents that nothing was omitted from the information referred to in paragraph (a) of this Clause 16.16 that, if disclosed, would make that information untrue or misleading in any material respect.
(c)The Company represents that nothing has occurred since the date of the information referred to in paragraph (a) of this Clause 16.16 that, if disclosed, would make that information untrue or mislead in any material respect.

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16.17No notarial deed
The Company represents that no member of the Group has created any notarial deed (as referred to in section 45(2) of the Slovak Act No. 233/1995 Coll. as amended or section 274(e) of the Slovak Act No. 99/1963 Coll., in its wording up to 31 August 2005 respectively) in relation to any Financial Indebtedness.
16.18Financial statements
The Company represents that the financial statements most recently delivered to the Facility Agent (which, at the date of this Agreement, are the audited consolidated financial statements of the Group for the year ended 31 December 2020 and the audited unconsolidated balance sheets and income statements of the Guarantor for the year ended 31 December 2020):
(a)have been prepared in accordance with accounting principles and practices generally accepted in its jurisdiction of incorporation, consistently applied; and
(b)fairly present their consolidated or individual financial condition as at the date to which they were drawn up, except, in each case, as disclosed to the contrary in those financial statements.
16.19Slovak Banking Act
(a)It represents that it is not a person having any special relationship (osobitný vzťah) as defined in the Slovak Banking Act, to any Slovak Finance Party.
(b)When making any payment under or in connection with any Finance Document, it will use solely the funds owned by it.
(c)It is entering into each Finance Document as a principal and not as agent and, in its own name on its own account.
16.20Slovak Public Sector Partners Act
It is duly registered as a public sector partner (partner verejného sektora) in the register of public sector partners (register partnerov verejného sektora) in accordance with the Slovak Public Sector Partners Act.
16.21ERISA
The Company represents that:
(a)each Plan of it and of each ERISA Affiliate of it complies in all material respects with all applicable requirements of law and regulation;
(b)no Reportable Event has occurred with respect to any Plan, and no steps have been taken to terminate any Plan; and
(c)neither it nor any of its ERISA Affiliates has had a complete or partial withdrawal from any Multiemployer Plan (as defined by ERISA) or initiated any steps to do so.

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16.22Margin Regulations
The Company represents that neither it nor any of its Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
16.23Centre of Main Interests
Its Centre of Main Interests is situated in its jurisdiction of incorporation and it has no Establishment in any other jurisdiction.
16.24Material adverse change
The Company represents that since 31 December 2020, there has not been any material adverse change in its or in the Guarantor’s business, Assets, regulation or financial condition that would reasonably be expected to have a material adverse effect on the ability of the Obligors taken as a whole to perform their obligations under the Finance Documents.
16.25Anti-Corruption Laws and Sanctions
(a)The Company represents that it has implemented and maintains in effect policies and procedures designed to ensure compliance by it, its Subsidiaries and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws and Sanctions.
(b) The Company represents that it, its Subsidiaries and their respective officers and employees and to the knowledge of it its directors and agents, are in compliance with applicable Anti-Corruption Laws and Sanctions in all material respects.
(c)The Company represents that none of:
(i)it, any Subsidiary or to the knowledge of it or such Subsidiary any of their respective directors, officers or employees; or
(ii)to the knowledge of it, its agents or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person.
(d)The Company represents that no Loan, use of proceeds or other transaction contemplated by the Finance Documents will violate any Anti-Corruption Law or Sanctions applicable to it or its Subsidiaries.
(e)In relation to each Lender that notifies the Facility Agent to this effect (each a Restricted Lender), this Clause 16.25 shall only apply for the benefit of that Restricted Lender to the extent that it would not result in any violation of, conflict with or liability under Council Regulation (EC) No 2271/96 of 22 November 1996 or any similar applicable anti-boycott law or regulation.
16.26Times for making representations and warranties
(a)It makes the representations and warranties set out in this Clause on the date of this Agreement.
(b)Unless a representation and warranty made by it is expressed to be given at a specific date, each representation and warranty made by it is deemed to be repeated by it on the date of each Request, each Additional Commitment Request Notification, each Additional

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Commitment Request and the first day of each Term, except that the representations and warranties in Clauses 16.5(a)(i)(C) and (ii) (Non-conflict), 16.7 (Authorisations) 16.8(a) (Litigation), 16.11 (Taxes on payments), 16.12 (No filing or stamp taxes), 16.15 (Solvency), 16.21 (ERISA), paragraphs (a), (b), (d) and (e) of Clause 16.25 (Anti-Corruption Laws and Sanctions) shall not be repeated by it.
(c)When the representation and warranty in Clause 16.6 (No default) is repeated on a Request for a Rollover Loan or the first day of a Term for a Loan (other than the first Term for that Loan), the reference to a Default will be construed as a reference to an Event of Default.
(d)When a representation and warranty is repeated, it is applied to the circumstances existing at the time of repetition.
17.INFORMATION COVENANTS
17.1Duration
The undertakings in this Clause 17 remain in force from the date of this Agreement for so long as any amount is or may be outstanding under any Finance Document.
17.2Financial Information
The Company shall furnish to the Facility Agent:
(a)the annual audited consolidated financial statements of the Group including the report of independent auditors and accompanying notes for each of its financial years as soon as practicable (and in any event within 180 days after the end of each of its financial years), such financial statements:
(i)to be prepared in accordance with the IFRS consistently applied;
(ii)to be audited by an internationally recognised firm of accountants;
(iii)to give a true and fair view of the financial condition of the Company and the result of its operations for the period ended on the date to which such financial statements were prepared; and
(iv)signed by the chief financial officer (or equivalent), or by two senior officers of the Company;
(b)the annual audited unconsolidated financial statements of the Guarantor, prepared for each of its financial years as soon as practicable (and in any event within 180 days after the end of each of its financial years), such financial statements:
(i)to be prepared in accordance with IFRS consistently applied;
(ii)to be audited by an internationally recognised firm of accountants;
(iii)to give a true and fair view of the financial condition of the Guarantor and the result of its operations for the period ended on the date to which such financial statements were prepared; and
(iv)signed by the chief financial officer (or equivalent), or by two senior officers of the Guarantor;

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(c)the annual unaudited consolidated balance sheet, profit and loss statement and cash flow statement of the Group to be prepared in accordance with US GAAP consistently applied, annually, i.e. for each of its financial years as soon as practicable (and in any event within 120 days after the end of each of its financial years) certified by the chief financial officer (or equivalent) of the Company;
(d)the semi-annual unaudited consolidated balance sheet, profit and loss statement and cash flow statement of the Group to be prepared in accordance with US GAAP, as soon as practicable (and in any event within 60 days after the end of each half of its financial years);
(e)the quarterly unaudited consolidated balance sheet and cash flow statement of the Group to be prepared in accordance with US GAAP consistently applied for the first three quarters (i.e. each of the quarterly periods ending on 31 March, 30 June, and 30 September each year) of each financial year, whereas, for the avoidance of doubt:
(i)balance sheet and cash flow statement submitted for the quarter ending on 31 March shall contain financial data for the period starting on 1 January of the given financial year and ending on 31 March of the given financial year;
(ii)balance sheet and cash flow statement submitted for the quarter ending on 30 June shall contain financial data for the period starting on 1 January of the given financial year and ending on 30 June of the given financial year; and
(iii)balance sheet and cash flow statement submitted for the quarter ending on 30 September shall contain financial data for the period starting on 1 January of the given financial year and ending on 30 September of the given financial year, as soon as practicable (and in any event within 60 days after the end of the relevant quarter) certified by the chief financial officer (or equivalent) of the Company;
(f)the unaudited consolidated profit and loss statement of the Group to be prepared in accordance with US GAAP consistently applied for each of the rolling 12-month periods ending on 31 March, 30 June, and 30 September each year, whereas, for the avoidance of doubt:
(i)profit and loss statement submitted for the rolling 12 months period ending on 31 March shall contain financial data for the period starting on 1 April of the previous financial year and ending on 31 March of the given financial year;
(ii)profit and loss statement submitted for the rolling 12 months period ending on 30 June shall contain financial data for the period starting on 1 July of the previous financial year and ending on 30 June of the given financial year; and
(iii)profit and loss statement submitted for the rolling 12 months period ending on 30 September shall contain financial data for the period starting on 1 October of the previous financial year and ending on 30 September of the given financial year, as soon as practicable (and in any event within 60 days after the end of the relevant period) certified by the chief financial officer (or equivalent) of the Company;
(g)together with the financial statements referred to in paragraph (a) of this Clause 17.2, a certificate of the Company signed by the chief financial officer (or equivalent) of the Company certifying that no Event of Default has occurred (or, if it has, specifying it and the steps being taken to remedy it); and

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(h)as soon as practicable (and in any event within 60 days after the end of the relevant quarter), a certificate of the Company signed by the chief financial officer (or equivalent) of the Company listing the following information, unless already included in the financial statements furnished under paragraph (a) or (e) of this Clause 17.2 or otherwise available to the Finance Parties:
(i)the average production capacity (in percentage) which the Company used in the quarter for which such certificate is furnished to the Facility Agent; and
(ii)the average selling prices of steel which the Company realised in the quarter for which such certificate is furnished to the Facility Agent;
the identity of all its Subsidiaries:
(A)whose total assets in aggregate together with total assets of any other Subsidiaries (being the total of fixed assets and current assets) (consolidated in the case of a Subsidiary which itself has one or more Subsidiaries) represent not less than 7.5 per cent, of the Company’s total consolidated fixed assets: and/or
(B)whose gross revenues together with gross revenues of any other Subsidiaries (being gross revenues less internal revenues (excluding exceptionals), before operating expenses and depreciation) (consolidated in the case of a Subsidiary which itself has one or more Subsidiaries) represent not less than 7.5 per cent, of the consolidated gross revenues of the Group (being gross revenues (excluding exceptionals) before operating expenses and depreciation on a consolidated basis).
17.3ESG KPI Requirements Certificate
Within ten Business Days after 31 July in each fiscal year commencing 31 July 2022, an authorised person of the Company shall deliver to the Facility Agent a certificate (the ESG KPI Requirements Certificate) attaching:
(a)a copy of the ESG KPI Annual Report for the most recently-ended fiscal year at such time; and
(b)a review report of the ESG KPI Requirements Assurance Provider confirming that the ESG KPI Requirements Assurance Provider is not aware of any modifications that should be made to such computations in order for them to be presented as being in all material respects in conformity with the ESG KPI Requirements.
17.4Compliance Certificate
(a)The Company must supply to the Facility Agent a duly completed Compliance Certificate with each set of semi-annual unaudited consolidated financial statements of the Group for the periods ending on 30 June and 31 December each year delivered to the Facility Agent under paragraph (d) of Clause 17.2 (Financial Information). For the avoidance of doubt, the obligation to supply the duly completed Compliance Certificate applies irrespective of whether a Loan is then outstanding.
(b)A Compliance Certificate must be signed by the chief financial officer (or equivalent) of the Company.

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17.5Information - miscellaneous
(a)The Company shall furnish to the Facility Agent from time to time with reasonable promptness, such further information regarding the business and financial condition of each Obligor as the Facility Agent may reasonably request.
(b)Each Obligor shall promptly notify the Facility Agent of any material business or financial event, including any litigation, arbitration, administrative or other proceedings being commenced, which would reasonably be expected to adversely affect its ability to perform its obligations under the Finance Documents.
(c)Each Obligor shall supply to the Facility Agent (in sufficient copies for all the Lenders, if the Facility Agent so requests) promptly upon becoming aware of them, the details of any judgment or order of a court, arbitral body or agency which is made against it, which would reasonably be expected to materially adversely affect its ability to perform its obligations under the Finance Documents.
(d)Subject to paragraph (e) of this Clause 17.5, each Obligor must promptly on the request of any Finance Party supply to that Finance Party any documentation or other evidence that is reasonably requested by that Finance Party (whether for itself, on behalf of any Finance Party or any prospective new Lender) to enable a Finance Party or prospective new Lender to carry out and be satisfied with the results of all applicable know your customer requirements.
(e)Each Obligor is only required to supply any information under paragraph (d) of this Clause 17.5, if the necessary information is not already available to the relevant Finance Party and the requirement arises as a result of:
(i)the introduction of any change in (or in the interpretation, administration or application of) any law or regulation made after the date of this Agreement;
(ii)any change in the status of the Obligor (or of a Holding Company of the Obligor) or any change in the composition of shareholders of the Obligor after the date of this Agreement; or
(iii)a proposed assignment or transfer by the Lender of any of its rights and/or obligations under this Agreement to a person that is not a Lender before that assignment or transfer.
(f)Each Lender must promptly on the request of the Facility Agent supply to the Facility Agent any documentation or other evidence that is reasonably required by the Facility Agent to carry out and be satisfied with the results of all know your customer requirements.
17.6Notification of Default
Each Obligor must notify the Facility Agent of any Default (and the steps, if any, being taken to remedy it) promptly upon becoming aware of its occurrence (unless that Obligor is aware that a notification has already been provided by another Obligor).
17.7Slovak banking regulations
(a)Subject to paragraph (b) of this Clause 17.7, in case of any change to:
(i)the amount of an Obligor’s registered capital; or

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(ii)the participation interest(s) in an Obligor; or
(iii)the voting rights attached to any and all participation interest(s) in an Obligor, that Obligor must supply to the Facility Agent a list of its participants reflecting the situation after such change, promptly after the effectiveness of such change but in each case no later than within five Business Days after the effectiveness of such change.
(b)An Obligor is not obliged to supply the list of participants under paragraph (a) of this Clause 17.7 if any such change concerns a participant (spoločník) holding:
(i)a participation interest not exceeding 10 per cent. of the registered capital of that Obligor; or
(ii)voting rights not exceeding 10 per cent. of all voting rights in that Obligor.
(c)For the purposes of this Clause, a list of participants means a list of persons (whether individuals or legal entities) holding:
(i)a participation interest exceeding 10 per cent. of the registered capital of an Obligor; or
(ii)voting rights exceeding 10 per cent. of all voting rights in an Obligor, containing:
(A)in case of individuals, the name, family name, business name, identification number or birth certificate number, permanent address or place of business (if different from the permanent address) of that participant; and
(B)in case of legal entities, the business name, the legal form, identification number and the registered seat of that participant.
17.8FATCA Information
(a)Subject to paragraph (c) of this Clause 17.8, each Party shall, within ten Business Days of a reasonable request by another Party:
(i)confirm to that other Party whether it is:
(A)a FATCA Exempt Party; or
(B)not a FATCA Exempt Party; and
(ii)supply to that other Party such forms, documentation and other information relating to its status under FATCA as that other Party reasonably requests for the purposes of that other Party’s compliance with FATCA; and
(iii)supply to that other Party such forms, documentation and other information relating to its status as that other Party reasonably requests for the purposes of that other Party’s compliance with any other law, regulation, or exchange of information regime.
(b)If a Party confirms to another Party pursuant to paragraph (a)(i) of this Clause 17.8 that it is a FATCA Exempt Party and it subsequently becomes aware that it is not, or has ceased to be a FATCA Exempt Party, that Party shall notify that other Party reasonably promptly.

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(c)Neither paragraph (a) nor paragraph (b) of this Clause 17.8 shall oblige any Finance Party to do anything which would or might in its reasonable opinion constitute a breach of:
(i)any law or regulation;
(ii)any fiduciary duty; or
(iii)any duty of confidentiality.
(d)If a Party fails to confirm its status or to supply forms, documentation or other information requested in accordance with paragraph (a) of this Clause 17.8 (including, for the avoidance of doubt, where paragraph (c) of this Clause 17.8 applies), then such Party shall be treated for the purposes of the Finance Documents as if it is not a FATCA Exempt Party until such time as the Party in question provides the requested confirmation, forms, documentation or other information.
18.FINANCIAL COVENANTS
18.1Financial definitions
In this Agreement:
130Cash and Cash Equivalents means, at any time:
(a)cash in hand or on deposit with any acceptable bank;
(b)certificates of deposit, maturing within 30 days after the relevant date of calculation, issued by an acceptable bank;
(c)any investment in marketable obligations issued or guaranteed by the government of an agreed country or by an instrumentality or agency of those governments having an equivalent credit rating which:
(i)matures within 30 days after the date of the relevant calculation; and
(ii)is not convertible to any other security;
(d)open market commercial paper not convertible to any other security:
(i)for which a recognised trading market exists;
(ii)issued in an agreed country;
(iii)which matures within 30 days after the relevant date of calculation; and
(iv)which has a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s, or, if no rating is available in respect of the commercial paper, the issuer of which has, in respect of its long-term unsecured and non-credit enhanced debt obligations, an equivalent rating;
(e)investments accessible within 30 days in money market funds which:
(i)have a credit rating of either A-1 or higher by S&P or Fitch or P-1 or higher by Moody’s; and

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(ii)invest substantially all their assets in securities of the types described in paragraphs (b) to (d); or
(f)any other debt, security or investment approved by the Majority Lenders, in each case, to which any member of the Group is beneficially entitled at that time and which is capable of being applied against Financial Indebtedness of the Group. For this purpose an acceptable bank is a commercial bank or trust company which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody’s or a comparable rating from a nationally recognised credit rating agency for its long-term unsecured and non-credit enhanced debt obligations or has been approved by the Majority Lenders; and
an agreed country is the United States of America or any member state of the European Economic Area which has a rating of A or higher by S&P or Fitch or A2 or higher by Moody’s for its long-term unsecured and non-credit enhanced debt obligations.
EBITDA means, in relation to a Measurement Period, operating profit of the Group before taxation after (a) adding back any losses or expenses from any unusual, extraordinary or otherwise non-recurring items, (b) adding back any amount attributable to the depreciation or amortization of the Assets of the Group for that Measurement Period and (c) excluding income or gains from any unusual, extraordinary or otherwise non-recurring items.
Measurement Date means 30 June and 31 December each year, with the first Measurement Date being 31 December 2021.
Measurement Period means a period of 12 consecutive calendar months ending on a Measurement Date.
Net Debt means at any time the Financial Indebtedness of the Group (excluding any Short-term Derivative Transactions and Subordinated Intercompany Indebtedness) less the aggregate amount of Cash and Cash Equivalents at that time.
Short-term Derivative Transactions means interest rate or currency swaps, forward foreign exchange transactions, financial or commodity futures transactions, commodity swaps or other derivative transactions concluded for a tenor of 18 months or less related to operations and transactions in the normal course of business of the relevant member of the Group.
Subordinated Intercompany Indebtedness means Financial Indebtedness owed by the Company to any of its Affiliates which is subject to subordination undertaking for the benefit of the Finance Parties in the form and substance acceptable to Majority Lenders.
Total Assets means, as at any Measurement Date, the aggregate (without duplication) of the total assets of the Group as reported in the financial statements delivered by the Company to the Facility Agent under paragraph (d) of Clause 17.2 (Financial Information) in respect of the Measurement Period ending on that Measurement Date.
Total Stockholders’ Equity means, as at any Measurement Date, the amount of total stockholders equity of the Group and minority (non-controlling) interests as reported in the financial statements delivered by the Company to the Facility Agent under paragraph (d) of Clause 17.2 (Financial Information) in respect of the Measurement Period ending on that Measurement Date.

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18.2Interpretation
(a)Except as provided to the contrary in this Agreement, an accounting term used in this Clause is to be construed in accordance with US GAAP.
(b)Any amount in a currency other than euro is to be taken into account at its euro equivalent calculated on the basis of:
(i)the European Central Bank rate of exchange for the purchase of the relevant currency in the London foreign exchange market with euros as of 3 p.m. on the day the relevant amount falls to be calculated; or
(ii)if the amount is to be calculated on the last day of a financial period of the Company, the relevant rates of exchange used by the Company in, or in connection with, its financial statements for that period.
(c)No item may be credited or deducted more than once in any calculation under this Clause.
18.3Leverage
The Company must ensure that the Net Debt to EBITDA ratio does not, in respect of any Measurement Period exceed 3.50:1.
18.4Gearing
The Company must ensure that the aggregate amount of (a) Subordinated Intercompany Indebtedness and (b) its Total Stockholders’ Equity is not lower than 40 per cent. of its Total Assets on any Measurement Date.
18.5Testing
The financial covenants set out in Clauses 18.3 (Leverage) and 18.4 (Gearing) shall be tested by reference to each of the unaudited consolidated balance sheet, profit and loss statement and cash flow statements delivered pursuant to paragraph (d) of Clause 17.2 (Financial Information) and/or each Compliance Certificate delivered pursuant to Clause 17.4 (Compliance Certificate).
18.6ESG KPI Requirements compliance
Compliance with the ESG KPI Requirements shall be determined based on the findings of the ESG KPI Requirements Certificate.
19.GENERAL COVENANTS
19.1Authorisations
Each Obligor shall obtain and promptly renew from time to time all authorisations as may be required under any applicable law or regulation to enable it to perform its obligations under the Finance Documents, or required for the validity or enforceability of any Finance Document, shall comply with the terms of the same and will ensure the availability and transferability of sufficient foreign exchange to enable it to comply with its obligations under the Finance Documents.

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19.2Compliance with laws
(a)Each Obligor shall comply in all respects with all laws to which it may be subject, if failure so to comply would materially impair its ability to perform its obligations under the Finance Documents.
(b)Without limiting the generality of paragraph (a) above, each Obligor shall, to the extent required by law or regulation including without limitation legal regulations, in particular the Slovak Public Sector Partners Act, ensure that it is at all times duly registered as a public sector partner (partner verejného sektora) in the register of public sector partners (register partnerov verejného sektora) in accordance with the Slovak Public Sector Partners Act.
19.3Corporate existence
(a)Each Obligor shall maintain its corporate existence and its right to carry on its operations and will acquire, maintain and renew all rights, licences, concessions, contracts, powers, privileges, leases, lands, sanctions and franchises necessary or useful for the conduct of its operations except, in each case, where the failure to do so would not reasonably be expected to materially adversely affect that Obligor’s ability to perform its obligations under the Finance Documents.
(b)No Obligor shall:
(i)change its name; or
(ii)change its financial year end from 31 December.
19.4Insurance
The Company shall procure that, in respect of it and the Guarantor, it or U .S. Steel shall effect and maintain such insurance over and in respect of its Assets and business covering such risks and in such amounts as U. S. Steel maintains from time to time with respect to other (in respect of the Company) similar steel-making facilities and (in respect to the Guarantor) comparable facilities of Group members, as applicable, owned by U. S. Steel, subject to such deductibles and other forms of self-insurance as from time to time are generally applicable to such other (in respect of the Company) steel-making facilities and (in respect to the Guarantor) facilities of Group members, as applicable, provided such coverage is available to that Obligor on similar or better terms.
19.5Pari passu
Each Obligor shall procure that its obligations under the Finance Documents do and will constitute its direct, unconditional, unsecured, unsubordinated and general obligations and do and will rank at least pari passu with all other present and future unsecured and unsubordinated Financial Indebtedness issued, created or assumed by it other than amounts which are afforded priority by applicable law.
19.6Negative pledge
No Obligor shall create, assume or permit to exist any Security Interest over all or any of its Assets to secure Financial Indebtedness other than a Permitted Security Interest.
19.7Disposals
(a)Except as provided in paragraph (b) of this Clause 19.7, no Obligor shall, either in a single transaction or in a series of transactions, whether related or not and whether voluntary or

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involuntary, sell, transfer, grant or lease or otherwise dispose of (in each case whether conditionally or otherwise) any of its Fixed Assets other than Permitted Disposals.
(b)Notwithstanding paragraph (a) of this Clause 19.7, throughout the life of the Facility, Fixed Assets having an aggregate book value not exceeding 10 per cent. of all Fixed Assets (as shown in or included for the purposes of the audited consolidated financial statements for the year ended 31 December 2020) may be disposed of where the disposal is on arm’s length commercial terms.
19.8Mergers
No Obligor shall, without the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders, enter into any merger or other arrangement of a similar nature other than a Permitted Merger.
19.9Change of business
Except with the prior written consent of the Facility Agent acting on the instructions of the Majority Lenders, no Obligor shall make or threaten to make any substantial change in its business as conducted on the date of this Agreement.
19.10Borrowing
(a)Subject to paragraph (b) of this Clause 19.10, no Obligor shall, and the Company shall procure that no member of the Group shall incur any Financial Indebtedness other than:
(i)Financial Indebtedness not exceeding €600,000,000 (or its equivalent) in aggregate (including amounts borrowed under the Finance Documents);
(ii)Financial Indebtedness upon terms approved by the Facility Agent acting on the instructions of the Majority Lenders;
(iii)currency and commodity hedging used only to mitigate the risks relating to fluctuations in currencies and commodity prices, provided each such hedging arrangement is entered into for a period no longer than 18 months;
(iv)for the avoidance of doubt, operating lease obligations;
(v)for the avoidance of doubt, trade payables and other contractual obligations to suppliers and customers in the ordinary course of trading;
(vi)debt subordinated to the Loans under a subordination agreement in form and substance satisfactory to the Facility Agent acting on the instructions of Majority Lenders (acting reasonably); and
(vii)any refinancing of any of the foregoing up to the same principal amount.
(b)The obligation under paragraph (a) of this Clause 19.10 shall apply only until the Company delivers to the Facility Agent the first Compliance Certificate in accordance with Clause 17.4 (Compliance Certificate) which confirms that the Company complies with its obligations under Clause 18 (Financial covenants).

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19.11Environmental compliance
Except to the extent disclosed in writing to the Facility Agent, each Obligor shall comply with applicable Environmental Law except where failure to do so would not reasonably be expected to have a material adverse effect on the ability of that Obligor to perform its obligations under the Finance Documents. For this purpose, Environmental Law means:
(a)all environmental authorisations applicable to that Obligor; and
(b)all other applicable environmental laws, rules and regulations concerning the protection of human health or the environment or the transportation of any substance capable of causing harm to man or any other living organism or the environment or public health or welfare, including hazardous, toxic, radioactive or dangerous waste.
19.12No notarial deed
The Company shall not and the Company shall procure that no other member of the Group will, create any notarial deed (as referred to in section 45(2) of the Slovak Act No. 233/1995 Coll., as amended) in relation to any Financial Indebtedness.
19.13No Margin Stock
No Obligor may:
(a)extend credit for the purpose, directly or indirectly, of buying or carrying Margin Stock; or
(b)use any Loan or allow any Loan to be used, directly or indirectly, to buy or carry Margin Stock or for any other purpose in violation of the Margin Regulations.
19.14Centre of Main Interests
No Obligor may cause or allow its registered office or Centre of Main Interests to be in, or maintain an Establishment in, any jurisdiction other than its jurisdiction of incorporation.
19.15Anti-Corruption Law
(a)The Company shall not (and the Company shall ensure that no other member of the Group will) directly or indirectly use the proceeds of the Facilities for any purpose which would breach Anti-Corruption Law.
(b)The Company shall (and the Company shall ensure that each other member of the Group will):
(i)conduct its businesses in compliance in all material respects with applicable Anti-Corruption Laws and shall ensure it, each member of the Group and their respective officers and employees and their directors and agents are in compliance in all material respects with applicable Anti-Corruption Laws; and
(ii)implement and maintain policies and procedures designed to promote and achieve compliance by it, each other member of the Group and their respective directors, officers, employees and agents with applicable Anti-Corruption Laws.
19.16Sanctions
The Company may not and shall procure that no member of the Group shall:

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(a)request any Loan, nor use, lend, contribute or otherwise make available any part of the proceeds of any Loan or other transaction contemplated by this Agreement, directly or indirectly:
(i)for the purpose of financing any trade, business or other activities involving, or for the benefit of, any Sanctioned Person;
(ii)in any other manner that would reasonably be expected to result in any person being in breach of any Sanctions or becoming a Sanctioned Person; or
(iii)in any other manner that would violate any Anti-Corruption Law or Sanctions applicable to the Company or any member of the Group;
(b)fund all or part of any payment in connection with a Finance Document out of proceeds derived from business or transactions with a Sanctioned Person, or from any action which is in breach of any Sanctions; or
(c)engage in any other activity, transaction or conduct that results in any person being in breach of any Sanctions or becoming a Sanctioned Person.
20.DEFAULT
20.1Events of Default
Each of the events set out in Clauses 20.2 (Non-payment) to 20.10 (Repudiation) (both inclusive) is an Event of Default (whether or not caused by any reason whatsoever outside the control of an Obligor or any other person).
20.2Non-payment
An Obligor does not pay on the due date any amount payable by it under the Finance Documents at the place at and in the currency in which it is expressed to be payable and (if the failure to pay is caused solely by technical or administrative error or a Disruption Event) it is not remedied within five Business Days of its due date.
20.3Breach of other obligations
(a)Subject to paragraph (b) of this Clause 20.3, an Obligor fails to comply with any of its obligations under the Finance Documents other than those referred to in:
(i)Clause 17.3 (ESG KPI Requirements Certificate) or Clause 18.6 (ESG KPI Requirements compliance);
(ii)Clause 20.2 (Non-payment); and
(iii)Clause 20.4 (Misrepresentation) in respect of a misrepresentation under Clauses 16.25 (Anti-Corruption Laws and Sanctions), 19.15 (Anti-Corruption Law) or 19.16 (Sanctions),
and the failure to comply (if it is capable of remedy) remains unremedied for 30 days after the earlier of:
(A)the day when the Facility Agent gives that Obligor notice of the failure to comply; and

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(B)the day when that Obligor became aware of the failure to comply.
(b)A failure by an Obligor to comply with any of its obligations under Clause 18 (Financial covenants) at any Measurement Date shall not be considered an Event of Default if on that Measurement Date no Loan was outstanding.
20.4Misrepresentation
Any representation, warranty or statement made or repeated in the Finance Documents or in any written certificate or statement delivered, made or issued by or on behalf of an Obligor under the Finance Documents or in connection with the Finance Documents shall at any time be incorrect in any respect when so made or repeated or deemed to be made or repeated and the circumstances giving rise to such misrepresentation would reasonably be expected to have a material adverse effect on the ability of an Obligor to perform its obligations under the Finance Documents.
20.5Insolvency/enforcement
(a)Any action is taken by an Obligor or one of its Affiliates for the dissolution or termination of existence or liquidation of that Obligor;
(b)an application by an Obligor for bankruptcy (konkurz), restructuring (reštrukturalizácia) or moratorium, or an arrangement with creditors of an Obligor is entered into, or any other proceeding or arrangement by which the Assets of an Obligor are submitted to the control of its creditors occurs or is entered into;
(c)an Obligor is adjudged bankrupt pursuant to a final non-appealable order;
(d)there is appointed a liquidator, trustee, administrator, receiver or similar officer of an Obligor or a receiver of all or substantially all of the Assets of an Obligor;
(e)all or substantially all of the Assets of an Obligor are attached or distrained upon or the same become subject at any time to any order of a court or other process and such attachment, distraint, order or process shall remain in effect and shall not be discharged within thirty days;
(f)an Obligor becomes insolvent (v úpadku) or is declared insolvent by a competent governmental or judicial authority or admits in writing its inability to pay its debts as they fall due;
(g)a moratorium is made or declared in respect of all or any Financial Indebtedness of an Obligor; or
(h)an Obligor becomes a “company in crisis” (spoločnosť v kríze) for the purposes of section 67a of the Slovak Commercial Code.
20.6Cessation of business
An Obligor ceases or threatens to cease to carry on the whole or a substantial part of its business, save as permitted by Clause 19.7 (Disposals) and Clause 19.8 (Mergers).
20.7Revocation of authorisation
(a)Any authorisation or other requirement of any governmental, judicial or public body or authority necessary to enable an Obligor under any applicable law or regulation to perform its obligations under the Finance Documents or for its businesses or required for the validity

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or enforceability of the Finance Documents shall be modified, revoked, withdrawn or withheld in any material respect or shall fail to remain in full force and effect for more than 30 days.
(b)An Obligor fails to comply with any authorisation or other requirement set out in paragraph (a) of this Clause 20.7.
20.8Expropriation
All or any substantial part of the Assets of an Obligor are seized or expropriated by any authority.
20.9Unlawfulness
At any time it is unlawful for an Obligor to perform such of its obligations under the Finance Document as are, in the reasonable opinion of the Majority Lenders, material.
20.10Repudiation
An Obligor repudiates a Finance Document in writing.
20.11Cross acceleration
(a)Any Financial Indebtedness of any member of the Group is declared to be or otherwise becomes due and payable prior to its specified maturity as a result of an event of default (however described).
(b)No Event of Default will occur under paragraph (a) above if the aggregate amount of Financial Indebtedness or commitment for Financial Indebtedness falling within paragraph (a) above is less than EUR50,000,000 (or its equivalent in any other currency or currencies).
20.12Acceleration
If an Event of Default is continuing, the Facility Agent may, and must if so instructed by the Majority Lenders by notice to the Company:
(a)cancel all or any part of the Total Commitments; and/or
(b)declare that all or part of any amounts outstanding under the Finance Documents are:
(i)immediately due and payable; and/or
(ii)payable on demand by the Facility Agent acting on the instructions of the Majority Lenders.
Any notice given under this Clause 20.12 will take effect in accordance with its terms.
20.13ESG KPI observance
Notwithstanding any other term of this Agreement, any failure to observe or perform any provision of Clause 17.3 (ESG KPI Requirements Certificate) shall not constitute a Default and any such failure if it remains unremedied for 30 days shall only cause an increase of the ESG KPI Margin Adjustment and the ESG KPI Commitment Fee Adjustment, as if each ESG KPI Requirement had not been complied with.

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21.THE ADMINISTRATIVE PARTIES AND THE REFERENCE BANKS
21.1Appointment of the Facility Agent
(a)Each Finance Party (other than the Facility Agent) appoints the Facility Agent to act as its agent under and in connection with the Finance Documents.
(b)Each of the Arranger and the Lenders authorises the Facility Agent to perform the duties, obligations and responsibilities and to exercise the rights, powers, authorities and discretions specifically given to the Facility Agent under or in connection with the Finance Documents together with any other incidental rights, powers, authorities and discretions.
21.2Duties of the Facility Agent
(a)The Facility Agent’s duties under the Finance Documents are solely mechanical and administrative in nature.
(b)The Facility Agent shall have only those duties, obligations and responsibilities expressly specified in the Finance Documents to which it is expressed to be a party (and no others shall be implied).
21.3Role of the Arranger
Except as specifically provided in the Finance Documents, the Arranger has no obligations of any kind to any other Party under or in connection with any Finance Document.
21.4No fiduciary duties
(a)Nothing in any Finance Document constitutes an Administrative Party as a trustee or fiduciary of any other person.
(b)No Administrative Party shall be bound to account to any Lender for any sum or the profit element of any sum received by it for its own account.
21.5Individual position of an Administrative Party
(a)If it is also a Lender, each Administrative Party has the same rights and powers under the Finance Documents as any other Lender and may exercise those rights and powers as though it were not an Administrative Party.
(b)Each Administrative Party may retain any profits or remuneration it receives under the Finance Documents or in relation to any other business it carries on with an Obligor or its related entities:
21.6Business with the Group
The Facility Agent and the Arranger may accept deposits from, lend money to and generally engage in any kind of banking or other business with any member of the Group.
21.7Rights and discretions
(a)The Facility Agent may:
rely on

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(i)any representation, communication, notice or document believed by it to be genuine, correct and appropriately authorised;
(ii)assume that:
(A)any instructions received by it from the Majority Lenders, any Lenders or any group of Lenders are duly given in accordance with the terms of the Finance Documents; and
(B)unless it has received notice of revocation, that those instructions have not been revoked; and
(iii)rely on a certificate from any person:
(A)as to any matter of fact or circumstance which might reasonably be expected to be within the knowledge of that person; or
(B)to the effect that such person approves of any particular dealing, transaction, step, action or thing, as sufficient evidence that that is the case and, in the case of paragraph (A) above, may assume the truth and accuracy of that certificate.
(b)The Facility Agent may assume (unless it has received notice to the contrary in its capacity as agent for the Lenders) that:
(i)no Default has occurred (unless it has actual knowledge of a Default arising under Clause 20.2 (Non-payment));
(ii)any right, power, authority or discretion vested in any Party or any group of Lenders has not been exercised; and
(iii)any notice or request made by the Company (other than a Request) is made on behalf of and with the consent and knowledge of all the Obligors.
(c)The Facility Agent may engage and pay for the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts.
(d)Without prejudice to the generality of paragraph (c) above or paragraph (e) below, the Facility Agent may at any time engage and pay for the services of any lawyers to act as independent counsel to the Facility Agent (and so separate from any lawyers instructed by the Lenders) if the Facility Agent in its reasonable opinion deems this to be necessary.
(e)The Facility Agent may rely on the advice or services of any lawyers, accountants, tax advisers, surveyors or other professional advisers or experts (whether obtained by the Facility Agent or by any other Party) and shall not be liable for any damages, costs or losses to any person, any diminution in value or any liability whatsoever arising as a result of its so relying.
(f)The Facility Agent may act in relation to the Finance Documents through its officers, employees and agents.
(g)Unless a Finance Document expressly provides otherwise the Facility Agent may disclose to any other Party any information it reasonably believes it has received as agent under this Agreement.

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(h)Notwithstanding any other provision of any Finance Document to the contrary, neither the Facility Agent nor the Arranger is obliged to do or omit to do anything if it would, or might in its reasonable opinion, constitute a breach of any law or regulation or a breach of a fiduciary duty or duty of confidentiality.
(i)Notwithstanding any provision of any Finance Document to the contrary, the Facility Agent is not obliged to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties, obligations or responsibilities or the exercise of any right, power, authority or discretion if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it.
21.8Instructions
(a)The Facility Agent shall:
(i)unless a contrary indication appears in a Finance Document, exercise or refrain from exercising any right, power, authority or discretion vested in it as Facility Agent in accordance with any instructions given to it by:
(A)all Lenders if the relevant Finance Document stipulates the matter is an all Lender decision; and
(B)in all other cases, the Majority Lenders; and
(ii)not be liable for any act (or omission) if it acts (or refrains from acting) in accordance with paragraph (i) above.
(b)The Facility Agent shall be entitled to request instructions, or clarification of any instruction, from the Majority Lenders (or, if the relevant Finance Document stipulates the matter is a decision for any other Lender or group of Lenders, from that Lender or group of Lenders) as to whether, and in what manner, it should exercise or refrain from exercising any right, power, authority or discretion. The Facility Agent may refrain from acting unless and until it receives any such instructions or clarification that it has requested.
(c)Save in the case of decisions stipulated to be a matter for any other Lender or group of Lenders under the relevant Finance Document and unless a contrary indication appears in a Finance Document, any instructions given to the Facility Agent by the Majority Lenders shall override any conflicting instructions given by any other Parties and will be binding on all Finance Parties.
(d)The Facility Agent may refrain from acting in accordance with any instructions of any Lender or group of Lenders until it has received any indemnification and/or security that it may in its discretion require (which may be greater in extent than that contained in the Finance Documents and which may include payment in advance) for any cost, loss or liability which it may incur in complying with those instructions.
(e)In the absence of instructions, the Facility Agent may act (or refrain from acting) as it considers to be in the best interest of the Lenders.
(f)The Facility Agent is not authorised to act on behalf of a Lender (without first obtaining that Lender’s consent) in any legal or arbitration proceedings relating to any Finance Document.
(g)Notwithstanding anything to the contrary in any Finance Document, when instructions are required from Lenders, following the occurrence of an Insolvency Event, the following

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participations of the Lenders shall not be taken into account for voting purposes and shall be disregarded:
(i)each participation in the outstanding Loans or an undrawn Commitment of a Lender which is an Insolvency Related Party of an Obligor; and
(ii)each participation in any outstanding Loan to the extent that such participation constitutes a Qualified Related-Party Receivable.
(h)In connection with any amendment, waiver, determination or direction relating to any term of Clause 16.25 (Anti-Corruption Laws and Sanctions) of which a Restricted Lender does not have the benefit, the Commitment of that Restricted Lender will be excluded for the purpose of determining whether the consent of the Majority Lenders has been obtained or whether the determination of the Majority Lenders has been made.
21.9Compliance
Each Administrative Party may refrain from doing anything (including disclosing any information) which might, in its opinion, constitute a breach of any law or regulation or be otherwise actionable at the suit of any person, and may do anything which, in its opinion, is necessary or desirable to comply with any law or regulation.
21.10Responsibility for documentation
Neither the Facility Agent nor an Administrative Party is responsible or liable for:
(a)the adequacy, accuracy or completeness of any information (whether oral or written) supplied by the Facility Agent, the Arranger, an Obligor or any other person in or in connection with any Finance Document agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(b)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; or
(c)any determination as to whether any information provided or to be provided to any Finance Party is non-public information the use of which may be regulated or prohibited by applicable law or regulation relating to insider dealing or otherwise.

21.11Exclusion of liability
(a)Without limiting paragraph (b) below (and without prejudice to any other provision of any Finance Document excluding or limiting the liability of the Facility Agent), the Facility Agent will not be liable for:
(i)any damages, costs or losses to any person, any diminution in value, or any liability whatsoever arising as a result of taking or not taking any action under or in connection with any Finance Document, unless directly caused by its gross negligence or wilful misconduct;
(ii)exercising, or not exercising, any right, power, authority or discretion given to it by, or in connection with, any Finance Document or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in

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connection with, any Finance Document, other than by reason of its gross negligence or wilful misconduct; or
(iii)without prejudice to the generality of paragraphs (i) and (ii) above, any damages, costs or losses to any person, any diminution in value or any liability whatsoever (but not including any claim based on the fraud of the Facility Agent) arising as a result of:
(A)any act, event or circumstance not reasonably within its control; or
(B)the general risks of investment in, or the holding of assets in, any jurisdiction, including (in each case and without limitation) such damages, costs, losses, diminution in value or liability arising as a result of: nationalisation, expropriation or other governmental actions; any regulation, currency restriction, devaluation or fluctuation; market conditions affecting the execution or settlement of transactions or the value of assets (including any Disruption Event); breakdown, failure or malfunction of any third party transport, telecommunications, computer services or systems; natural disasters or acts of God; war, terrorism, insurrection or revolution; or strikes or industrial action.
(b)No Party (other than the relevant Administrative Party) may take any proceedings against any officer, employee or agent of an Administrative Party in respect of any claim it might have against an Administrative Party or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document and any officer, employee or agent of an Administrative Party may rely on this Clause.
(c)The Facility Agent will not be liable for any delay (or any related consequences) in crediting an account with an amount required under the Finance Documents to be paid by the Facility Agent if the Facility Agent has taken all necessary steps as soon as reasonably practicable to comply with the regulations or operating procedures of any recognised clearing or settlement system used by the Facility Agent for that purpose.
(d)Nothing in this Agreement shall oblige the Facility Agent or the Arranger to carry out:
(i)any “know your customer” or other checks in relation to any person; or
(ii)any check on the extent to which any transaction contemplated by this Agreement might be unlawful for any Lender or for any Affiliate of any Lender, on behalf of any Lender and each Lender confirms to the Facility Agent and the Arranger that it is solely responsible for any such checks it is required to carry out and that it may not rely on any statement in relation to such checks made by the Facility Agent or the Arranger.
(e)Without prejudice to any provision of any Finance Document excluding or limiting the Facility Agent’s liability, any liability of the Facility Agent arising under or in connection with any Finance Document shall be limited to the amount of actual loss which has been suffered (as determined by reference to the date of default of the Facility Agent or, if later, the date on which the loss arises as a result of such default) but without reference to any special conditions or circumstances known to the Facility Agent at any time which increase the amount of that loss. In no event shall the Facility Agent be liable for any loss of profits, goodwill, reputation, business opportunity or anticipated saving, or for special, punitive, indirect or consequential damages, whether or not the Facility Agent has been advised of the possibility of such loss or damages.

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21.12No duty to monitor
The Facility Agent shall not be bound to enquire:
(a)whether or not any Default has occurred;
(b)as to the performance, default or any breach by any Party of its obligations under any Finance Document; or
(c)whether any other event specified in any Finance Document has occurred.
21.13Information
(a)Subject to paragraph (b) below, the Facility Agent shall promptly forward to a Party the original or a copy of any document which is delivered to the Facility Agent for that Party by any other Party.
(b)Paragraph (a) above shall not apply to any Transfer Certificate.
(c)Except where a Finance Document specifically provides otherwise, the Facility Agent is not obliged to review or check the adequacy, accuracy or completeness of any document it forwards to another Party.
(d)If the Facility Agent receives notice from a Party referring to this Agreement, describing a Default and stating that the circumstance described is a Default, it shall promptly notify the other Finance Parties.
(e)If the Facility Agent is aware of the non-payment of any principal, interest, commitment fee or other fee payable to a Finance Party (other than the Facility Agent or the Arranger) under this Agreement it shall promptly notify the other Finance Parties.
21.14Credit appraisal by the Lenders
Without affecting the responsibility of any Obligor for information supplied by it or on its behalf in connection with any Finance Document, each Lender confirms to the Facility Agent and the Arranger that it has been, and will continue to be, solely responsible for making its own independent appraisal and investigation of all risks arising under or in connection with any Finance Document including but not limited to:
(a)the financial condition, status and nature of each member of the Group;
(b)the legality, validity, effectiveness, adequacy or enforceability of any Finance Document and any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document;
(c)whether that Lender has recourse, and the nature and extent of that recourse, against any Party or any of its respective assets under or in connection with any Finance Document, the transactions contemplated by the Finance Documents or any other agreement, arrangement or document entered into, made or executed in anticipation of, under or in connection with any Finance Document; and
(d)the adequacy, accuracy or completeness of any information provided by the Facility Agent, any Party or by any other person under or in connection with any Finance Document, the transactions contemplated by any Finance Document or any other agreement, arrangement or

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document entered into, made or executed in anticipation of, under or in connection with any Finance Document.
21.15Confidentiality
(a)In acting as agent for the Finance Parties, the Facility Agent shall be regarded as acting through its agency division which shall be treated as a separate entity from any other of its divisions or departments.
(b)If information is received by another division or department of the Facility Agent, it may be treated as confidential to that division or department and the Facility Agent shall not be deemed to have notice of it.
(c)The Facility Agent is not obliged to disclose to any person any confidential information supplied to it by or on behalf of a member of the Group which was supplied to it solely for the purpose of evaluating whether any waiver or amendment is required in respect of any term of the Finance Documents.
(d)Each Obligor irrevocably authorises the Facility Agent to disclose to the other Finance Parties any information that, in its opinion, is received by it in its capacity as the Facility Agent.
21.16Lenders’ indemnity to the Facility Agent
Each Lender shall (in proportion to its share of the Total Commitments or, if the Total Commitments are then zero, to its share of the Total Commitments immediately prior to their reduction to zero) indemnify the Facility Agent, within three Business Days of demand, against any cost, loss or liability incurred by the Facility Agent (otherwise than by reason of the Facility Agent’s gross negligence or wilful misconduct) in acting as Agent under the Finance Documents (unless the Facility Agent has been reimbursed by an Obligor pursuant to a Finance Document).
21.17Deduction from amounts payable by the Facility Agent
If any Party owes an amount to the Facility Agent under the Finance Documents the Facility Agent may, after giving notice to that Party, deduct an amount not exceeding that amount from any payment to that Party which the Facility Agent would otherwise be obliged to make under the Finance Documents and apply the amount deducted in or towards satisfaction of the amount owed. For the purposes of the Finance Documents that Party shall be regarded as having received any amount so deducted.
21.18Resignation of the Facility Agent
(a)The Facility Agent may resign and appoint one of its Affiliates acting through an office as successor by giving notice to the Lenders and the Company.
(b)Alternatively the Facility Agent may resign by notice to the Lenders and the Company, in which case the Majority Lenders may appoint a successor Facility Agent.
(c)If the Majority Lenders have not appointed a successor Facility Agent in accordance with paragraph (b) above within 30 days after notice of resignation was given, the retiring Facility Agent may appoint a successor Facility Agent.
(d)The person(s) appointing a successor Facility Agent must, if practicable, consult with the Company prior to the appointment.

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(e)The Facility Agent’s resignation notice shall only take effect upon the appointment of a successor.
(f)The retiring Facility Agent shall, at its own cost, make available to the successor Facility Agent such documents and records and provide such assistance as the successor Facility Agent may reasonably request for the purposes of performing its functions as Agent under the Finance Documents.
(g)Upon the appointment of a successor, the retiring Facility Agent shall be discharged from any further obligation in respect of the Finance Documents (other than its obligations under paragraph (f) above) but shall remain entitled to the benefit of Clause 24.2 (Other indemnities) and this Clause 21 (and any agency fees for the account of the retiring Facility Agent shall cease to accrue from (and shall be payable on) that date). Any successor and each of the other Parties shall have the same rights and obligations amongst themselves as they would have had if such successor had been an original Party.
(h)After consultation with the Company, the Majority Lenders may, by notice to the Facility Agent, require it to resign in accordance with paragraph (b) above. In this event, the Facility Agent shall resign in accordance with paragraph (b) above.
(i)The Facility Agent shall resign in accordance with paragraph (b) above (and, to the extent applicable, shall use reasonable endeavours to appoint a successor Facility Agent pursuant to paragraph (c) above) if on or after the date which is two months before the earliest FATCA Application Date relating to any payment to the Facility Agent under the Finance Documents, either:
(i)the Facility Agent fails to respond to a request under Clause 17.8 (FATCA Information) and a Lender reasonably believes that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
(ii)the information supplied by the Facility Agent pursuant to Clause 17.8 (FATCA Information) indicates that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date; or
(iii)the Facility Agent notifies the Company and the Lenders that the Facility Agent will not be (or will have ceased to be) a FATCA Exempt Party on or after that FATCA Application Date;
and (in each case) the Company or a Lender reasonably believes that a Party will be required to make a FATCA Deduction that would not be required if the Facility Agent were a FATCA Exempt Party, and the Company or that Lender, by notice to the Facility Agent, requires it to resign.
(j)If the Facility Agent wishes to resign because (acting reasonably) it has concluded that it is no longer appropriate for it to remain as agent and the Facility Agent is entitled to appoint a successor Facility Agent under paragraph (c) above, the Facility Agent may (if it concludes (acting reasonably) that it is necessary to do so in order to persuade the proposed successor Facility Agent to become a party to this Agreement as Facility Agent) agree with the proposed successor Facility Agent amendments to this Clause 21 and any other term of this Agreement dealing with the rights or obligations of the Facility Agent consistent with then current market practice for the appointment and protection of corporate trustees together with any reasonable amendments to the agency fee payable under this Agreement which are consistent with the successor Facility Agent’s normal fee rates and those amendments will bind the Parties.

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21.19Relationship with the Lenders
(a)The Facility Agent may treat the person shown in its records as Lender at the opening of business (in the place of the Facility Agent’s principal office as notified to the Finance Parties from time to time) as the Lender acting through its Facility Office:
(i)entitled to or liable for any payment due under any Finance Document on that day; and
(ii)entitled to receive and act upon any notice, request, document or communication or make any decision or determination under any Finance Document made or delivered on that day, unless it has received not less than five Business Days’ prior notice from that Lender to the contrary in accordance with the terms of this Agreement.
(b)Any Lender may by notice to the Facility Agent appoint a person to receive on its behalf all notices, communications, information and documents to be made or despatched to that Lender under the Finance Documents. Such notice shall contain the address, fax number and (where communication by electronic mail or other electronic means is permitted under Clause 35.5 (Electronic communication)) electronic mail address and/or any other information required to enable the transmission of information by that means (and, in each case, the department or officer, if any, for whose attention communication is to be made) and be treated as a notification of a substitute address, fax number, electronic mail address (or such other information), department and officer by that Lender for the purposes of Clause 35.2 (Addresses for notices) and paragraph (a)(ii) of Clause 35.5 (Electronic communication) and the Facility Agent shall be entitled to treat such person as the person entitled to receive all such notices, communications, information and documents as though that person were that Lender.
21.20Facility Agent’s management time
Any amount payable to the Facility Agent under Clause 24.2 (Other indemnities), Clause 25 (Expenses) and Clause 21.16 (Lenders’ indemnity to the Facility Agent) shall include the cost of utilising the Facility Agent’s management time or other resources and will be calculated on the basis of such reasonable daily or hourly rates as the Facility Agent may notify to the Company and the Lenders, and is in addition to any fee paid or payable to the Facility Agent under Clause 23 (Fees).
21.21Role of Reference Banks
(a)No Reference Bank is under any obligation to provide a quotation or any other information to the Facility Agent.
(b)No Reference Bank will be liable for any action taken by it under or in connection with any Finance Document, or for any Reference Bank Quotation, unless directly caused by its gross negligence or wilful misconduct.
(c)No Party (other than the relevant Reference Bank) may take any proceedings against any officer, employee or agent of any Reference Bank in respect of any claim it might have against that Reference Bank or in respect of any act or omission of any kind by that officer, employee or agent in relation to any Finance Document, or to any Reference Bank Quotation, and any officer, employee or agent of each Reference Bank may rely on this Clause 21.21 subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.

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21.22Third party Reference Banks
A Reference Bank which is not a Party may rely on Clause 21.21 (Role of Reference Banks), Clause 26.3 (Other exceptions) and Clause 30 (Confidentiality of Funding Rates and Reference Bank Quotations) subject to Clause 1.3 (Third party rights) and the provisions of the Third Parties Act.
21.23Notice period
Where this Agreement specifies a minimum period of notice to be given to the Facility Agent, the Facility Agent may, in its discretion, accept a shorter notice period.
21.24ESG KPI Requirements – no liability
Each Party hereby agrees that neither the Facility Agent nor the Sustainability Coordinator shall have any responsibility for (or liability in respect of) reviewing, auditing or otherwise evaluating any calculation by the Company of any ESG KPI Margin Adjustment or any ESG KPI Commitment Fee Adjustment (or any of the data or computations that are part of or related to any such calculation) set forth in any certificate delivered pursuant to Clause 17.3 (ESG KPI Requirements Certificate) and the Facility Agent and the Sustainability Coordinator may rely conclusively on any such certificate, without further inquiry.
22.EVIDENCE AND CALCULATIONS
22.1Accounts
Accounts maintained by a Finance Party in connection with this Agreement are prima facie evidence of the matters to which they relate for the purpose of any litigation or arbitration proceedings.
22.2Certificates and determinations
Any certification or determination by a Finance Party of a rate or amount under the Finance Documents will be, in the absence of manifest error, conclusive evidence of the matters to which it relates.
22.3Calculations
Any interest or fee accruing under this Agreement accrues from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days or otherwise, depending on what the Facility Agent determines is market practice in the Relevant Market.
23.FEES
23.1Facility Agent’s fee
The Company must pay to the Facility Agent for its own account an agency fee in the amount and manner agreed in the Fee Letter between the Facility Agent and the Company.
23.2Arrangement fee
The Company must pay to the Facility Agent for the Arrangers an arrangement fee in the amount and manner agreed in the Fee Letter between the Facility Agent and the Company.
23.3Commitment fee
(a)The Company must pay to the Facility Agent for each Lender a commitment fee computed at the rate of, subject to paragraph (c) below, 40 per cent. of the margin per annum set out in

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the definition of “Margin” (not taking into account any increase or decrease pursuant to paragraph (ii) in the definition of Margin) on the daily unutilised, uncancelled amount of each Lender’s Commitment.
(b)Accrued commitment fee is payable quarterly in arrears during the Availability Period, on the last day of the Availability Period and on the date the relevant Lender’s Commitment is cancelled in full.
(c)Notwithstanding the foregoing, effective as of 1 August in each fiscal year (commencing 1 August 2022), the Commitment Fee shall be adjusted on the date which is five Business Days after receipt by the Facility Agent of the ESG KPI Requirements Certificate by the increase or decrease (in each case, if any) that is the net effect of:
(i)a reduction of 0.005% per annum per each ESG KPI Requirement that is satisfied with respect to the immediately preceding fiscal year; and/or
(ii)an increase of 0.005% per annum per each ESG KPI Requirement that is not satisfied with respect to the immediately preceding fiscal year (ESG KPI Commitment Fee Adjustment).
Any adjustment to the applicable Commitment Fee by reason of meeting one or several ESG KPI Requirements in any fiscal year shall not be cumulative year-over-year, and each applicable ESG KPI Commitment Fee Adjustment shall only apply until the date on which the next ESG KPI Commitment Fee Adjustment is scheduled to occur.
24.INDEMNITIES AND BREAK COSTS
24.1Currency indemnity
(a)If a Finance Party receives an amount in respect of an Obligor’s liability under the Finance Documents (other than by reason of the Facility Agent not performing its obligations under this Agreement) or if that liability is converted into a claim, proof, judgment or order in a currency other than the currency (the contractual currency) in which the liability is expressed to be payable under the relevant Finance Document:
(i)each Obligor shall indemnify that Finance Party as an independent obligation against any loss or liability arising out of or as a result of the conversion;
(ii)if the amount received by that Finance Party, when converted into the contractual currency at a market rate in the usual course of its business is less than the amount owed in the contractual currency, the Obligor concerned shall pay to that Finance Party an amount in the contractual currency equal to the deficit; and
(iii)that Obligor shall pay to the Finance Party concerned any exchange costs and taxes payable in connection with any such conversion.
(b)Each Obligor waives any right it may have in any jurisdiction to pay any amount under the Finance Documents in a currency other than that in which it is expressed to be payable.
(c)Any amount payable by an Obligor shall be paid to the Facility Agent for the relevant Finance Party within ten Business Days of demand by the relevant Finance Party.

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24.2Other indemnities
(a)Each Obligor must indemnify each Finance Party against any loss or liability which that Finance Party incurs as a consequence of:
(i)the occurrence of any Event of Default;
(ii)Clause 20.12 (Acceleration);
(iii)any failure by an Obligor to pay any amount due under a Finance Document on its due date, including any resulting from any distribution or redistribution of any amount among the Lenders under this Agreement;
(iv)(other than by reason of negligence or default by that Finance Party) a Loan not being made after a Request has been delivered for that Loan; or
(v)a Loan (or part of a Loan) not being prepaid in accordance with this Agreement.
Each Obligor’s liability in each case includes any loss or expense on account of funds borrowed, contracted for or utilised to fund any amount payable under any Finance Document or any Loan.
(b)Each Obligor must indemnify the Facility Agent against any loss or liability incurred by the Facility Agent as a result of:
(i)investigating any event which the Facility Agent reasonably believes to be a Default; or
(ii)acting or relying on any notice that the Facility Agent reasonably believes to be genuine, correct and appropriately authorised.
24.3Break Costs
(a)The Company must pay to each Lender, within ten Business Days of demand by the relevant Lender, its Break Costs as compensation if any part of a Loan is prepaid.
(b)Break Costs are the amount (if any) reasonably determined by the relevant Lender by which:
(i)the interest (excluding the Margin) which that Lender would have received for the period from the date of receipt of any part of its participation in a Loan to the last day of the applicable Term for that Loan if the principal received had been paid on the last day of that Term;
exceeds
(ii)the amount which that Lender would be able to obtain by placing an amount equal to the amount received by it on deposit with a leading bank in the appropriate interbank market for a period starting on the Business Day following receipt and ending on the last day of the applicable Term.
(c)Each Lender must promptly supply to the Facility Agent for the Company details of the amount of any Break Costs claimed by it under this Clause 24.3.

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25.EXPENSES
25.1Initial costs
(a)The Company must pay to or reimburse on demand the Facility Agent the amount of all reasonable and documented costs and expenses (including legal fees) incurred by the Facility Agent and the Arrangers in connection with the negotiation, preparation, printing, entry into and syndication of this Agreement and any other document referred to therein, and regardless of whether the Company utilises the facility under this Agreement.
(b)In relation to the negotiation, preparation, printing, and entry into of the Finance Documents up until the date of this Agreement, there shall be a cap on legal fees as agreed between ING Bank N.V., pobočka zahraničnej banky, Bratislava as a Mandated Lead Arranger and the Company.
25.2Subsequent costs
The Company must pay to or reimburse on demand the Facility Agent the amount of all costs and expenses (including legal fees) reasonably incurred by it in connection with:
(a)the negotiation, preparation, printing and entry into of any Finance Document (other than a Transfer Certificate) executed after the date of this Agreement; and
(b)any amendment, waiver or consent requested by or on behalf of the Company or specifically allowed by this Agreement.
25.3Enforcement costs
The Company must pay to each Finance Party the amount of all costs and expenses (including reasonable legal fees) reasonably incurred by it in connection with the enforcement of, or the preservation of any rights under, any Finance Document.
26.AMENDMENTS AND WAIVERS
26.1Procedure
(a)Except as provided in this Clause, any term of the Finance Documents may be amended or waived with the agreement of the Company and the Majority Lenders. The Facility Agent may effect, on behalf of any Finance Party, an amendment or waiver allowed under this Clause.
(b)The Facility Agent must promptly notify the other Parties of any amendment or waiver effected by it under paragraph (a) of this Clause 26.1. Any such amendment or waiver is binding on all the Parties.
(c)If an amendment or waiver is proposed or to be agreed with the effect after the FATCA Application Date, no such amendment or waiver may be made before the date falling ten Business Days after the terms of that amendment or waiver have been notified by the Facility Agent to the Lenders, unless each Lender is a “FATCA Protected Lender”. The Facility Agent shall notify the Lenders reasonably promptly of any amendments or waivers proposed by the Company.

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26.2Exceptions
(a)Subject to Clause 26.4 (Replacement of Screen Rate), an amendment or waiver of any term of any Finance Document which relates to:
(i)the definition of Majority Lenders in Clause 1.1 (Definitions);
(ii)Clause 2.4 (Finance Parties’ rights and obligations), Clause 7.1 (Mandatory prepayment - illegality), Clause 7.2 (Mandatory prepayment - change of control), Clause 7.11 (Application of prepayments), this Clause 26, Clause 27 (Changes to the Parties), Clause 38 (Governing law) or Clause 39.1 (Jurisdiction);
(iii)an extension of the date of payment of any amount to a Lender under the Finance Documents;
(iv)a reduction in the Margin or a reduction in the amount of any payment of principal, interest, fee or other amount payable to a Lender under the Finance Documents;
(v)a change in currency of payment of any amount under the Finance Documents;
(vi)an increase in any Commitment (other than in respect of an Additional Commitment), or an extension of, any Availability Period or any requirement that a cancellation of Commitments reduces the Commitments of the Lenders rateably under the relevant Facility;
(vii)a term of a Finance Document which expressly requires the consent of each Lender;
(viii)the right of a Lender to assign or transfer its rights or obligations under the Finance Documents; or
(ix)the nature or scope of the guarantee and indemnity granted under Clause 15 (Guarantee and indemnity), may only be made with the consent of all the Lenders.
(b)    If the Facility Agent or a Lender reasonably believes that an amendment or waiver may constitute a “material modification” for the purposes of FATCA that may result (directly or indirectly) in a Party being required to make a FATCA Deduction and the Facility Agent or that Lender (as the case may be) notifies the Company and the Facility Agent accordingly, that amendment or waiver may, subject to paragraph (b)(ii) of this Clause 26.2, not be effected without the consent of the Facility Agent or that Lender (as the case may be).
(ii)The consent of a Lender shall not be required pursuant to paragraph (b)(i) of this Clause 26.2 if that Lender is a FATCA Protected Lender.
(c)An amendment or waiver that relates to Clause 16.25 (Anti-Corruption Laws and Sanctions) may only be made with the consent of the Majority Lenders and all Restricted Lenders.
(d)An amendment or waiver that relates to the rights or obligations of an Administrative Party may only be made with the consent of that Administrative Party.
(e)A Fee Letter may be amended or waived with the agreement of the Administrative Party that is a party to that Fee Letter and the Company.

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26.3Other exceptions
An amendment or waiver which relates to the rights or obligations of the Facility Agent or an Arranger or a Reference Bank (each in their capacity as such) may not be effected without the consent of the Facility Agent, an Arranger or that Reference Bank, as the case may be.
26.4Replacement of Screen Rate
(a)Subject to Clause 26.3 (Other exceptions), any amendment or waiver which relates to:
(i)providing for the use of a Replacement Benchmark; and
(ii)    aligning any provision of any Finance Document to the use of that Replacement Benchmark;
(B)enabling that Replacement Benchmark to be used for the calculation of interest under this Agreement (including, without limitation, any consequential changes required to enable that Replacement Benchmark to be used for the purposes of this Agreement);
(C)implementing market conventions applicable to that Replacement Benchmark;
(D)providing for appropriate fallback (and market disruption) provisions for that Replacement Benchmark; or
(E)adjusting the pricing to reduce or eliminate, to the extent reasonably practicable, any transfer of economic value from one Party to another as a result of the application of that Replacement Benchmark (and if any adjustment or method for calculating any adjustment has been formally designated, nominated or recommended by the Relevant Nominating Body, the adjustment shall be determined on the basis of that designation, nomination or recommendation), may be made with the consent of the Facility Agent (acting on the instructions of the Majority Lenders and the Obligors).
(b)If any Lender fails to respond to a request for an amendment or waiver described in paragraph (a) of this Clause 26.4 within 15 Business Days (or such longer time period in relation to any request which the Company and the Facility Agent may agree) of that request being made:
(i)its Commitment(s) shall not be included for the purpose of calculating the Total Commitments when ascertaining whether any relevant percentage of Total Commitments has been obtained to approve that request; and
(ii)its status as a Lender shall be disregarded for the purpose of ascertaining whether the agreement of any specified group of Lenders has been obtained to approve that request.
(c)In this Clause:
Relevant Nominating Body means any applicable central bank, regulator or other supervisory authority or a group of them, or any working group or committee sponsored or chaired by, or constituted at the request of, any of them or the Financial Stability Board.

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Replacement Benchmark means a benchmark rate which is:
(i)formally designated, nominated or recommended as the replacement for a Screen Rate by:
(A)the administrator of that Screen Rate ; or
(B)any Relevant Nominating Body,
and if replacements have, at the relevant time, been formally designated, nominated or recommended under both paragraphs, the “Replacement Benchmark” will be the replacement under paragraph (ii) below;
(ii)in the opinion of the Majority Lenders and the Obligors, generally accepted in the international or any relevant domestic syndicated loan markets as the appropriate successor to that Screen Rate; or
(iii)in the opinion of the Majority Lenders and the Obligors, an appropriate successor to a Screen Rate.
26.5Change of currency
If a change in any currency of a country occurs (including where there is more than one currency or currency unit recognised at the same time as the lawful currency of a country), the Finance Documents will be amended to the extent the Facility Agent (acting reasonably and after consultation with the Company) determines is necessary to reflect the change.
26.6Waivers and remedies cumulative
The rights of each Finance Party under the Finance Documents:
(a)may be exercised as often as necessary;
(b)are cumulative and not exclusive of its rights under the general law; and
(c)may be waived only in writing and specifically.
Delay in exercising or non-exercise of any right is not a waiver of that right.
27.CHANGES TO THE PARTIES
27.1Assignments and transfers by the Obligors
No Obligor may assign or transfer any of its rights and obligations under the Finance Documents without the prior consent of all the Lenders.
27.2Assignments and transfers by Lenders
(a)Subject to paragraph (b) of this Clause 27.2, a Lender (the Existing Lender) may, with the consent of the Company (such consent not to be unreasonably withheld or delayed), at any time assign or transfer (including by way of novation) any of its rights and obligations under the Finance Documents to another person (the New Lender). The Company will be deemed to have given its consent ten Business Days after the Company is given notice of the request unless consent is expressly refused by the Company within that time.

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(b)No consent shall be required from the Company if:
(i)an Event of Default has occurred and is continuing; or
(ii)if the proposed New Lender is an Affiliate of the Existing Lender or another Lender.
(c)A transfer of obligations will be effective only if either:
(i)the obligations are novated in accordance with the following provisions of this Clause; or
(ii)the New Lender confirms to the Facility Agent and the Company in form and substance satisfactory to the Facility Agent that it is bound by the terms of the Finance Documents as a Lender. On the transfer becoming effective in this manner the Existing Lender will be released from its obligations under the Finance Documents to the extent that they are transferred to the New Lender.
(d)Unless the Facility Agent otherwise agrees, the New Lender must pay to the Facility Agent for its own account, on or before the date any assignment or transfer occurs, a fee of €3,000.
(e)Any reference in this Agreement to a Lender includes a New Lender but excludes a Lender if no amount is or may be owed to or by it under this Agreement.
27.3Procedure for transfer by way of novations
(a)In this Clause 27.3:
139Transfer Date means, for a Transfer Certificate, the later of:
(i)the proposed Transfer Date specified in that Transfer Certificate; and
(ii)the date on which the Facility Agent executes that Transfer Certificate.
(b)A novation is effected if:
(i)the Existing Lender and the New Lender deliver to the Facility Agent a duly completed Transfer Certificate; and
(ii)the Facility Agent executes it.
The Facility Agent must execute as soon as reasonably practicable a Transfer Certificate delivered to it and which appears on its face to be in order.
(c)Each Party (other than the Existing Lender and the New Lender) irrevocably authorises the Facility Agent to execute any duly completed Transfer Certificate on its behalf.
(d)On the Transfer Date:
(i)the New Lender will assume the rights and obligations of the Existing Lender expressed to be the subject of the novation in the Transfer Certificate in substitution for the Existing Lender; and
(ii)the Existing Lender will be released from those obligations and cease to have those rights.

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(e)The Facility Agent must, as soon as reasonably practicable after it has executed a Transfer Certificate, send a copy of that Transfer Certificate to the Company.
(f)The Facility Agent shall only be obliged to execute a Transfer Certificate delivered to it by the Existing Lender and the New Lender once it is satisfied it has complied with all necessary “know your customer” or other similar checks under all applicable laws and regulations in relation to the transfer to such New Lender.
27.4Limitation of responsibility of Existing Lender
(a)Unless expressly agreed to the contrary, an Existing Lender makes no representation or warranty and assumes no responsibility to a New Lender for:
(i)the financial condition of an Obligor; or
(ii)the legality, validity, effectiveness, enforceability, adequacy, accuracy, completeness or performance of:
(A)any Finance Document or any other document;
(B)any statement or information (whether written or oral) made in or supplied in connection with any Finance Document, or
(C)any observance by an Obligor of its obligations under any Finance Document or other document, and any representations or warranties implied by law are excluded.
(b)Each New Lender confirms to the Existing Lender and the other Finance Parties that it:
(i)has made, and will continue to make, its own independent appraisal of all risks arising under or in connection with the Finance Documents (including the financial condition and affairs of an Obligor and its related entities and the nature and extent of any recourse against any Party or its assets) in connection with its participation in this Agreement; and
(ii)has not relied exclusively on any information supplied to it by the Existing Lender in connection with any Finance Document.
(c)Nothing in any Finance Document requires an Existing Lender to:
(i)accept a re-transfer from a New Lender of any of the rights and obligations assigned or transferred under this Clause; or
(ii)support any losses incurred by the New Lender by reason of the non-performance by an Obligor of its obligations under any Finance Document or otherwise.
27.5Costs resulting from change of Lender or Facility Office
If:
(a)a Lender assigns or transfers any of its rights and obligations under the Finance Documents or changes its Facility Office; and

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(b)as a result of circumstances existing at the date the assignment, transfer or change occurs, an Obligor would be obliged to pay a Tax Payment or an Increased Cost, then, unless the assignment, transfer or change is made by a Lender to mitigate any circumstances giving rise to the Tax Payment, Increased Cost or right to be prepaid and/or cancelled by reason of illegality, that Obligor need only pay that Tax Payment or Increased Cost to the same extent that it would have been obliged to if no assignment, transfer or change had occurred.
27.6Changes to the Reference Banks
If a Reference Bank (or, if a Reference Bank is not a Lender, the Lender of which it is an Affiliate) ceases to be a Lender, the Facility Agent must (in consultation with the Company) appoint another Lender or an Affiliate of a Lender to replace that Reference Bank.
27.7Security over Lenders’ rights
(a)In addition to the other rights provided to Lenders under this Clause 27 and subject to paragraph (b) of this Clause 27.7, each Lender may at any time charge, assign or otherwise create Security Interest in or over (whether by way of collateral or otherwise) all or any of its rights under any Finance Document to secure obligations of that Lender including:
(i)any charge, assignment or other Security Interest to secure obligations to a federal reserve or central bank; and
(ii)in the case of any Lender which is a fund, any charge, assignment or other Security Interest granted to any holders (or trustee or representatives of holders) of obligations owed, or securities issued, by that Lender as security for those obligations or securities, except that no such charge, assignment or Security Interest shall:
(A)release a Lender from any of its obligations under the Finance Documents or substitute the beneficiary of the relevant charge, assignment or Security Interest for the Lender as a party to any of the Finance Documents; or
(B)require any payments to be made by an Obligor other than or in excess of, or grant to any person any more extensive rights than, those required to be made or granted to the relevant Lender under the Finance Documents.
(b)A Lender may proceed pursuant to paragraph (a) of this Clause 27.7:
(i)without consulting with, or obtaining consent from, the Company, if the charge, assignment, or other form of Security Interest over the rights of the Lender is created:
(A)in favour of a federal reserve or central bank; or
(B)in connection with receipt by the Lender or any of its Affiliates of public aid or other form of state or international subsidy in favour of:
I.any government, governmental entity or agency, regulatory agency, international or public institution or other similar entity; or

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II.any entity or institution appointed for this purpose by any institution specified in paragraph (b)I of this Clause 27.7 by any such person for this purpose; or
(ii)with the consent of the Company (such consent not to be unreasonably withheld or delayed) in case other than pursuant to paragraph (b)(i)(B)I of this Clause 27.7.
27.8Replacement of a Specified Lender
(a)Subject to paragraph (b) of this Clause 27.8, at any time a Lender has become and continues to be a Specified Lender, the Company may, by giving 10 Business Days’ prior written notice to the Facility Agent and to such Specified Lender, replace such Specified Lender by requiring such Specified Lender to (and such Lender shall) transfer pursuant to Clause 27.2 (Assignments and transfers by Lenders) all (and not part only) of its rights and obligations under this Agreement to:
(i)another Lender selected by the Company that is not a Specified Lender; or
(ii)any other bank, financial institution, trust, fund or other entity, selected by the Company and acceptable to all Finance Parties (other than the Specified Lender that is to be replaced pursuant to this Clause 27.8),
(the entity pursuant to paragraph (a)(i) or (a)(ii) of this Clause 27.8 shall be referred to as a Replacement Lender), which Replacement Lender confirms its willingness to assume and does assume all the obligations or all the relevant obligations of the transferring Specified Lender (including the assumption of the transferring Specified Lender’s participations or unfunded participations, as the case may be, on the same basis as the transferring Specified Lender) for a purchase price in cash payable at the time of transfer equal to the outstanding principal amount of such Lender’s participation in the outstanding Loans and all accrued interest fees, Break Costs and other amounts payable in relation thereto under the Finance Documents.
(b)Any transfer of rights and obligations of a Specified Lender pursuant to this Clause 27.8 shall be subject to the following further conditions:
(i)if the Specified Lender to be replaced pursuant to this Clause 27.8 is also the Facility Agent, the Company may require such Facility Agent to resign pursuant to paragraph (b) of Clause 21.18;
(ii)finding of a suitable Replacement Lender is the responsibility of the Company and neither the Facility Agent nor the Specified Lender shall have any obligation to the Company to find a Replacement Lender;
(iii)no fee under paragraph (d) of Clause 27.2 (Assignments and transfers by Lenders) shall be payable for any transfer of rights and obligations of a Specified Lender under this Clause 27.8;
(iv)the transfer must take place no later than 30 Business Days after the notice referred to in paragraph (a) of this Clause 27.8; and
(v)in no event shall the Specified Lender be required to pay or surrender to the Replacement Lender any of the fees received by the Specified Lender pursuant to the Finance Documents prior to the replacement pursuant to paragraph (a) of this Clause 27.8 becoming effective.

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28.RESTRICTION ON DEBT PURCHASE TRANSACTIONS
28.1Prohibition on Debt Purchase Transactions by Affiliates of the Company
The Company shall procure that none of its Affiliates enters into any Debt Purchase Transaction or be a Lender or a party to a Debt Purchase Transaction of the type referred to in paragraphs (b) or (c) of the definition of “Debt Purchase Transaction” without the prior written consent of the Majority Lenders.
28.2Disenfranchisement on Debt Purchase Transactions entered into by Affiliates of the Company
(a)For so long as an Affiliate of the Company:
(i)beneficially owns a Commitment; or
(ii)has entered into a sub-participation agreement relating to a Commitment or other agreement or arrangement having a substantially similar economic effect and such agreement or arrangement has not been terminated, in ascertaining:
(A)the Majority Lenders; or
(B)whether:
I.any given percentage (including, for the avoidance of doubt, unanimity) of the Total Commitments; or
II.the agreement of any specified group of Lenders,
has been obtained to approve any request for a consent, waiver, amendment or other vote under the Finance Documents such Commitment shall be deemed to be zero and such Affiliate of the Company or the person with whom it has entered into such sub-participation, other agreement or arrangement shall be deemed not to be a Lender for the purposes of paragraphs (a)(ii)(A) and (a)(ii)(B) of this Clause 28.2 (unless in the case of a person not being an Affiliate of the Company it is a Lender by virtue otherwise than by beneficially owning the relevant Commitment).
(b)Each Lender shall, unless such Debt Purchase Transaction is an assignment or transfer, promptly notify the Facility Agent in writing if it knowingly enters into a Debt Purchase Transaction with an Affiliate of the Company (a Notifiable Debt Purchase Transaction), such notification to be substantially in the form set out in Part 1 of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).
(c)A Lender shall promptly notify the Facility Agent if a Notifiable Debt Purchase Transaction to which it is a party:
(i)is terminated; or
(ii)ceases to be with an Affiliate of the Company,
such notification to be substantially in the form set out in Part 2 of Schedule 9 (Forms of Notifiable Debt Purchase Transaction Notice).
(d)Each Affiliate of the Company that is a Lender agrees that:

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(i)in relation to any meeting or conference call to which all the Lenders are invited to attend or participate, it shall not attend or participate in the same if so requested by the Facility Agent or, unless the Facility Agent otherwise agrees, be entitled to receive the agenda or any minutes of the same; and
(ii)in its capacity as Lender, unless the Facility Agent otherwise agrees, it shall not be entitled to receive any report or other document prepared at the behest of, or on the instructions of, the Facility Agent or one or more of the Lenders.
28.3Company’s Affiliates’ notification to other Lenders of Debt Purchase Transactions
Any Affiliate of the Company which is or becomes a Lender and which enters into a Debt Purchase Transaction as a purchaser or a participant shall, by 5.00 pm on the Business Day following the day on which it entered into that Debt Purchase Transaction, notify the Facility Agent of the extent of the Commitment(s) or amount outstanding to which that Debt Purchase Transaction relates. The Facility Agent shall promptly disclose such information to the Lenders.
29.DISCLOSURE OF INFORMATION
29.1Confidential Information
(a)Each Finance Party must keep all Confidential Information confidential and not disclose it to anyone, save to the extent permitted by Clause 29.2 (Disclosure of Confidential Information) and Clause 29.3 (Disclosure to numbering service providers).
(b)Each Finance Party must ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information.
29.2Disclosure of Confidential Information
Any Finance Party may disclose:
(a)to any of its Affiliates and Related Funds and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives such Confidential Information as that Finance Party considers appropriate if any person to whom the Confidential Information is to be given pursuant to this paragraph (a) is informed in writing of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there is no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of the information or is otherwise bound by requirements of confidentiality in relation to the Confidential Information;
(b)to any person:
(i)to (or through) whom it assigns or transfers (or may potentially assign or transfer) all or any of its rights and/or obligations under one or more Finance Documents or which succeeds (or which may potentially succeed) it as Facility Agent and, in each case to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;
(ii)with (or through) whom it enters into (or may potentially enter into), whether directly or indirectly, any sub-participation in relation to, or any other transaction under which payments are to be made or may be made by reference to, one or more Finance Documents and/or an Obligor and to any of that person’s Affiliates, Related Funds, Representatives and professional advisers;

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(iii)appointed by any Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) of this Clause 29.2 applies to receive communications, notices, information or documents delivered pursuant to the Finance Documents on its behalf;
(iv)who invests in or otherwise finances (or may potentially invest in or otherwise finance), directly or indirectly, any transaction referred to in paragraphs (b)(i) or (b)(ii) of this Clause 29.2;
(v)to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation;
(vi)to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes;
(vii)to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to paragraph (b)(i) of Clause 27.7 (Security over Lenders’ rights);
(viii)to whom or for whose benefit that Finance Party charges, assigns or otherwise creates Security Interests (or may do so) pursuant to paragraph (b)(ii) of Clause 27.7 (Security over Lenders’ rights);
in each case, such Confidential Information as that Finance Party considers appropriate if:
(A)in relation to paragraphs (b)(i), (b)(ii) and (b)(iii) of this Clause 29.2, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking except that there is no requirement for a Confidentiality Undertaking if the recipient is a professional adviser and is subject to professional obligations to maintain the confidentiality of the Confidential Information;
(B)in relation to paragraph (b)(iv) and (b)(viii) of this Clause 29.2, the person to whom the Confidential Information is to be given has entered into a Confidentiality Undertaking or is otherwise bound by requirements of confidentiality in relation to the Confidential Information they receive and is informed that some or all of such Confidential Information may be price-sensitive information;
(C)in relation to paragraphs (b)(v), (b)(vi) and (b)(vii) of this Clause 29.2, the person to whom the Confidential Information is to be given is informed of its confidential nature and that some or all of such Confidential Information may be price-sensitive information except that there is no requirement to inform if, in the opinion of that Finance Party, it is not practicable so to do in the circumstances;
(c)to any person appointed by that Finance Party or by a person to whom paragraph (b)(i) or (b)(ii) of this Clause 29.2 applies to provide administration or settlement services in respect of one or more of the Finance Documents including in relation to the trading of participations in respect of the Finance Documents, such Confidential Information as may be required to be disclosed to enable such service provider to provide any of the services referred to in this paragraph (c) if the service provider to whom the Confidential Information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service

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Providers or such other form of confidentiality undertaking agreed between the Company and the relevant Finance Party;
(d)to any rating agency (including its professional advisers) such Confidential Information as may be required to be disclosed to enable such rating agency to carry out its normal rating activities in relation to the Finance Documents and/or an Obligor;
(e)to any person processing data for or on behalf of the Finance Party, who agreed with the Finance Party to maintain the confidentiality of the Confidential Information;
(f)Confidential Information to the operator of the common register of banking information (spoločný register bankových informácií) created and operated pursuant to section 92a of the Slovak Banking Act;
(g)who is a Party; and
(h)with the consent of the Company.
29.3Disclosure to numbering service providers
(a)Any Finance Party may disclose to any national or international numbering service provider appointed by that Finance Party to provide identification numbering services in respect of this Agreement, the Facility and/or an Obligor the following information:
(i)name of the Obligor;
(ii)Obligor’s country of domicile and place of incorporation;
(iii)date of this Agreement and the first Utilisation Date;
(iv)Clause 38 (Governing law);
(v)date of each amendment and restatement of this Agreement;
(vi)amounts of, and name of the Facility;
(vii)identity of the Administrative Parties;
(viii)amount of Total Commitments and currency of the Facility;
(ix)type of syndication;
(x)ranking of the Facility;
(xi)purpose of the Facility;
(xii)Final Maturity Date;
(xiii)changes to any of the information previously supplied pursuant to paragraphs (a)(i) to (a)(xii) of this Clause 29.3; and
(xiv)such other information agreed between such Finance Party and the Company;
to enable such numbering service provider to provide its usual syndicated loan numbering identification services.

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(b)The Parties acknowledge and agree that each identification number assigned to this Agreement, the Facility and/or an Obligor by a numbering service provider and the information associated with each such number may be disclosed to users of its services in accordance with the standard terms and conditions of that numbering service provider.
(c)The Facility Agent must notify each Obligor and the other Finance Parties of:
(i)the name of any numbering service provider appointed by the Facility Agent in respect of this Agreement, the Facility and/or an Obligor; and
(ii)the number or, as the case may be, numbers assigned to this Agreement, the Facility and/or an Obligor by such numbering service provider.
29.4Entire agreement
This Clause:
(a)constitutes the entire agreement between the Parties in relation to the obligations of the Finance Parties under the Finance Documents regarding Confidential Information; and
(b)supersedes any previous agreement, whether express or implied, regarding Confidential Information.
29.5Inside information
Each of the Finance Parties acknowledges that some or all of the Confidential Information is or may be price-sensitive information and that the use of such information may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and each of the Finance Parties undertakes not to use any Confidential Information for any unlawful purpose.
29.6Notification of disclosure
Each of the Finance Parties agrees (to the extent permitted by law and regulation) to inform the Company:
(a)of the circumstances of any disclosure of Confidential Information made pursuant to paragraph (b)(v) of Clause 29.2 (Disclosure of Confidential Information) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(b)upon becoming aware that Confidential Information has been disclosed in breach of this Clause.
29.7Continuing obligations
The obligations in this Clause are continuing and, in particular, will survive and remain binding on each Finance Party for a period of 12 months from the earlier of:
(a)the date on which all amounts payable by an Obligor under or in connection with this Agreement have been paid in full and all Commitments have been cancelled or otherwise cease to be available; and
(b)if a Finance Party otherwise ceases to be a Finance Party, the Final Maturity Date.

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30.CONFIDENTIALITY OF FUNDING RATES AND REFERENCE BANK QUOTATIONS
30.1Confidentiality and disclosure
(a)The Facility Agent and each Obligor agree to keep each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) confidential and not to disclose it to anyone, save to the extent permitted by paragraphs (b), (c) and (d) of this Clause 30.1.
(b)The Facility Agent may disclose:
(i)any Funding Rate (but not, for the avoidance of doubt, any Reference Bank Quotation) to the Company pursuant to Clause 8.4 (Notification of rates of interest); and
(ii)any Funding Rate or any Reference Bank Quotation to any person appointed by it to provide administration services in respect of one or more of the Finance Documents to the extent necessary to enable such service provider to provide those services if the service provider to whom that information is to be given has entered into a confidentiality agreement substantially in the form of the LMA Master Confidentiality Undertaking for Use With Administration/Settlement Service Providers or such other form of confidentiality undertaking agreed between the Facility Agent and the relevant Lender or Reference Bank, as the case may be.
(c)The Facility Agent may disclose any Funding Rate or any Reference Bank Quotation, and each Obligor may disclose any Funding Rate, to:
(i)any of its Affiliates and any of its or their officers, directors, employees, professional advisers, auditors, partners and Representatives if any person to whom that Funding Rate or Reference Bank Quotation is to be given pursuant to this paragraph (i) is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no such requirement to so inform if the recipient is subject to professional obligations to maintain the confidentiality of that Funding Rate or Reference Bank Quotation or is otherwise bound by requirements of confidentiality in relation to it;
(ii)any person to whom information is required or requested to be disclosed by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances;
(iii)any person to whom information is required to be disclosed in connection with, and for the purposes of, any litigation, arbitration, administrative or other investigations, proceedings or disputes if the person to whom that Funding Rate or Reference Bank Quotation is to be given is informed in writing of its confidential nature and that it may be price-sensitive information except that there shall be no requirement to so inform if, in the opinion of the Facility Agent or the relevant Obligor, as the case may be, it is not practicable to do so in the circumstances; and
(iv)any person with the consent of the relevant Lender or Reference Bank, as the case may be.

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(d)The Facility Agent’s obligations in this Clause 30 relating to Reference Bank Quotations are without prejudice to its obligations to make notifications under Clause 8.4 (Notification of rates of interest) provided that (other than pursuant to paragraph (b)(i) of this Clause 30.1) the Facility Agent shall not include the details of any individual Reference Bank Quotation as part of any such notification.
30.2Related obligations
(a)The Facility Agent and each Obligor acknowledge that each Funding Rate (and, in the case of the Facility Agent, each Reference Bank Quotation) is or may be price-sensitive information and that its use may be regulated or prohibited by applicable legislation including securities law relating to insider dealing and market abuse and the Facility Agent and each Obligor undertake not to use any Funding Rate or, in the case of the Facility Agent, any Reference Bank Quotation for any unlawful purpose.
(b)The Facility Agent and each Obligor agree (to the extent permitted by law and regulation) to inform the relevant Lender or Reference Bank, as the case may be:
(i)of the circumstances of any disclosure made pursuant to paragraph (c)(ii) of Clause 30.1 (Confidentiality and disclosure) except where such disclosure is made to any of the persons referred to in that paragraph during the ordinary course of its supervisory or regulatory function; and
(ii)upon becoming aware that any information has been disclosed in breach of this Clause 30.
30.3No Event of Default
No Event of Default will occur under Clause 20.3 (Breach of other obligations) by reason only of an Obligor’s failure to comply with this Clause 30.
31.SET-OFF
(a)A Finance Party may set off any matured obligation owed to it by an Obligor under the Finance Documents (to the extent beneficially owned by that Finance Party) against any obligation (whether or not matured) owed by that Finance Party to that Obligor, regardless of the place of payment, booking branch or currency of either obligation. If the obligations are in different currencies, the Finance Party may convert either obligation at a market rate of exchange in its usual course of business for the purpose of the set-off. If either obligation is unliquidated or unascertained, the Finance Party may set off in an amount estimated by it in good faith to be the amount of that obligation.
(b)Each Obligor agrees to and confirms a Lender’s rights of banker’s lien and set-off under applicable law and nothing herein shall be deemed a waiver or prohibition of such right. Each Finance Party agrees to exercise such rights only after an Obligor’s failure to pay following proper demand and to promptly notify the relevant Obligor after any such set off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

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32.PRO RATA SHARING
32.1Redistribution
If any amount owing by an Obligor under this Agreement to a Finance Party (the recovering Finance Party) is discharged by payment, set-off or any other manner other than in accordance with this Agreement (a recovery), then:
(a)the recovering Finance Party must, within three Business Days, supply details of the recovery to the Facility Agent;
(b)the Facility Agent must calculate whether the recovery is in excess of the amount which the recovering Finance Party would have received if the recovery had been received and distributed by the Facility Agent under this Agreement; and
(c)the recovering Finance Party must pay to the Facility Agent an amount equal to the excess (the redistribution).
32.2Effect of redistribution
(a)The Facility Agent must treat a redistribution as if it were a payment by an Obligor under this Agreement and distribute it among the Finance Parties, other than the recovering Finance Party, accordingly.
(b)When the Facility Agent makes a distribution under paragraph (a) of this Clause 32.2, the recovering Finance Party will be subrogated to the rights of the Finance Parties that have shared in that redistribution.
(c)If and to the extent that the recovering Finance Party is not able to rely on any rights of subrogation under paragraph (b) of this Clause 32.2, the relevant Obligor will owe the recovering Finance Party a debt that is equal to the redistribution, immediately payable and of the type originally discharged.
(d)If:
(i)a recovering Finance Party must subsequently return a recovery, or an amount measured by reference to a recovery, to an Obligor; and
(ii)the recovering Finance Party has paid a redistribution in relation to that recovery, each Finance Party, on the request of the Facility Agent, must reimburse the recovering Finance Party all or the appropriate portion of the redistribution paid to that Finance Party, together with interest for the period while it held the redistribution. In this event, the subrogation in paragraph (b) of this Clause 32.2 will operate in reverse to the extent of the reimbursement.
32.3Exceptions
Notwithstanding any other term of this Clause, a recovering Finance Party need not pay a redistribution to the extent that:
(a)it would not, after the payment, have a valid claim against an Obligor in the amount of the redistribution and in the same quality and ranking (whether in case of the Insolvency Event or otherwise); or

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(b)it would be sharing with another Finance Party any amount which the recovering Finance Party has received or recovered as a result of legal or arbitration proceedings, where:
(i)the recovering Finance Party notified the Facility Agent of those proceedings; and
(ii)the other Finance Party had an opportunity to participate in those proceedings but did not do so or did not take separate legal or arbitration proceedings as soon as reasonably practicable after receiving notice of them.
33.SEVERABILITY
If a term of a Finance Document is or becomes illegal, invalid or unenforceable in any respect under any jurisdiction, that will not affect:
(a)the legality, validity or enforceability in that jurisdiction of any other term of the Finance Documents; or
(b)the legality, validity or enforceability in other jurisdictions of that or any other term of the Finance Documents.
34.COUNTERPARTS
Each Finance Document may be executed in any number of counterparts. This has the same effect as if the signatures on the counterparts were on a single copy of the Finance Document.
35.NOTICES
35.1Giving of notices
(a)All notices or other communications under or in connection with the Finance Documents shall be given in writing and, unless otherwise stated, may be made by letter or facsimile.
(b)Except as provided in this Clause 35, any such notice will be deemed to be given as follows:
(i)if by letter, when delivered personally or on actual receipt; and
(ii)if by facsimile, when received in legible form.
However, a notice given in accordance with this Clause 35.1 but received on a non-working day or after business hours in the place of receipt will only be deemed to be given on the next working day in that place.
35.2Addresses for notices
(a)The address and facsimile number of the Company are:
Address:    U. S. Steel Košice, s.r.o.
        Vstupný areál U. S. Steel
        044 54 Košice
        Slovak Republic
Attention:    GM Credit and Banking
Fax:        +421 55 673 7704
E-mail:        mzupcanova@sk.uss.com; milanjusko@sk.uss.com
and copied to:

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Address:     United States Steel Corporation
        600 Grant Street, 61st Floor
        Pittsburgh, PA 15219
        United States of America
    Attention:    Treasurer and Chief Risk Officer
    Fax        +1 412 433 1167
    E-mail:        asjahn@uss.com; agcosnotti@uss.com
or such other as the Company may notify to the Facility Agent by not less than five Business Days’ notice.
(b)The address and facsimile number of the Guarantor are:
Address:     Ferroenergy s.r.o.
        Vstupný areál U. S. Steel
        044 54 Košice
        Slovak Republic
    Attention:    Director Financing and Economy
    Fax:        +421 55 673 4785
    E-mail:        egrecner@sk.uss.com; mharakal@sk.uss.com
and copied to:
Address:     United States Steel Corporation
        600 Grant Street, 61st Floor
        Pittsburgh, PA 15219
        United States of America
    Attention:    Treasurer and Chief Risk Officer
    Fax        +1 412 433 1167
    E-mail:        asjahn@uss.com; agcosnotti@uss.com
or such other as the Guarantor may notify to the Facility Agent by not less than five Business Days’ notice.
(c)The address and facsimile number of the Facility Agent are:

Office address:    Agency, P.O. Box 1800, 1000 BV Amsterdam, The Netherlands
Location Code:     AME B 04
Attention:    Agency / Rene van Versendaal / Herman Stegeman
Telephone:    +31 20 563 5015 / +31 20 676 8863
E-mail:    Agency.Services.AMS@ing.com
or such other as the Facility Agent may notify to the other Parties by not less than five Business Days’ notice.
35.3Communication through the Facility Agent
All formal communication under the Finance Documents to or from an Obligor must be sent through the Facility Agent.
35.4Communication when Facility Agent is Impaired Agent
If the Facility Agent is an Impaired Agent the parties may, instead of communicating with each other through the Facility Agent, communicate with each other directly and (while the Facility Agent is an

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Impaired Agent) all the provisions of the Finance Documents which require communications to be made or notices to be given to or by the Facility Agent shall be varied so that communications may be made and notices given to or by the relevant parties directly. This provision shall not operate after a replacement Facility Agent has been appointed.
35.5Electronic communication
(a)Any communication to be made between any two Parties under or in connection with the Finance Documents may be made by electronic mail or other electronic means (including, without limitation, by way of posting to a secure website) if those two Parties:
(i)notify each other in writing of their electronic mail address and/or any other information required to enable the transmission of information by that means; and
(ii)notify each other of any change to their address or any other such information supplied by them by not less than five Business Days’ notice.
(b)Any such electronic communication as specified in paragraph (a) above to be made between an Obligor and a Finance Party may only be made in that way to the extent that those two Parties agree that, unless and until notified to the contrary, this is to be an accepted form of communication.
(c)Any such electronic communication as specified in paragraph (a) above made between any two Parties will be effective only when actually received (or made available) in readable form and in the case of any electronic communication made by a Party to the Facility Agent only if it is addressed in such a manner as the Facility Agent shall specify for this purpose.
(d)Any electronic communication which becomes effective, in accordance with paragraph (c) above, after 5:00 p.m. in the place in which the Party to whom the relevant communication is sent or made available has its address for the purpose of this Agreement shall be deemed only to become effective on the following day.
(e)Any reference in a Finance Document to a communication being sent or received shall be construed to include that communication being made available in accordance with this Clause 35.5.
35.6Use of websites
(a)The Company may satisfy its obligation under this Agreement to deliver any information in relation to those Lenders (the Website Lenders) who accept this method of communication by posting this information onto an electronic website designated by the Company and the Facility Agent (the Designated Website) if:
(i)the Facility Agent expressly agrees (after consultation with each of the Lenders) that it will accept communication of the information by this method;
(ii)both the Company and the Facility Agent are aware of the address of and any relevant password specifications for the Designated Website; and
(iii)the information is in a format previously agreed between the Company and the Facility Agent.
(b)If any Lender (a Paper Form Lender) does not agree to the delivery of information electronically then the Facility Agent shall notify the Company accordingly and the Company shall supply the information to the Facility Agent (in sufficient copies for each

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Paper Form Lender) in paper form. In any event the Company shall supply the Facility Agent with at least one copy in paper form of any information required to be provided by it.
(c)The Facility Agent shall supply each Website Lender with the address of and any relevant password specifications for the Designated Website following designation of that website by the Company and the Facility Agent.
(d)The Company shall promptly upon becoming aware of its occurrence notify the Facility Agent if:
(i)the Designated Website cannot be accessed due to technical failure;
(ii)the password specifications for the Designated Website change;
(iii)any new information which is required to be provided under this Agreement is posted onto the Designated Website;
(iv)any existing information which has been provided under this Agreement and posted onto the Designated Website is amended; or
(v)the Company becomes aware that the Designated Website or any information posted onto the Designated Website is or has been infected by any electronic virus or similar software.
(e)If the Company notifies the Facility Agent under paragraph (d)(i) or paragraph (d)(v) of this Clause 35.6, all information to be provided by the Company under this Agreement after the date of that notice shall be supplied in paper form unless and until the Facility Agent and each Website Lender is satisfied that the circumstances giving rise to the notification are no longer continuing.
36.LANGUAGE
(a)Any notice given in connection with a Finance Document must be in English.
(b)Any other document provided in connection with a Finance Document must be:
(i)in English; or
(ii)(unless the Facility Agent otherwise agrees) accompanied by a certified English translation. In this case, the English translation prevails unless the document is a statutory or other official document.
37.CONTRACTUAL RECOGNITION OF BAIL-IN
Notwithstanding any other term of any Finance Document or any other agreement, arrangement or understanding between the Parties, each Party acknowledges and accepts that any liability of any Party to any other Party under or in connection with the Finance Documents may be subject to Bail-In Action by the relevant Resolution Authority and acknowledges and accepts to be bound by the effect of:
(a)any Bail-In Action in relation to any such liability, including (without limitation):
(i)a reduction, in full or in part, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability;

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(ii)a conversion of all, or part of, any such liability into shares or other instruments of ownership that may be issued to, or conferred on, it; and
(iii)a cancellation of any such liability; and
(b)a variation of any term of any Finance Document to the extent necessary to give effect to any Bail-In Action in relation to any such liability.
In this Clause:
140Bail-In Action means the exercise of any Write-down and Conversion Powers.
141Bail-In Legislation means:
(i)in relation to an EEA Member Country which has implemented, or which at any time implements, Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms, the relevant implementing law or regulation as described in the EU Bail-In Legislation Schedule from time to time; and
(ii)in relation to any other state, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.
142EEA Member Country means any member state of the European Union, Iceland, Liechtenstein and Norway.
143EU Bail-In Legislation Schedule means the document described as such and published by the Loan Market Association (or any successor person) from time to time.
144Resolution Authority means any body which has authority to exercise any Write-down and Conversion Powers.
145Write-down and Conversion Powers means:
(i)in relation to any Bail-In Legislation described in the EU Bail-In Legislation Schedule from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; and
(ii)in relation to any other applicable Bail-In Legislation:
(A)any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and
(B)any similar or analogous powers under that Bail-In Legislation.

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38.GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
39.ENFORCEMENT
39.1Jurisdiction
(a)The English courts have exclusive jurisdiction to settle any dispute including a dispute relating to non-contractual obligations arising out of or in connection with any Finance Document.
(b)References in this Clause to a dispute in connection with a Finance Document include any dispute as to the existence, validity or termination of that Finance Document.
39.2Service of process
Without prejudice to any other mode of service, each Obligor:
(a)irrevocably appoints The London Law Agency Limited, The Old Exchange, 12 Compton Road, Wimbledon, London SW19 7QD, England as its agent for service of process in relation to any proceedings before the English courts in connection with any Finance Document;
(b)agrees to maintain such an agent for service of process in England for so long as any amount is outstanding under this Agreement;
(c)agrees that failure by the process agent to notify an Obligor of the process will not invalidate the proceedings concerned;
(d)consents to the service of process relating to any such proceedings by the delivery a copy of the process at its address for the time being applying under Clause 35.2 (Addresses for notices); and
(e)agrees that if the appointment of any person mentioned in paragraph (a) of this Clause 39.2 ceases to be effective, each Obligor shall immediately appoint a further person in England to accept service of process on its behalf in England and, failing such appointment within 15 days, the Facility Agent is entitled to appoint such a person by notice to the relevant Obligor.
39.3Forum convenience and enforcement abroad
Each Obligor:
(a)waives objection to the English courts on grounds of inconvenient forum or otherwise as regards proceedings in connection with a Finance Document; and
(b)agrees that a judgment or order of an English court in connection with a Finance Document is conclusive and binding on it and may be enforced against it in the courts of any other jurisdiction.
39.4Waiver of immunity
Each Obligor irrevocably and unconditionally:

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(a)agrees not to claim any immunity from proceedings brought by a Finance Party against it in relation to a Finance Document and to ensure that no such claim is made on its behalf;
(b)consents generally to the giving of any relief or the issue of any process in connection with those proceedings; and
(c)waives all rights of immunity in respect of it or its assets.
39.5Waiver of trial by jury
Each party waives any right it may have to a jury trial of any claim or cause of action in connection with any finance document or any transaction contemplated by any finance document. This agreement may be filed as a written consent to trial by court.
39.6Alternative forms of dispute resolution
Each Slovak Finance Party in accordance with section 93b of the Slovak Banking Act hereby informs each Obligor that:
(a)if a Slovak Finance Party and an Obligor enter into an arbitration agreement, any disputes between these Parties arising from or in connection with this Agreement subject to such arbitration agreement may be, in addition to a complaints procedure or court proceedings, resolved in arbitration proceedings pursuant to the Slovak Act No. 244/2002 Coll. on arbitration proceedings; and
(b)if a Slovak Finance Party and an Obligor enter into an agreement to resolve disputes in mediation, any disputes between these Parties arising from or in connection with this Agreement subject to such agreement on mediation may be resolved in mediation pursuant to the Slovak Act No. 420/2004 Coll. on mediation.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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SCHEDULE 1
ORIGINAL LENDERS

Name of Original Lender	Commitments (in €)
ING Bank N.V. acting through ING Bank N.V., pobočka zahraničnej banky	65,000,000
Slovenská sporiteľňa, a.s.	65,000,000
Komerční banka, a.s. acting through Komerční banka, a.s., pobočka zahraničnej banky	65,000,000
UniCredit Bank Czech Republic and Slovakia, a.s. acting through UniCredit Bank Czech Republic and Slovakia, a.s., pobočka zahraničnej banky	35,000,000
Československá obchodná banka, a.s.	35,000,000
Citibank Europe plc acting through Citibank Europe plc, pobočka zahraničnej banky	35,000,000
Total Commitments	€300,000,000

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SCHEDULE 2
CONDITIONS PRECEDENT DOCUMENTS

1.A copy of the constitutional documents of each Obligor.
2.A specimen of the signature of each person authorised to sign the Finance Documents on behalf of each Obligor and to sign and/or despatch all documents and notices to be signed and/or despatched by each Obligor under or in connection with this Agreement.
3.Evidence that the process agent referred to in Clause 39.2 (Service of process) has accepted its appointment under that Clause.
4.An extract from each Obligor’s entry in the Commercial Registry, sealed/stamped by the applicable Commercial Registry, as at a date no earlier than 10 days prior to the date of the Agreement and certified by an authorised signatory of the relevant Obligor, as at a date no earlier than the date of this Agreement, confirming the accuracy of all facts shown in the extract, except with respect to the attached amendments which have been filed with the Commercial Registry.
5.A copy of any other authorisation or other document, opinion or assurance that the Facility Agent, acting reasonably, considers to be necessary or desirable in connection with the entry into and performance of, and the transactions contemplated by, any Finance Document or for the validity and enforceability of any Finance Document.
6.A copy of an extract from the register of public sector partners (register partnerov verejného sektora) evidencing registration of each Obligor in the register of public sector partners pursuant to the Slovak Public Sector Partners Act.
7.A certificate of an authorised signatory of U. S. Steel certifying that each Obligor is a 100% owned Subsidiary of U. S. Steel.
8.A certificate of an authorised signatory of each Obligor certifying that each copy document delivered under this Schedule 2 with respect to that Obligor is correct, complete and in full force and effect as at a date no earlier than the date of this Agreement.
9.    A legal opinion of a legal adviser to the Company in the Republic, substantially in the form of Schedule 6 (Form of Legal opinion of legal adviser to the Company in respect of this Agreement), addressed to the Finance Parties;
(b)a legal opinion of Allen & Overy LLP, legal advisers to ING Bank N.V. as Mandated Lead Arranger in relation to the laws of England, substantially in the form of Schedule 7 (Form of English legal opinion), addressed to the Finance Parties; and
(c)a legal opinion of Allen & Overy Bratislava, s.r.o., legal advisers to ING Bank N.V. as Mandated Lead Arranger in relation to the laws of the Republic, substantially in the form of Schedule 8 (Form of Slovak legal opinion), addressed to the Finance Parties.
10.Evidence that the Existing Facility has been irrevocably cancelled in full.
11.Fee Letter in relation to the arrangement fees.
12.Fee Letter in relation to the Facility Agent’s fees.

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13.Evidence that all fees and expenses then due and payable from the Company under this Agreement have been or will be paid by the first Utilisation Date.
14.The audited consolidated financial statements of the Company for the financial year ended 31 December 2020.
15.The Guarantor’s audited unconsolidated balance sheets and income statements for its financial year ended 31 December 2020.

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SCHEDULE 3
FORM OF REQUEST
To:    [FACILITY AGENT] as Facility Agent
From:    U. S. Steel Košice, s.r.o.
Date:    []
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)
1.We refer to the Agreement. This is a Request.
2.We wish to borrow a Loan on the following terms:
(a)Utilisation Date:     [];
(b)Amount/currency:     [];
(c)Term:    [].
3.Our payment instructions are:     [].
4.We confirm that each condition precedent under the Agreement that must be satisfied on the date of this Request is so satisfied.
5.This Request is irrevocable.
6.With reference to clause 17.6 (Notification of Default) of the Agreement, we [confirm that no change referred to in clause 17.6 (Notification of Default) of the Agreement has occurred since [the date of the Agreement/the date of our preceding Request]1/attach the up-to-date list of participants of the Company].2

By:
[]
1     Delete as applicable.
2     Delete as applicable.

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SCHEDULE 4
FORM OF COMPLIANCE CERTIFICATE
To:    [FACILITY AGENT] as Facility Agent
From:    U. S. Steel Košice, s.r.o.
Date:    []
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)
1.We refer to the Agreement. This is a Compliance Certificate. Terms defined in the Agreement have the same meaning in this Compliance Certificate unless given a different meaning in this Compliance Certificate.
2.We confirm that as at [relevant Measurement Date or for the Measurement Period] for the period ending on that date:
(a)EBITDA is [];
(b)Total Assets is [];
(c)Total Stockholders’ Equity is [];
(d)Subordinated Intercompany Indebtedness is [];
(e)Cash and Cash Equivalents are []; and
(f)Net Debt is [];
therefore:
(i)Net Debt is [] x EBITDA; and
(ii)Total Stockholders’ Equity and Subordinated Intercompany Indebtedness is [] per cent. of Total Assets.
3.We set out below calculations establishing the figures in paragraph 2 above:
[].
4.For purposes of calculating EBITDA for the Measurement Period referred to in paragraph 2 above, the following additions and/or exclusions have been made to and/or from (as the case may be) the profit (loss) of the Group before interest and taxation: [].
5.[We confirm that as at [relevant Measurement Date] [no Default is continuing]/[the following Default[s] [is/are] continuing and the following steps are being taken to remedy [it/them]:
    []].]
By:
[]

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SCHEDULE 5
FORM OF TRANSFER CERTIFICATE
To:    [FACILITY AGENT] as Facility Agent
From:    [EXISTING LENDER] (the Existing Lender) and [NEW LENDER] (the New Lender)
Date:    []
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated 26 September 2018 (as amended) (the Agreement)
We refer to the Agreement. This is a Transfer Certificate.
1.The Existing Lender transfers by novation to the New Lender the Existing Lender’s rights and obligations referred to in the following Schedule in accordance with the terms of the Agreement.
2.The proposed Transfer Date is [].
3.The administrative details of the New Lender for the purposes of the Agreement are set out in the Schedule.
4.The New Lender expressly acknowledges the limitations on the Existing Lender’s obligations in respect of this Transfer Certificate contained in the Agreement.
5.This Transfer Certificate may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Transfer Certificate.
6.This Transfer Certificate is governed by English law.

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THE SCHEDULE
Rights and obligations to be transferred by novation
[insert relevant details, including applicable Commitment (or part)]
Administrative details of the New Lender
[insert details of Facility Office, address for notices and payment details etc.]

[EXISTING LENDER]	[NEW LENDER]
By:	By:
The Transfer Date is confirmed by the Facility Agent as [].
[FACILITY AGENT]
By:

Accepted:
U. S. Steel Košice, s.r.o.
By:
By:

Note: It is the responsibility of each New Lender to ascertain whether any other document or formality is required to perfect the transfer contemplated by this Transfer Certificate or to take the benefit of any interest in any security.

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SCHEDULE 6
FORM OF LEGAL OPINION OF LEGAL ADVISER TO THE COMPANY IN RESPECT OF THIS AGREEMENT
[letterhead of the Company] [place], [date]
To:     The Finance Parties named as original parties to the Agreement (as defined below)
Ladies and Gentlemen:
Re:    €300,000,000 Credit Agreement dated [ ] September 2021 with U. S. Steel Košice, s.r.o. as the borrower (the Agreement)
I am currently a [] of U. S. Steel Košice, s.r.o. (the Company) and have been educated and practice in the Slovak Republic. This opinion is being delivered in connection with the execution and delivery of the Agreement.
Capitalized terms that are used in this opinion letter that are not defined have the same meanings given to them in the Agreement.
In giving this opinion I have examined the following documents:
1.an executed copy of the Agreement;
2.the following corporate documents of the Company:
(a)an extract of the Company Register of the District Court Košice 1, Section Sro, insert No. 11711/V of [] in respect of the Company;
(b)a copy of the foundation agreement of the Company dated 7th June 2000; and
(c)a copy of the Memorandum of Association of the Company in full wording dated 17 February 2021;
3.the following corporate documents of Ferroenergy s.r.o. (the Guarantor):
(a)an extract of the Company Register of the District Court Košice 1, Section Sro, insert No. 40717/V of [] in respect of the Guarantor;
(b)a copy of the foundation agreement of the Guarantor dated 30th January 2017; and
(c)a copy of the foundation agreement of the Guarantor in full wording dated 29 June 2021.
I or persons under my supervision have examined originals or copies of all such documents, corporate records, certificates of public officials and other instruments and have conducted such other investigations of fact and law as they and I have deemed necessary or advisable for purposes of this opinion.
In rendering this opinion I made the following assumptions:
1.that the Parties (other than the Obligors) have taken all necessary actions (including corporate action) to authorise the entry into and performance of Agreement has and that the Agreement have been duly authorised, executed and delivered by or on behalf of each of the parties thereto Parties (other than the Obligors) in accordance with all applicable laws and their respective constitutional documents;

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2.the genuineness of all signatures on all documents, the authenticity and completeness of all documents submitted to me as originals and the completeness and conformity to the original documents of all documents submitted to me as copies; and
3.that the Agreement constitutes a legal, valid, binding and enforceable obligation of the Obligors in accordance with its terms under English law, and is binding on the Parties in accordance with English law;
4.that the Parties (other than the Obligors) have the requisite power, capacity and authority to enter into and perform the Agreement;
5.that the authorisation, execution, delivery and performance of the Agreement will not contravene any of the provisions of the constitutional documents of any Party (other than the Obligors);
6.that no provision of the laws of any jurisdiction other than the Slovak Republic affects the conclusions of the opinion (e.g. insofar as any obligation is binding on the Parties in accordance to be performed in any jurisdiction outside the Slovak Republic, its performance will not be illegal or ineffective by virtue of the law of, or contrary to public policy in, that jurisdiction); and
7.that the Parties (other than Obligors) have acted in good faith whilst entering into the Agreement.
This opinion is limited to the laws of the Slovak Republic currently in force and I have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction. I express no opinion on any EU Directives not implemented in the Slovak domestic law. I express no opinion as to matters of fact and/or commercial facts. This opinion is given subject to matters not disclosed to me and about which I have no knowledge. I assume that there are no matter of facts that would affect the conclusions in this opinion.
I have not advised as to matters of taxation law and practice.
Based on the foregoing and subject to the assumptions set out above and the following qualifications, I am of the opinion that, so far as the laws of the Slovak Republic is concerned at the date of this opinion:
1.Status.
(a)The Company is a limited liability company (spoločnosť s ručením obmedzeným), incorporated with limited liability under the laws of the Slovak Republic.
(b)The Guarantor is a limited liability company organised under the laws of the Slovak Republic.
2.Powers and authority.
(a)The Company has the corporate power and authority to enter into and perform the obligations expressed to be assumed by it under the Agreement and to borrow thereunder and has taken all necessary corporate action to authorise the execution and performance by the Company of the Agreement and the borrowing by the Company of the Loans. According to Section 13(4) and 133(3) of the Slovak Commercial Code, any restriction of the authority of a company’s statutory body to act for the company shall be ineffective vis-à-vis third parties (any disclosure of that restriction notwithstanding).
(b)The Guarantor has the corporate power to enter into and perform the obligations expressed to be assumed by it under the Agreement and to give guarantee thereunder and has taken all necessary corporate action to authorise the execution and performance of the Agreement. According to Section 13(4) and 133(3) of the Slovak Commercial Code, any restriction of

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the authority of a company’s statutory body to act for the company shall be ineffective vis-à-vis third parties (any disclosure of that restriction notwithstanding).
3.Execution. The Agreement has been duly executed and delivered by each Obligor.
4.Legal validity. The Agreement constitutes a legal, valid, binding and enforceable obligation of each Obligor in accordance with its terms and (subject to the preparation of the official translation into the Slovak language) is in the proper form for its enforcement in the courts of the Slovak Republic.
5.Non-conflict. The execution by any Obligor of the Agreement does not, and its performance of the Agreement will not, violate: (i) any mandatory provision of any Slovak law or regulation or the Constitution of the Slovak Republic; (ii) the constitutional documents of the Company referred to in paragraphs 2(a) to (c) of the section “Documents” above or in case of the Guarantor, the constitutional documents of the Guarantor referred to in paragraphs 3(a) to (c) of the section “Documents” above or (iii) any other agreement, document or obligation that is binding upon any Obligor or any of its Assets.
6.Consents. No authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations or other requirements of governmental, judicial or public bodies and authorities of the Slovak Republic are required in connection with any Obligor’s entry into or performance of the Agreement, or for its validity or enforceability against any Obligor.
7.Signatories. Ing. Silvia Gaálová, FCCA and JUDr. Elena Petrášková, LL.M have the right and power to execute the Agreement and to give any notices to the Facility Agent under the Agreement on behalf of each Obligor.
8.Pari passu ranking. The obligations of any Obligor under the Agreement rank at least pari passu with all its other present or future unsecured and unsubordinated obligations save as provided under mandatory provisions of Slovak law.
9.Borrowing and guaranteeing limits.
(a)The borrowing of the full amount available under the Agreement will not cause any limit on the Company’s borrowing or other powers or on the exercise of such powers by its executives, whether imposed by the Company’s Memorandum of Association or similar document or by statute, regulation, or agreement, to be exceeded.
(b)The guaranteeing of all amounts under the Agreement will not cause any limit on the Guarantor’s guaranteeing or other powers or on the exercise of such powers by its executives, whether imposed by the Guarantor’s foundation agreement or similar document or by statute, regulation, or agreement, to be exceeded.
10.Stamp duties. Except for court fees and sworn translators’ fees payable in connection with proceedings to enforce the Agreement and for any applicable notarial charges, there are no stamp, transfer or registration fees or similar taxes, charges or duties payable in the Slovak Republic in connection with the execution or enforcement of the Agreement.
11.No immunity.
(a)Each Obligor is subject to civil and commercial law with respect to its obligations under the Agreement, and its entry into and performance of the Agreement constitutes private and commercial acts; and

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(b)neither any Obligor nor any of its assets located in the Slovak Republic enjoys any right of immunity from suit, attachment prior to judgment or other legal process in respect of its obligations under the Agreement.
12.Insolvency. None of the Obligors has been declared bankrupt or is subject to restructuring proceedings or temporary protection (dočasná ochrana) under Slovak Act No. 421/2020 Coll., as amended and no step has been or is being taken by any Obligor nor am I aware of any other step being taken in respect of any Obligor, for bankruptcy, restructuring, temporary protection or any similar proceedings in relation to any Obligor or any of its Assets.
13.Application of governing law. The choice of English law as the governing law of
(a)the Agreement would be upheld as a valid choice by the courts of the Slovak Republic subject to and in accordance with Regulation (EC) No. 593/2008 of 17 June 2008 on the law applicable to contractual obligations (Rome I) and provided that the relevant contractual obligation is within the scope of and the choice is permitted by Rome I; and
(b)any non-contractual obligations arising out of or in connection with the Agreement would be upheld as a valid choice by the courts of the Slovak Republic subject to and in accordance with Regulation (EC) No 864/2007 of 11 July 2007 (Rome II) and provided that the relevant non-contractual obligation is within the scope of and the choice is permitted by Rome II.
14.Submission to Jurisdiction. The submission by each Obligor to the jurisdiction of the English courts will be recognised as a valid and binding submission to jurisdiction in respect of the Agreement.
15.Enforcement of foreign judgments. A judgment duly obtained in the English courts shall be recognised and enforced by the courts of the Slovak Republic insofar as it is in accordance with and pursuant to the Hague Convention on Choice of Courts Agreements dated 30 June 2005 which entered into force on 1 October 2015.
16.Foreign currency judgments. A judgment duly obtained in the courts of England in respect of the Agreement given in Euros, and being enforced in the Slovak Republic in Euros respectively, would be implemented in Euros.
QUALIFICATIONS
This opinion is subject to the following qualifications:
1.The validity, enforceability and effectiveness against any Obligor of the Agreement, are limited by all bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally. Without limiting the generality of the foregoing, any liability of an Obligor, which liability at any time throughout its existence was, is or becomes owed by that Obligor to a person that is or was at any time in the past an “affiliated party” (spriaznená osoba) of that Obligor within the meaning of section 9 of the Slovak Bankruptcy Act (the related-party liability), (i) will be in the bankruptcy proceedings in the Slovak Republic relating to the assets of that Obligor automatically and fully subordinated to the liabilities owed by that Obligor to its unaffiliated creditors, and such related-party liability will not be satisfied in the bankruptcy proceedings (in full or in part) before full satisfaction of all other unsubordinated liabilities of that Obligor registered in said bankruptcy proceedings, (ii) may not be in the restructuring proceedings in the Slovak Republic relating to the assets of that Obligor satisfied in the same or better manner than any other unsubordinated liability owed by that Obligor to its unaffiliated creditors registered in said restructuring proceedings and (iii) any Security Interest over the assets of that Obligor will be, to the extent securing such related-party liability, disregarded in the relevant bankruptcy or restructuring proceedings in the Slovak Republic..

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2.If a debtor (such as an Obligor) is registered in the public sector partners register (the Register) under the Slovak Act No. 315/2016 Coll. on the register of public sector partners, as amended or it has been registered in the Register in the past five years prior to the declaration of its bankruptcy or opening of its restructuring, the creditor of such debtor (other than a public administration body, bank, electronic money institution, insurance company, reinsurance company, health insurance company, asset management company, securities broker, stock exchange or central depository of securities) and whose claims against such debtor exceed the aggregate amount of EUR1,000,000 is considered to be such debtor’s affiliated party within the meaning of section 9 of the Slovak Bankruptcy Act until it evidences to such debtor’s insolvency administrator that it has been registered in the Register. On this basis, if bankruptcy of such debtor is declared or restructuring of such debtor is opened, such creditor will be required to register in the Register; otherwise it will be regarded as such debtor’s affiliated party and such debtor’s liabilities will be considered related-party liability with the consequences mentioned in paragraph (1) above. However, the exceptions referring to various entities listed above only apply to Slovak entities within the relevant designation in the Slovak Bankruptcy Act.
3.References in this opinion to the term “enforceable” mean that each obligation or document is of a type and form that the Slovak courts would enforce. It is not certain, however, that each obligation or document will be enforced in accordance with its terms in every circumstance, enforcement being subject to inter alia the nature of the remedies available in the Slovak courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the provisions of other principles of law of general application (such as e.g. the concept of fair business conduct) and all limitations resulting from the laws of bankruptcy, insolvency, liquidation, forced administration, any statutes of limitation and lapse of time or other laws affecting generally the enforcement of creditors’ rights.
4.Any subsidies or other funds obtained by an Obligor from the state budget or from the budget of the European Union or any assets purchased from funds originated from the state budget are immune from attachment and from execution and would not be available to creditors in any enforcement proceedings.
5.Under the Slovak Act No. 202/1995 Coll. on Foreign Exchange Transactions, as amended:
(a)if a foreign exchange emergency (núdzový stav v devízovom hospodárstve) is declared by the Government of the Slovak Republic, payments in foreign currency or abroad generally may be suspended for the duration of such emergency (not to exceed three months at any one time); and
(b)transactions: (i) between Slovak foreign exchange residents (such as an Obligor) and foreign exchange non-residents; or (ii) involving foreign currencies; or (iii) involving opening and maintenance of bank accounts outside the Slovak Republic; may trigger statutory reporting obligations on the part of the Slovak foreign exchange resident towards Slovak foreign exchange authorities.
6.The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.
7.Slovak courts may not give effect to any indemnity for legal costs incurred by a litigant in proceedings before Slovak courts.
8.There could be circumstances in which a Slovak court would not treat as conclusive those certificates and determinations which the Agreement states to be so treated.
9.Slovak court may declare that it does not have jurisdiction if the civil proceedings concerning the same or a similar matter have already been commenced by a foreign court or an arbitration tribunal.

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10.Under the provisions of Rome I and Rome II, a foreign law may not be applied as the governing law of a particular contractual or non-contractual obligation agreed to be governed by a foreign law, or enforced, if such application is manifestly incompatible with the public policy (verejný poriadok).
11.Any provision in the Agreement that has the effect of imposing an obligation based on or resulting from any law or regulation that is the subject of the EU blocking regulation (Regulation (EC) No 2271/1996) or any other anti-boycott law may be unlawful and unenforceable.
12.This opinion is subject to the direct or indirect effects of any sanctions or similar measures in relation to any party to the Agreement or any transaction contemplated by the Agreement. Any review of, or due diligence on, the direct or indirect effects of any sanctions or similar measures in relation to any party to the Agreement or the transactions contemplated by the Agreement is beyond the scope of this opinion.
13.The Slovak Act no. 62/2020 Coll., as amended, adopted in the state of emergency and other crisis situations in relation to COVID-19 outbreak, provides for moratorium on court hearings within duration of the state of emergency or a crisis situation where a court may proceed with hearings and public court meetings only to the extent necessary.
This opinion expresses Slovak legal concepts in English. Such concepts are not always capable of precise expression in English without an extensive comparative law analysis that would not be appropriate for an opinion of this kind.
This opinion is given exclusively in connection with the Agreement and for no other purpose. It is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is issued in understanding that I have no duty to notify any addressees of this opinion or any other person of any changes in Slovak law or its interpretation after the date of this opinion.
This opinion is given for the sole benefit of the persons to whom the opinion is addressed (each an Addressee). This opinion may not be disclosed to anyone else except that it may be disclosed, but only on the express basis that they may not rely on it, to any Affiliate, professional adviser, auditor or insurer of an Addressee or to any potential assignee, transferee and sub-participant of the Facility or as required by law or regulation.
Yours faithfully,

JUDr. Martin Husár
Head of Group Commercial Law – Sales, U. S. Steel Košice, s.r.o.

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SCHEDULE 7
FORM OF ENGLISH LEGAL OPINION
To:    The Finance Parties named original parties to the Agreement (as defined below).
[DATE]
Dear Sirs,
U. S. Steel Košice, s.r.o. – as borrower and Ferroenergy s.r.o. as guarantor
- €300,000,000 credit agreement
dated [ ] September 2021 (as amended) (the Agreement)
We have acted as legal advisers as to the laws of England to ING Bank N.V. (the Client) in connection with the Agreement. In this matter we have taken instructions solely from the Client.
1.Definitions
Unless otherwise defined in this opinion, capitalised terms used in this opinion have the meanings given to them in the Agreement.
2.Documents
For the purposes of this opinion, we have examined the Agreement (in pdf electronic format). We have not examined any other documents or records.
3.Assumptions
We assume that:
(a)the Agreement has been duly authorised and entered into by each party to it;
(b)all signatures and documents are genuine and all copies conform to the original documents;
(c)all documents are and remain up-to-date;
(d)any applicable financial services regulatory requirements have been complied with;
(e)the procedures for signing the Agreement set out in any “Mercury” compliant signing instructions have been complied with;
(f)the Agreement is a legal, valid, binding and enforceable obligation of each party to it other than, so far as the laws of England are concerned, each Obligor;
(g)so far as the laws of the Slovak Republic are concerned, the Agreement is a legal, valid, binding and enforceable obligation of each Obligor and, in this regard, we refer you to the copies of the legal opinions listed in paragraphs 9(a) and 9(c) of Schedule 2 (Conditions precedent documents) to the Agreement;
(h)no foreign law affects the conclusions stated below; and
(i)there are no facts which have not been disclosed to us by any person which would affect this opinion.

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4.Opinion
Subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that, so far as the present laws of England are concerned:
(a)Binding obligations: The Agreement constitutes a legal, valid, binding and enforceable obligation of each Obligor.
(b)Consents: No authorisations of governmental, judicial or public bodies or authorities in England are required by any Obligor in connection with the performance, validity or enforceability of its payment obligations under the Agreement.
(c)Registration requirements: It is not necessary or advisable to file, register or record the Agreement with any governmental, judicial or public body or authority in England.
(d)Stamp duties: No stamp, registration or similar tax is payable in England in respect of the execution or delivery of the Agreement.
(e)Choice of law: The choice of English law as the governing law of:
(i)the contractual obligations under the Agreement would be upheld as a valid choice by the courts of England; and
(ii)any non-contractual obligations arising out of or in connection with the Agreement would be upheld as a valid choice by the courts of England, provided that the choice was freely negotiated and all the parties are pursuing a commercial activity.
5.Qualifications
This opinion is subject to the following qualifications:
(a)This opinion is subject to the direct or indirect effects of any sanctions or similar measures in relation to any party to the Agreement or any transaction contemplated by the Agreement. Any review of, or due diligence on, the direct or indirect effects of any sanctions or similar measures in relation to any party to the Agreement or the transactions contemplated by the Agreement is beyond the scope of this opinion.
(b)This opinion relates solely to (i) the laws of England in force and HM Revenue & Customs’ published practice as at the date of this opinion and (ii) the matters expressly covered in the opinion paragraphs set out above. We have no obligation to notify any Addressee of any change in English law (or HM Revenue & Customs’ practice) or its application after the date of this opinion.
(c)This opinion is subject to all laws in any jurisdiction relating to insolvency, resolution, bankruptcy, administration, liquidation, moratorium, composition, compromise or arrangement with creditors (or any class of creditors), and any other laws relating to or affecting the rights of creditors generally or any class of creditors and any laws relating to the avoidance of transactions defrauding creditors.
(d)No opinion is expressed on matters of fact or regulatory capital matters. Nothing in this opinion prevents an addressee from using this opinion for its regulatory capital purposes based on its own assessment that this opinion is sufficient for such purpose.
(e)Except as expressly set out in paragraph 4(d) of this opinion, no opinion is expressed on tax matters (and none is implied or may be inferred).

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(f)Any provision in the Agreement that has the effect of restricting an Obligor’s choice of statutory auditor may be or become void.
(g)Where the parties have chosen the governing law of a particular country, the English courts may:
(i)apply provisions of the laws of another country that cannot be derogated from by agreement if all other elements relevant to the situation are located in that one country only;
(ii)in relation to contractual obligations, give effect to overriding mandatory laws of another country if obligations arising out of the Agreement must be or have been performed in that country insofar as those overriding mandatory laws render performance unlawful; and
(iii)in relation to contractual obligations, have regard to the law of the place of performance of an obligation in relation to the manner of performance.
(h)In respect of the agreement by an Obligor to the jurisdiction of the English courts in the Agreement, an English court may decline jurisdiction or stay or dismiss proceedings before it in some circumstances.
(i)The term enforceable means that a document is of a type and in a form enforced by the English courts. It does not mean that each obligation will be enforced in accordance with its terms. Certain rights and obligations may be qualified by the non-conclusivity of certificates, doctrines of good faith and fair conduct, the availability of equitable remedies, state or sovereign immunity and other matters, but in our view these qualifications would not defeat your legitimate expectations in any material respect.
(j)Any provision in the Agreement that has the effect of imposing an obligation based on or resulting from any law or regulation that is the subject of Council Regulation (EC) No 2271/1996 of 22 November 1996 (as amended) as it forms part of retained EU law under the European Union (Withdrawal) Act 2018 or any other anti-boycott law may be unlawful and unenforceable.
This opinion is given for the sole benefit of the persons to whom the opinion is addressed (each an Addressee). This opinion may not be disclosed to anyone else except that it may be disclosed, but only on the express basis that they may not rely on it, to any Affiliate, professional adviser, auditor or insurer of an Addressee or to any potential assignee, transferee and sub-participant of the Facility, or to any tax or regulatory authority having jurisdiction over the Addressee or any of its Affiliates or as required by law or regulation.
Yours faithfully,
[]
Allen & Overy LLP

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SCHEDULE 8

FORM OF SLOVAK LEGAL OPINION
To:    The Finance Parties named original parties to the Agreement (as defined below).
Bratislava, [Date]
Dear Sirs,
U. S. Steel Košice, s.r.o. (the Company) - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)
We have acted as legal advisers as to the laws of the Slovak Republic to ING Bank N.V., Bijlmerdreef 106, 1102CT Amsterdam, The Netherlands (the Client) in connection with the Agreement. In this matter we have taken instructions solely from the Client.
Terms defined in the Agreement and not defined otherwise herein shall have the same meanings when used in this opinion as they have in the Agreement.
DOCUMENTS
For the purposes of this opinion, we have examined the copies of following documents:
1.the Agreement;
2.the following corporate documents of the Company, certified by an authorised signatory for and on behalf of the Company as being true, correct and complete and in full force and effect as at a date no earlier than the date of the Agreement:
(a)an extract of the Company Register of the District Court Košice 1, Section Sro, insert No. 11711/V dated [] in respect of the Company;
(b)a copy of the Foundation Deed (spoločenská zmluva) of the Company dated 7 June 2000 (original wording); and
(c)a copy of the Memorandum of Association (zakladateľská listina) of the Company in full wording dated 17 February 2021 (consolidated wording);
3.the following corporate documents of Ferroenergy s.r.o.(the Guarantor), certified by an authorised signatory for and on behalf of the Guarantor as being true, correct and complete and in full force and effect as at a date no earlier than the date of the Agreement:
(a)an extract of the Company Register of the District Court Košice 1, Section Sro, insert No. 40717/V dated []in respect of the Guarantor;
(b)a copy of the Foundation Deed (spoločenská zmluva) of the Guarantor dated 30 January 2017 (original wording); and
(c)a copy of the Foundation Deed (spoločenská zmluva) of the Guarantor in full wording dated 29 June 2021 (consolidated wording);
For the purposes of this opinion we have made, on the date of this opinion, a search (the Insolvency Search) in the Slovak Commercial Bulletin maintained by the Ministry of Justice of the Slovak Republic pursuant to the Slovak Act. No. 200/2001 Coll. on the commercial bulletin, as amended (the Commercial Bulletin).

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Except as stated above, we have not examined any other contracts or documents or any corporate or other records.
ASSUMPTIONS
In giving this opinion we have assumed:
(a)that the Parties (other than the Obligors) have taken all necessary actions (including corporate action) to authorise the entry into and performance of Agreement and that the Agreement have been duly authorised, executed and delivered by or on behalf of the Parties (other than the Obligors) in accordance with all applicable laws and their respective constitutional documents;
(b)the genuineness of all signatures on all documents, the authenticity and completeness of all documents submitted to us as originals and the completeness and conformity to the original documents of all documents submitted to us as copies;
(c)that the documents referred to in paragraphs 2 and 3 above were at their date, and remain, accurate and are in full force and effect;
(d)that the Agreement, and the transactions contemplated thereby, constitute legal, valid, binding and enforceable obligations of the Parties (including the Obligors) in accordance with its terms under English law;
(e)that the Parties (other than the Obligors) have the requisite power, capacity and authority to enter into and perform the Agreement;
(f)that the authorisation, execution, delivery and performance of the Agreement will not contravene any of the provisions of the constitutional documents of any Party (other than the Obligors);
(g)that no provision of the laws of any jurisdiction other than the Slovak Republic affects the conclusions of the opinion (e.g. insofar as any obligation is to be performed in any jurisdiction outside the Slovak Republic, its performance will not be illegal or ineffective by virtue of the law of, or contrary to public policy in, that jurisdiction);
(h)that the information registered in the Commercial Bulletin in respect of each Obligor (which do not constitute conclusive evidence as to the matters registered therein) and revealed in the Insolvency Search were at their date accurate, complete and correct;
(i)that no Finance Party is an “affiliated party” (spriaznená osoba) of an Obligor within the meaning of section 9 of the Slovak Bankruptcy Act;
(j)that any applicable financial services regulatory requirements have been complied with; and
(k)that all relevant documents for the purposes of our giving this opinion have been properly disclosed to us and that the Parties have acted in good faith whilst entering into the Agreement.
This opinion is limited to the law of the Slovak Republic currently in force and we have made no investigation and no opinion is expressed or implied as to the laws of any other jurisdiction. We express no opinion on any EU Directives not implemented in the Slovak domestic law. We express no opinion as to matters of fact and/or commercial facts. This opinion is given subject to matters not disclosed to us and about which we have no knowledge. We assume that there are no matters of fact that would affect the conclusions in this opinion.
We have not advised as to matters of taxation law and practice.

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OPINION
Based on the foregoing and subject to the assumptions set out above and the qualifications set out below, we are of the opinion that, so far as the laws of the Slovak Republic are concerned at the date of this opinion:
1.Status.
(a)The Company is a limited liability company (spoločnosť s ručením obmedzeným), incorporated with limited liability under the laws of the Slovak Republic.
(b)The Guarantor is a limited liability company (spoločnosť s ručením obmedzeným), incorporated with limited liability under the laws of the Slovak Republic.
2.Powers and authority.
(a)The Company has the corporate power to enter into and perform the obligations expressed to be assumed by it under the Agreement and to borrow thereunder and, subject to a duly passed resolution of the executives of the Company approving the terms of, and the transactions contemplated by the Agreement and authorising the relevant members of the Company’s statutory body to execute the Agreement on behalf of the Company, has taken all necessary corporate action to authorise the execution and performance of the Agreement. According to Section 13(4) and 133(3) of the Slovak Commercial Code, any restriction of the authority of a company’s statutory body to act for the company shall be ineffective vis-à-vis third parties (any disclosure of that restriction notwithstanding).
(b)The Guarantor has the corporate power to enter into and perform the obligations expressed to be assumed by it under the Agreement and to give guarantee thereunder, subject to a duly passed resolution of the executives and supervisory board of the Guarantor approving the terms of, and the transactions contemplated by the Agreement and authorising the relevant members of the Guarantor’s statutory body to execute the Agreement on behalf of the Guarantor, has taken all necessary corporate action to authorise the execution and performance of the Agreement. According to Section 13(4) and 133(3) of the Slovak Commercial Code, any restriction of the authority of a company’s statutory body to act for the company shall be ineffective vis-à-vis third parties (any disclosure of that restriction notwithstanding).
3.Legal validity. The Agreement constitutes legal, valid, binding and enforceable obligations of each Obligor in accordance with their terms and (subject to the preparation of the official translation into the Slovak language) is in the proper form for its enforcement in the courts of the Slovak Republic.
4.Non-conflict. The execution by any Obligor of the Agreement does not, and its performance of the Agreement will not, violate: (i) any mandatory provision of any Slovak law or regulation or the Constitution of the Slovak Republic; or (ii) the constitutional documents of the Company referred to in paragraphs 2(a) to (c) of the section “Documents” above or in case of the Guarantor, the constitutional documents of the Guarantor referred to in paragraphs 3(a) to (c) of the section “Documents” above.
5.Execution. The Agreement has been duly executed (podpísaná) by each Obligor.
6.Consents. No authorisations, approvals, consents, licences, exemptions, filings, registrations, notarisations or other requirements of governmental, judicial or public bodies and authorities of the Slovak Republic are required in connection with any Obligor’s entry into or performance of the Agreement, or for its validity or enforceability against any Obligor.

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7.No immunity. Neither any Obligors nor any of its assets located in the Slovak Republic enjoys any right of immunity from suit, attachment prior to judgment or other legal process in respect of its obligations under the Agreement.
8.Stamp duties. Except for court fees and sworn translators’ fees payable in connection with proceedings to enforce the Agreement and for any applicable notarial charges, there are no stamp, transfer or registration fees or similar taxes, charges or duties payable in the Slovak Republic in connection with the execution or enforcement of the Agreement.
9.Governing law. The choice of English law as the governing law of:
(a)the Agreement would be upheld as a valid choice by the courts of the Slovak Republic subject to and in accordance with Regulation (EC) No. 593/2008 of 17 June 2008 on the law applicable to contractual obligations (Rome I) and provided that the relevant contractual obligation is within the scope of and the choice is permitted by Rome I; and
(b)any non-contractual obligations arising out of or in connection with the Agreement would be upheld as a valid choice by the courts of the Slovak Republic subject to and in accordance with Regulation (EC) No 864/2007 of 11 July 2007 (Rome II) and provided that the relevant non-contractual obligation is within the scope of and the choice is permitted by Rome II.
10.Submission to jurisdiction. The submission by each Obligor to the jurisdiction of English courts will be recognised as a valid and binding submission to jurisdiction in respect of the Agreement.
11.Enforcement of foreign judgments. A judgment duly obtained in the English courts or the Slovak courts, as applicable, shall be recognised and enforced by the courts of the Slovak Republic insofar as it is in accordance with and pursuant to the Hague Convention on Choice of Courts Agreements dated 30 June 2005 which entered into force on 1 October 2015.
12.Foreign currency judgments. A judgment duly obtained in the courts of England in respect of the Agreement given in US Dollars or euros and being enforced in the Slovak Republic in US Dollars or euros respectively, would be implemented in US Dollars or euros respectively.
13.Insolvency. The Insolvency Search did not reveal that any Obligor is subject to bankruptcy, restructuring proceedings or temporary protection (dočasná ochrana) in the Slovak Republic.
QUALIFICATIONS
The qualifications to which this opinion is subject are as follows:
(a)The validity, enforceability and effectiveness against any Obligor of the Agreement, are limited by all bankruptcy, insolvency, moratorium and other laws affecting creditors’ rights generally. Without limiting the generality of the foregoing, any liability of an Obligor, which liability at any time throughout its existence was, is or becomes owed by that Obligor to a person that is or was at any time in the past an “affiliated party” (spriaznená osoba) of that Obligor within the meaning of section 9 of the Slovak Bankruptcy Act (the related-party liability), (i) will be in the bankruptcy proceedings in the Slovak Republic relating to the assets of that Obligor automatically and fully subordinated to the liabilities owed by that Obligor to its unaffiliated creditors, and such related-party liability will not be satisfied in the bankruptcy proceedings (in full or in part) before full satisfaction of all other unsubordinated liabilities of that Obligor registered in said bankruptcy proceedings and (ii) may not be in the restructuring proceedings in the Slovak Republic relating to the assets of that Obligor satisfied in the same or better manner than any other unsubordinated liability owed by that Obligor to its unaffiliated creditors registered in said restructuring proceedings and (iii) any Security Interest over the assets of that Obligor will be, to the extent securing such

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related-party liability, disregarded in the relevant bankruptcy or restructuring proceedings in the Slovak Republic.
(b)If a debtor (such as an Obligor) is registered in the public sector partners register (the Register) under the Slovak Act No. 315/2016 Coll. on the register of public sector partners, as amended or it has been registered in the Register in the past five years prior to the declaration of its bankruptcy or opening of its restructuring, the creditor of such debtor (other than a public administration body, bank, electronic money institution, insurance company, reinsurance company, health insurance company, asset management company, securities broker, stock exchange or central depository of securities) and whose claims against such debtor exceed the aggregate amount of EUR1,000,000 is considered to be such debtor’s affiliated party within the meaning of section 9 of the Slovak Bankruptcy Act until it evidences to such debtor’s insolvency administrator that it has been registered in the Register. On this basis, if bankruptcy of such debtor is declared or restructuring of such debtor is opened, such creditor will be required to register in the Register; otherwise it will be regarded as such debtor’s affiliated party and such debtor’s liabilities will be considered related-party liability with the consequences mentioned in paragraph (a) above. However, the exceptions referring to various entities listed above only apply to Slovak entities within the relevant designation in the Slovak Bankruptcy Act.
(c)Reference in paragraph 5 of the section “Opinion” to the Agreement having been “duly executed” on behalf of each Obligor means that the Agreement has been signed on behalf of each Obligor by persons that are listed as persons authorised to act on behalf and to bind upon the respective Obligor in the extract from the commercial registry of the respective Obligor referred to in paragraphs 2(a) and 3(a) (as applicable) in section “Documents” (the relevant commercial registry extracts).
(d)In this respect, we have completely relied on the relevant commercial registry extracts and we have not conducted any searches or investigations to verify their accuracy and up-to-date status. Our investigation with respect to the conclusion made in paragraph 5 of the section “Opinion” did not and cannot go beyond checking that the names of the Obligors’ signatories on the Agreement and the manner of their acting on behalf of the Obligors (being either individually or jointly) correspond with the names and manner of acting appearing in the relevant commercial registry extracts.
(e)References in this opinion to the term “enforceable” mean that each obligation or document is of a type and form which the Slovak courts would enforce. It is not certain, however, that each obligation or document will be enforced in accordance with its terms in every circumstance, enforcement being subject to inter alia the nature of the remedies available in the Slovak courts, the acceptance by such courts of jurisdiction, the power of such courts to stay proceedings, the provisions of other principles of law of general application (such as e.g. the concept of fair business conduct) and all limitations resulting from the laws of bankruptcy, insolvency, restructuring, liquidation, forced administration, any statutes of limitation and lapse of time or other laws affecting generally the enforcement of creditors’ rights.
(f)Any subsidies or other funds obtained from the state budget or from the budget of European Union or any assets purchased from funds originated from the state budget or from the budget of European Union are immune from attachment and from execution and would not be available to creditors in any enforcement proceedings.
(g)Under the Slovak Act No. 202/1995 Coll. on Foreign Exchange Transactions, as amended:
(i)if a foreign exchange emergency (núdzový stav v devízovom hospodárstve) is declared by the Government of the Slovak Republic, payments in foreign currency or abroad generally may be suspended for the duration of such emergency (not to exceed three months at any one time); and

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(ii)transactions: (i) between Slovak foreign exchange residents (such as an Obligor) and foreign exchange non-residents; or (ii) involving foreign currencies; or (iii) involving opening and maintenance of bank accounts outside the Slovak Republic; may trigger statutory reporting obligations on the part of the Slovak foreign exchange resident towards Slovak foreign exchange authorities.
(h)The effectiveness of terms exculpating a party from a liability or duty otherwise owed is limited by law.
(i)Slovak courts may not give effect to any indemnity for legal costs incurred by a litigant in proceedings before Slovak courts.
(j)There could be circumstances in which a Slovak court would not treat as conclusive those certificates and determinations which the Agreement states to be so treated.
(k)Slovak court may declare that it does not have jurisdiction if the civil proceedings concerning the same or a similar matter have already been commenced by a foreign court or an arbitration tribunal.
(l)Under the provisions of Rome I and Rome II, a foreign law may not be applied as the governing law of a particular contractual or non-contractual obligation agreed to be governed by a foreign law, or enforced, if such application is manifestly incompatible with the public policy (verejný poriadok).
(m)Any provision in the Agreement that has the effect of imposing an obligation based on or resulting from any law or regulation that is the subject of the EU blocking regulation (Regulation (EC) No 2271/1996) or any other anti-boycott law may be unlawful and unenforceable.
(n)This opinion is subject to the direct or indirect effects of any sanctions or similar measures in relation to any party to the Agreement or any transaction contemplated by the Agreement. Any review of, or due diligence on, the direct or indirect effects of any sanctions or similar measures in relation to any party to the Agreement or the transactions contemplated by the Agreement is beyond the scope of this opinion.
(o)The Slovak Act no. 62/2020 Coll., as amended, adopted in the state of emergency and other crisis situations in relation to COVID-19 outbreak, provides for moratorium on court hearings within duration of the state of emergency or a crisis situation where a court may proceed with hearings and public court meetings only to the extent necessary.
(p)
GENERAL
This opinion expresses Slovak legal concepts in English. Such concepts are not always capable of precise expression in English without the extensive comparative law analysis which would not be appropriate for an opinion of this kind.
This opinion is given exclusively in connection with the Agreement and for no other purpose. It is strictly limited to the matters set forth herein and no opinion may be inferred or implied beyond that expressly stated herein. This opinion is issued in understanding that we have no duty to notify any Addressees of this opinion or any other person of any changes in Slovak law or its interpretation after the date of this opinion.
This opinion is given for the sole benefit of the persons to whom the opinion is addressed (each an Addressee). This opinion may not be disclosed to anyone else except that it may be disclosed, but only on

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the express basis that they may not rely on it, to any Affiliate, professional adviser, auditor or insurer of an Addressee or to any potential assignee, transferee and sub-participant of the Facility or as required by law or regulation.
Yours faithfully,

Renátus Kollár
Advocate
Allen & Overy Bratislava, s.r.o.

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SCHEDULE 9
FORMS OF NOTIFIABLE DEBT PURCHASE TRANSACTION NOTICE
PART 1
FORM OF NOTICE ON ENTERING INTO NOTIFIABLE DEBT PURCHASE TRANSACTION
To:    [FACILITY AGENT] as Facility Agent
From:    [The Lender]
Dated:
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)
1.We refer to paragraph (b) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Affiliates of the Company) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.
2.We have entered into a Notifiable Debt Purchase Transaction.
3.The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to our Commitment amounting to €[].
[Lender]
By:

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PART 2
FORM OF NOTICE ON TERMINATION OF NOTIFIABLE DEBT PURCHASE TRANSACTION / NOTIFIABLE DEBT PURCHASE TRANSACTION CEASING TO BE WITH AFFILIATE OF COMPANY
To:    [FACILITY AGENT] as Facility Agent
From:    [The Lender]
Dated:
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)
1.We refer to paragraph (c) of Clause 28.2 (Disenfranchisement on Debt Purchase Transactions entered into by Affiliates of the Company) of the Agreement. Terms defined in the Agreement have the same meaning in this notice unless given a different meaning in this notice.
2.A Notifiable Debt Purchase Transaction which we entered into and which we notified you of in a notice dated [] has [terminated]/[ceased to be with an Affiliate of the Company].3
3.The Notifiable Debt Purchase Transaction referred to in paragraph 2 above relates to our Commitment amounting to €[].
[Lender]
By:
*    Delete as applicable.

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SCHEDULE 10
FORM OF ADDITIONAL COMMITMENT REQUEST NOTIFICATION
To:    [FACILITY AGENT] as Facility Agent
From:    U. S. Steel Košice, s.r.o as the Company
Date:    []
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)
1.We refer to the Agreement. This is an Additional Commitment Request Notification delivered pursuant to Clause 2.2 (Additional Commitments). Terms defined in the Agreement have the same meaning in this Additional Commitment Request Notification unless given a different meaning in this Additional Commitment Request Notification.
2.The Company, in advance of submitting an Additional Commitment Request pursuant to paragraph (a) of Clause 2.2 (Additional Commitments), in accordance with paragraph (a) of Clause 2.2 (Additional Commitments) notifies the Existing Lenders that it requests EUR[] as an Additional Commitment (as defined in Clause 2.2 (Additional Commitments)) and requests each Lender that wishes to participate in such Additional Commitment to notify the Company no later than [] Business Days following the date of this Additional Commitment Request Notification.
Company
U. S. Steel Košice, s.r.o.
By:

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SCHEDULE 11
FORM OF ADDITIONAL COMMITMENT REQUEST
To:    [FACILITY AGENT] as Facility Agent
From:    U. S. Steel Košice, s.r.o as the Company
Date:    []
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)
1.We refer to the Agreement. This is an Additional Commitment Request delivered pursuant to Clause 2.2 (Additional Commitments). Terms defined in the Agreement have the same meaning in this Additional Commitment Request unless given a different meaning in this Additional Commitment Request.
2.The Additional Commitment Lenders have agreed to commit to make available an Additional Commitment on the terms set out in this Additional Commitment Request:
(a)Additional Commitment Lenders: [];
(b)Borrower: the Company;
(c)Currency and amount: EUR[];
(d)Proposed date of increase: []; and
(e)Commitment of each Additional Commitment Lender: [insert split]
3.The Additional Commitment Lenders’ administrative details (Facility Office, address, fax number and attention details for notices and payment details etc):
(a)[]; and
(b)[].
4.By signing this letter, the Additional Commitment Lenders agree to commit the amount of the relevant Additional Commitments set out in the table at paragraph 2 above and agree to become Additional Commitment Lenders and to assume (and be bound by) the same obligations to each other Party and acquire the same rights against each other Party as each would have assumed or acquired had it been an original party to the Finance Documents with the relevant Additional Commitment set out in this letter.
5.This Additional Commitment Request and any non–contractual obligations arising out of or in connection with it are governed by English law.
6.This is a Finance Document.
7.This Additional Commitment Request may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of the Additional Commitment Request.

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We hereby agree and accept to be bound by the terms of this Additional Commitment Request and the Agreement.
Company
U. S. Steel Košice, s.r.o.
By:

Additional Commitment Lenders
[Names of Additional Commitment Lender]
By:

Acknowledged by:

[FACILITY AGENT] as Facility Agent

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SCHEDULE 12
ESG KPIS AND SPTS
[Omitted.]

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SCHEDULE 13
FORM OF INCREASE CONFIRMATION
To:    [FACILITY AGENT] as Facility Agent and U. S. Steel Košice, s.r.o. as Company, for and on behalf of each Obligor
2From:    [the Increase Lender] (the Increase Lender)
3Dated:    []
U. S. Steel Košice, s.r.o. - €300,000,000 Credit Agreement
dated [ ] September 2021 (as amended) (the Agreement)

1.We refer to the Agreement. This is an Increase Confirmation. Terms defined in the Agreement have the same meaning in this Increase Confirmation unless given a different meaning in this Increase Confirmation.
2.We refer to Clause 2.3 (Increase) of the Agreement.
3.The Increase Lender agrees to assume and will assume all of the obligations corresponding to the Commitment(s) specified in the Schedule (the Relevant Commitment(s)) as if it had been an Original Lender under the Agreement in respect of the Relevant Commitment(s).
4.The proposed date on which the increase in relation to the Increase Lender and the Relevant Commitment(s) is to take effect (the Increase Date) is [].
5.On the Increase Date, the Increase Lender becomes party to the Finance Documents as a Lender.
6.The Facility Office and address, fax number and attention details for notices to the Increase Lender for the purposes of Clause 35.2 (Addresses for notices) of the Agreement are set out in the Schedule.
7.The Increase Lender expressly acknowledges the limitations on the Lenders’ obligations referred to in paragraph (i) of Clause 2.3 (Increase) of the Agreement.
8.This Increase Confirmation may be executed in any number of counterparts and this has the same effect as if the signatures on the counterparts were on a single copy of this Increase Confirmation.
9.This Increase Confirmation and any non-contractual obligations arising out of or in connection with it are governed by English Law.
10.This Increase Confirmation has been entered into on the date stated at the beginning of this Increase Confirmation.

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THE SCHEDULE
Relevant Commitment(s)/rights and obligations to be assumed by the Increase Lender
4[insert relevant details]
5[Facility Office address, fax number and attention details for notices and account details for payments]
[Increase Lender]
By:
This Increase Confirmation is accepted by the Facility Agent and the Increase Date is confirmed as [].
Facility Agent
[FACILITY AGENT]
By:

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SIGNATORIES
The Company
U.S.STEEL KOŠICE, S.R.O.

By:	/s/ Silvia Gaálová	/s/ Elena Petrášková
Ing. Silvia Gaálová, FCCA		JUDr. Elena Petrášková, LLM
Company Executive		Company Executive

USSK 2021 – Facility Agreement – signature pages

The Guarantor
FERROENERGY S.R.O.

By:	/s/ Edvard Grečner	/s/ Ján Novák
Ing. Edvard Grečner, MBA		Ing. Ján Novák
Company Executive		Company Executive

USSK 2021 – Facility Agreement – signature pages

Mandated Lead Arranger
ING BANK N.V. acting through ING BANK N.V., POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Marian Tatár	/s/ Martin Borodovčák
Marian Tatár		Martin Borodovčák
Country Manager		Head of Clients

USSK 2021 – Facility Agreement – signature pages

Mandated Lead Arranger
SLOVENSKÁ SPORITEĽŇA, A.S.

By:	/s/ Dušan Devera	/s/ Roman Švanda
Dušan Devera		Roman Švanda
Senior Relationship Manager, Large Corporate Clients		Head of Large Corporates and Structured Finance Department

USSK 2021 – Facility Agreement – signature pages

Mandated Lead Arranger
KOMERČNÍ BANKA, A.S. acting through KOMERČNÍ BANKA, A.S., POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Katarina Kurucová	/s/ René Kačmarčik
Katarina Kurucová		René Kačmarčik
Foreign Bank Branch Director		Relationship Manager

USSK 2021 – Facility Agreement – signature pages

Mandated Lead Arranger
UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S. acting through UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S., POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Slavomír Mikloš	/s/ Ján Plačko
Slavomír Mikloš		Ján Plačko
Head of Large Corporate & Multinational Clients Slovakia		Relationship Manager Large Corporate & Multinational Clients Slovakia

USSK 2021 – Facility Agreement – signature pages

Lead Arranger
ČESKOSLOVENSKÁ OBCHODNÁ BANKA, A.S.

By:	/s/ Thomáš Korauš	/s/ Roman Lauko
Thomáš Korauš		Roman Lauko
Authorized Signatory		Authorised Signatory

USSK 2021 – Facility Agreement – signature pages

Lead Arranger
CITIBANK EUROPE PLC, acting through CITIBANK EUROPE PLC, POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Miroslav Krkoš	/s/ Peter Sobôtka
Miroslav Krkoš VP		Peter Sobôtka
Procura Holder

USSK 2021 – Facility Agreement – signature pages

Bookrunner and Coordinator
ING BANK N.V.

By:	/s/ HB van Doezum	/s/ W. Biewinga
HB van Doezum		W. Biewinga
Director		Director

USSK 2021 – Facility Agreement – signature pages

Original Lender
ING BANK N.V., acting through ING BANK N.V., POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Marian Tatár	/s/ Martin Borodovčák
Marian Tatár		Martin Borodovčák
Country Manager		Head of Clients

USSK 2021 – Facility Agreement – signature pages

Original Lender
SLOVENSKÁ SPORITEĽŇA, A.S.

By:	/s/ Dušan Devera	/s/ Roman Švanda
Dušan Devera		Roman Švanda
Senior Relationship Manager, Large Corporate Clients		Head of Large Corporates and Structured Finance Department

USSK 2021 – Facility Agreement – signature pages

Original Lender
KOMERČNÍ BANKA, A.S., acting through KOMERČNÍ BANKA, A.S., POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Katarina Kurucová	/s/ René Kačmarčik
Katarina Kurucová		René Kačmarčik
Foreign Bank Branch Director		Relationship Manager

USSK 2021 – Facility Agreement – signature pages

Original Lender
UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S., acting through UNICREDIT BANK CZECH REPUBLIC AND SLOVAKIA, A.S., POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Slavomír Mikloš	/s/ Ján Plačko
Slavomír Mikloš		Ján Plačko
Head of Large Corporate & Multinational Clients Slovakia		Relationship Manager Large Corporate & Multinational Clients Slovakia

USSK 2021 – Facility Agreement – signature pages

Original Lender
ČESKOSLOVENSKÁ OBCHODNÁ BANKA, A.S.

By:	/s/ Thomáš Korauš	/s/ Roman Lauko
Thomáš Korauš		Roman Lauko
Authorized Signatory		Authorised Signatory

USSK 2021 – Facility Agreement – signature pages

Original Lender
CITIBANK EUROPE PLC, acting through CITIBANK EUROPE PLC, POBOČKA ZAHRANIČNEJ BANKY

By:	/s/ Miroslav Krkoš	/s/ Peter Sobôtka
Miroslav Krkoš VP		Peter Sobôtka
Procura Holder

USSK 2021 – Facility Agreement – signature pages

Facility Agent
ING BANK N.V.

By:	/s/ K.A van Coblijn	/s/ M.S. Preuss
K.A van Coblijn		M.S. Preuss

USSK 2021 – Facility Agreement – signature pages

Documentation Agent
ING BANK N.V.

By:	/s/ HB van Doezum	/s/ W. Biewinga
HB van Doezum		W. Biewinga
Director		Director

USSK 2021 – Facility Agreement – signature pages

Sustainability Coordinator
ING BANK N.V.

By:	/s/ HB van Doezum	/s/ W. Biewinga
HB van Doezum		W. Biewinga
Director		Director

USSK 2021 – Facility Agreement – signature pages